                                                                     EXHIBIT 4.1

                                                               EXECUTION VERSION

                              INVACARE CORPORATION

                     AND EACH OF THE GUARANTORS PARTY HEREIN

           4.125% CONVERTIBLE SENIOR SUBORDINATED DEBENTURES DUE 2027

                                   ----------

                                    INDENTURE

                          Dated as of February 12, 2007

                                   ----------

                             Wells Fargo Bank, N.A.

                                     Trustee

                             CROSS-REFERENCE TABLE*

TRUST INDENTURE
  ACT SECTION                                                  INDENTURE SECTION
---------------                                                -----------------
310(a)(1)                                                             7.10
   (a)(3)                                                             N.A.
   (a)(4)                                                             N.A.
   (a)(5)                                                             N.A.
   (b)                                                             7.08, 7.10
   (c)                                                                N.A.
311(a)                                                                7.11
   (b)                                                                7.11
   (c)                                                                N.A.
312(b)                                                               13.03
   (c)                                                               13.03
313(a)                                                                7.06
   (b)                                                                7.06
   (c)                                                                7.06
314(a)                                                                4.02
   (a)(1)                                                             6.03
   (a)(4)                                                             4.03
   (b)                                                                N.A.
   (c)(1)                                                            13.04
   (c)(2)                                                            13.04
   (c)(3)                                                             N.A.
   (d)                                                                N.A.
315(a)                                                              7.01(b)
   (b)                                                                7.05
   (c)                                                              7.01(a)
   (d)                                                              7.01(c)
   (e)                                                                6.11
316(a)(1)(B)                                                          6.04

N.A. means not applicable.

*    This Cross-Reference Table is not part of the Indenture.

                                TABLE OF CONTENTS

                                                                            Page
                                                                            ----
                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01   Definitions...............................................     1
Section 1.02   Other Definitions.........................................    10
Section 1.03   Incorporation by Reference of Trust Indenture Act.........    11
Section 1.04   Rules of Construction.....................................    11
Section 1.05   Acts of Holders...........................................    12

                                    ARTICLE 2
                                 THE SECURITIES

Section 2.01   Form and Dating...........................................    13
Section 2.02   Execution and Authentication..............................    14
Section 2.03   Registrar, Paying Agent and Conversion Agent..............    14
Section 2.04   Paying Agent to Hold Money and Securities in Trust........    15
Section 2.05   Securityholder Lists......................................    15
Section 2.06   Transfer and Exchange.....................................    15
Section 2.07   Replacement Securities....................................    16
Section 2.08   Outstanding Securities; Determinations of Holders'
               Action....................................................    17
Section 2.09   Temporary Securities......................................    17
Section 2.10   Cancellation..............................................    18
Section 2.11   Persons Deemed Owners.....................................    18
Section 2.12   Global Securities.........................................    18
Section 2.13   CUSIP Numbers.............................................    22

                                    ARTICLE 3
                           REDEMPTION AND REPURCHASES

Section 3.01   Company's Right to Redeem; Notices to Trustee.............    22
Section 3.02   Selection of Securities to Be Redeemed....................    22
Section 3.03   Notice of Redemption......................................    23
Section 3.04   Effect of Notice of Redemption............................    24
Section 3.05   Deposit of Redemption Price...............................    24
Section 3.06   Securities Redeemed in Part...............................    24
Section 3.07   Repurchase of Securities by the Company at Option of the
               Holder....................................................    24
Section 3.08   Repurchase of Securities at Option of the Holder Upon a
               Fundamental Change........................................    26
Section 3.09   Effect of Repurchase Notice or Fundamental Change
               Repurchase Notice.........................................    28
Section 3.10   Deposit of Repurchase Price or Fundamental Change
               Repurchase Price..........................................    29
Section 3.11   Securities Purchased in Part..............................    29
Section 3.12   Covenant to Comply with Securities Laws upon Purchase of
               Securities................................................    30
Section 3.13   Repayment to the Company..................................    30

                                    ARTICLE 4
                                    COVENANTS

Section 4.01   Payment of Securities.....................................    30
Section 4.02   SEC and Other Reports.....................................    30
Section 4.03   Compliance Certificate....................................    31
Section 4.04   Further Instruments and Acts..............................    32
Section 4.05   Delivery of Certain Information...........................    32
Section 4.06   Additional Interest Notice................................    32
Section 4.07   Maintenance of Office or Agency...........................    32
Section 4.08   No Layering of Indebtedness...............................    33
Section 4.09   Guarantees................................................    33

                                    ARTICLE 5
                                SUCCESSOR PERSON

Section 5.01   When Company May Merge or Transfer Assets.................    33

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

Section 6.01   Events of Default.........................................    35
Section 6.02   Acceleration..............................................    36
Section 6.03   Other Remedies............................................    37
Section 6.04   Waiver of Past Defaults...................................    37
Section 6.05   Control by Majority.......................................    37
Section 6.06   Limitation on Suits.......................................    38
Section 6.07   Rights of Holders to Receive Payment......................    38
Section 6.08   Collection Suit by Trustee................................    38
Section 6.09   Trustee May File Proofs of Claim..........................    38
Section 6.10   Priorities................................................    39
Section 6.11   Undertaking for Costs.....................................    39
Section 6.12   Waiver of Stay, Extension or Usury Laws...................    40

                                    ARTICLE 7
                                     TRUSTEE

Section 7.01   Duties of Trustee.........................................    40
Section 7.02   Rights of Trustee.........................................    41
Section 7.03   Individual Rights of Trustee..............................    43
Section 7.04   Trustee's Disclaimer......................................    43
Section 7.05   Notice of Defaults........................................    43
Section 7.06   Reports by Trustee to Holders.............................    43
Section 7.07   Compensation and Indemnity................................    43
Section 7.08   Replacement of Trustee....................................    44
Section 7.09   Successor Trustee by Merger...............................    45
Section 7.10   Eligibility; Disqualification.............................    45
Section 7.11   Preferential Collection of Claims Against Company.........    45

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

Section 8.01   Discharge of Liability on Securities......................    46
Section 8.02   Repayment to the Company..................................    46
Section 8.03   Application of Trust Money................................    46

                                    ARTICLE 9
                                   AMENDMENTS

Section 9.01   Without Consent of Holders................................    46
Section 9.02   With Consent of Holders...................................    47
Section 9.03   Compliance With Trust Indenture Act.......................    49
Section 9.04   Revocation and Effect of Consents, Waivers and Actions....    49
Section 9.05   Notice of Amendments, Notation on or Exchange of
               Securities................................................    49
Section 9.06   Trustee to Sign Supplemental Indentures...................    49
Section 9.07   Effect of Supplemental Indentures.........................    49

                                   ARTICLE 10
                                   CONVERSIONS

Section 10.01  Conversion Privilege......................................    49
Section 10.02  Conversion Procedure; Conversion Rate; Fractional Shares..    54
Section 10.03  Payment Upon Conversion...................................    55
Section 10.04  Adjustment of Conversion Rate.............................    57
Section 10.05  Effect of Reclassification, Consolidation, Merger or
               Sale......................................................    63
Section 10.06  Taxes on Shares Issued....................................    65
Section 10.07  Reservation of Shares, Shares to Be Fully Paid;
               Compliance with Governmental Requirements.................    65
Section 10.08  Responsibility of Trustee.................................    66
Section 10.09  Notice to Holders Prior to Certain Actions................    66
Section 10.10  Shareholder Rights Plan...................................    67
Section 10.11  Unconditional Right of Holders to Convert.................    67
Section 10.12  Limitation on Adjustments.................................    67

                                   ARTICLE 11
                                  SUBORDINATION

Section 11.01  Agreement of Subordination................................    67
Section 11.02  Payments to Holders.......................................    68
Section 11.03  Subrogation of Securities.................................    70
Section 11.04  Authorization to Effect Subordination.....................    71
Section 11.05  Notice to Trustee.........................................    71
Section 11.06  Trustee's Relation to Senior Debt.........................    72
Section 11.07  No Impairment of Subordination............................    72
Section 11.08  Certain Issuances Not Deemed Payment......................    72
Section 11.09  Obligations Not Impaired..................................    72
Section 11.10  Article Applicable to Paying Agents.......................    72
Section 11.11  Senior Debt Entitled to Rely..............................    73

                                   ARTICLE 12
                                   GUARANTEES

Section 12.01  Guarantee.................................................    73
Section 12.02  Subordination of Guarantees...............................    75
Section 12.03  Guarantee is in Addition to Other Security................    76
Section 12.04  Failure to Exercise Rights Shall Not Operate as a Waiver;
               No Suspension of Remedies.................................    76
Section 12.05  Limitation on Guarantor Liability.........................    76
Section 12.06  Execution and Delivery of Guarantee.......................    76
Section 12.07  Releases..................................................    77

                                   ARTICLE 13
                                  MISCELLANEOUS

Section 13.01  Trust Indenture Act Controls..............................    77
Section 13.02  Notices...................................................    77
Section 13.03  Communication by Holders with Other Holders...............    78
Section 13.04  Certificate and Opinion as to Conditions Precedent........    78
Section 13.05  Statements Required in Certificate or Opinion.............    79
Section 13.06  Separability Clause.......................................    79
Section 13.07  Rules by Trustee, Paying Agent, Conversion Agent and
               Registrar.................................................    79
Section 13.08  Legal Holidays............................................    79
Section 13.09  Governing Law.............................................    79
Section 13.10  No Recourse Against Others................................    79
Section 13.11  Successors................................................    80
Section 13.12  Multiple Originals........................................    80

EXHIBIT A      Form of Global Security
EXHIBIT B      Form of Certificated Security
EXHIBIT C      Form of Notice of Redemption
EXHIBIT D      Form of Notice of Repurchase
EXHIBIT E      Notice of Occurrence of Fundamental Change
EXHIBIT F      Form of Notation of Guarantee
EXHIBIT G      Form of Supplemental Indenture to Be Delivered by Subsequent
               Guarantors

SCHEDULE I     Number of Additional Shares

     INDENTURE dated as of February 12, 2007 among Invacare Corporation, an Ohio corporation ("Company"), the Guarantors (as defined herein), and Wells Fargo Bank, N.A., a national banking association ("Trustee").

     Each party agrees as follows for the benefit of the other party and for the equal and ratable benefit of the Holders of the Company's 4.125% Convertible Senior Subordinated Debentures due 2027:

                                    ARTICLE 1
                   DEFINITIONS AND INCORPORATION BY REFERENCE

     Section 1.01 Definitions.

     "Additional Interest" means the interest that is payable by the Company pursuant to the Registration Rights Agreement upon a Registration Default (as defined in such agreement).

     "Affiliate" of any specified person means any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified person. For the purposes of this definition, "control" when used with respect to any specified person means the power to direct or cause the direction of the management and policies of such person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling," "controlled" and "under common control with" have meanings correlative to the foregoing.

     "Applicable Procedures" means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of the Depositary for such Security, in each case to the extent applicable to such transaction and as in effect from time to time.

     "Bankruptcy Law" means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors.

     "Bid Solicitation Agent" means the agent of the Company appointed to obtain quotations for the Securities as set forth under the definition of Trading Price, which such agent shall initially be the Trustee and shall at no time be an Affiliate of the Company. The Company may, from time to time, change the Bid Solicitation Agent.

     "Board of Directors" means either the board of directors of the Company or any duly authorized committee of such board.

     "Board Resolution" means a resolution of the Board of Directors.

     "Business Day" means any day, other than a Saturday or Sunday, that is neither a legal holiday nor a day on which commercial banks are authorized or required by law, regulation or executive order to close in The City of New York or place of payment.

     "Capital Stock" of any Person means any and all shares, units, interests, participations, rights in or other equivalents (however designated) of such Person's capital stock, other equity interests whether now outstanding or issued after the date of this Indenture, partnership interests (whether general or limited), limited liability company interests, any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, including any Preferred Stock, and any rights (other than debt securities convertible into Capital Stock), warrants or options exchangeable for or convertible into such Capital Stock.

     "Certificated Securities" means Securities that are in the form of the Securities attached hereto as Exhibit B.

     "Change of Control" means the occurrence of any of the following events:

     (i) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one transaction or a series of related transactions, of all or substantially all of the properties or assets of the Company and its Subsidiaries, taken as a whole, to any "person" (as that term is used in Section 13(d) of the Exchange Act);

     (ii) the adoption of a plan relating to the liquidation or dissolution of the Company;

     (iii) the consummation of any transaction (including, without limitation, any merger or consolidation) or the acquisition of any Voting Stock of the Company, the result of which is that any "person" (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of the Company, measured by voting power rather than number of shares;

     (iv) the Company consolidates with or merges with or into any Person, or any such Person consolidates with or merges into or with the Company, in any such event pursuant to a transaction in which the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property other than any such transaction where

          (a) the outstanding Voting Stock of the Company is changed into or exchanged for (1) Voting Stock of the surviving corporation which is not Disqualified Stock or (2) cash, securities and other property (other than Capital Stock of the surviving corporation) and

          (b) immediately after such transaction, the holders of Voting Stock of the Company immediately before such transaction beneficially own a majority of the Voting Stock of the surviving corporation; or

     (v) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors.

     "Class B Common Shares" means the common shares, without par value, of the Company existing on the date of this Indenture.

     "close of business" means 5:00 p.m. (New York City time).

     "Closing Price" means, with respect to any security on any date, the closing sale price (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported in composite transactions for the principal U.S. securities exchange on which such security is traded, or if such security is not listed on a U.S. national or regional securities exchange, as reported by the Nasdaq National Market. The Closing Price will be determined without reference to after-hours or extended market trading. If such security is not listed for trading on a U.S. national or regional securities exchange and not reported by the Nasdaq National Market on the relevant date, the "Closing Price" will be the last quoted bid for such security in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If such security is not so quoted, the "Closing Price" will be the average of the midpoint of the last bid and ask prices for such security on the relevant date from each of at least three nationally recognized independent investment banking firms selected by the Company for this purpose (or if prices are not available from three such firms, from two such firms or, if prices are not available from two such firms, from one such firm).

     "Code" means the Internal Revenue Code of 1986, as amended from time to time.

     "Common Stock" means the common shares, without par value, of the Company existing on the date of this Indenture or any other shares of Capital Stock of the Company into which such Common Stock shall be reclassified or changed, including, subject to Section 10.05 below, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving Person, the common stock of such surviving corporation.

     "Company" means the party named as the "Company" in the preamble of this Indenture until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

     "Company Notice" means a notice to Holders delivered pursuant to Section
3.07 or Section 3.08.

     "Company Request" or "Company Order" means a written request or order signed in the name of the Company by any Officer.

     "Continuing Directors" means, as of any date of determination, any member of the Company's board of directors who: (1) was a member of the board of directors on the date of this Indenture; or (2) was nominated for election or elected to such board of directors with the approval of a majority of the Continuing Directors who were members of such board of directors at the time of such nomination or election.

     "Conversion Price" as of any date means $1,000 divided by the Conversion Rate as of such date.

     "Conversion Settlement Date" means (A) with respect to the Conversion Settlement Distribution (other than any Additional Shares which may be issuable pursuant to Section 10.01(c)), the third Business Day immediately following the last day of the Cash Settlement Averaging Period, and (B) with respect to any Additional Shares which may be issuable, the later of (i) the fifth Business Day following the effective date of any Change of Control transaction and (ii) the third Business Day immediately following the Cash Settlement Averaging Period.

     "Corporate Trust Office" means the designated office of the Trustee at which at any time its corporate trust business shall be principally administered, which office at the date hereof is located at 608-2nd Avenue South, MAC N9303-120, Minneapolis, MN 55479, Attention: Invacare Account Manager, or such other address as the Trustee may designate from time to time by notice to the Holders and the Company, or the principal corporate trust office of any successor Trustee (or such other address as a successor Trustee may designate from time to time by notice to the Holders and the Company).

     "Current Market Price" of the Common Stock on any day means the average of the Last Reported Sale Price per share of the Common Stock for each of the ten consecutive Trading Days ending on the earlier of the day in question and the Trading Day before the "Ex-Dividend Date" with respect to the issuance or distribution requiring such computation, subject to adjustment by the Board of Directors if another transaction requiring an adjustment to the Conversion Rate pursuant to Section 10.04 occurs during such ten day period.

     "Default" means any event that is, or after notice or passage of time, would be, an Event of Default.

     "Designated Senior Debt" means (i) the Senior Secured Credit Facilities,
(ii) the Senior Notes and (iii) any particular senior debt which has at the time of the giving of a Payment Blockage Notice (as defined herein) an aggregate outstanding principal amount in excess of $25 million, if the instrument creating or evidencing the same or the assumption or guarantee thereof (or related agreements or documents to which the Company is a party) expressly provides that such indebtedness shall be "Designated Senior Debt" for purposes of the Indenture (provided that such instrument, agreement or other document may place limitations and conditions on the right of such Senior Debt to exercise the rights of Designated Senior Debt).

     "Disqualified Stock" means any Capital Stock that, either by its terms or by the terms of any security into which it is convertible or exchangeable or otherwise, is or upon the happening of an event or passage of time would be, required to be redeemed prior to the final Stated Maturity of the principal of the debentures or is redeemable at the option of the holder thereof at any time prior to such final Stated Maturity (other than upon a Change of Control of the Company in circumstances where the Holders of the Securities would have similar rights), or is convertible into or exchangeable for debt securities at any time prior to such final Stated Maturity at the option of the holder thereof.

     "Domestic Subsidiary" means any Subsidiary of the Company that was formed under the laws of the United States or any state of the United States or the District of Columbia or that guarantees or otherwise provides direct credit support for any indebtedness of the Company.

     "DTC" means The Depository Trust Company.

     "Ex-Dividend Date" means the first date upon which a sale of the Common Stock does not automatically transfer the right to receive the relevant dividend or distribution from the seller of the Common Stock, regular way on the relevant exchange or in the relevant market for the Common Stock, to its buyer.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Fair Market Value" or "fair market value" means the amount which a willing buyer would pay a willing seller in an arm's-length transaction.

     "Fundamental Change" means either a Change of Control or a Termination of Trading.

     "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board, which are in effect from time to time.

     "Global Securities" means Securities that are in the form of the Securities attached hereto as Exhibit A, and that are registered in the register of Securities in the name of a Depositary or a nominee thereof.

     "Guarantee" means the guarantee by any Guarantor of the Company's obligations under this Indenture and the Securities.

     "Guarantor" means each Subsidiary of the Company that executes this Indenture as a guarantor on the Issue Date and each other Subsidiary of the Company that thereafter guarantees the Securities pursuant to the terms of this Indenture.

     "Holder" or "Securityholder" means a person in whose name a Security is registered on the Registrar's books.

     "Indebtedness" means, with respect to any Person, all obligations, whether or not contingent, of such Person

     (i)(a) for borrowed money (including, but not limited to, any indebtedness secured by a security interest, mortgage or other lien on its assets that is

          (A) given to secure all or part of the purchase price of property subject thereto, whether given to the vendor of such property or to another, or

          (B) existing on property at the time of acquisition thereof),

     (b) evidenced by a note, debenture, bond or other written instrument,

     (c) under a lease required to be capitalized on the balance sheet of the lessee under GAAP or under any lease or related document (including a purchase agreement) that provides that such Person is contractually obligated to purchase or cause a third party to purchase and thereby guarantee a minimum residual value of the lease property to the lessor and its obligations under such lease or related document to purchase or to cause a third party to purchase such leased property,

     (d) in respect of letters of credit, bank guarantees or bankers' acceptances (including reimbursement obligations with respect to any of the foregoing),

     (e) with respect to indebtedness secured by a mortgage, pledge, lien, encumbrance, charge or adverse claim affecting title or resulting in an encumbrance to which the property or assets of such Person are subject, whether or not the obligation secured thereby shall have been assumed by or shall otherwise be such Person's legal liability,

     (f) in respect of the balance of deferred and unpaid purchase price of any property or assets,

     (g) under interest rate or currency swap agreements, cap, floor and collar agreements, spot and forward contracts and similar agreements and arrangements;

     (ii) with respect to any obligation of others of the type described in the preceding clause (i) or under clause (iii) below assumed by or guaranteed in any manner by such Person or in effect guaranteed by such Person through an agreement to purchase (including, without limitation, "take or pay" and similar arrangements), contingent or otherwise (and the obligations of such Person under any such assumptions, guarantees or other such arrangements); and

     (iii) any and all deferrals, renewals, extensions, refinancings and refundings of, or amendments, modifications or supplements to, any of the foregoing.

     "Indenture" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof, including the provisions of the TIA that are deemed to be a part hereof.

     "Interest" means interest payable on each Security pursuant to Section 1 of the Securities.

     "Interest Payment Date" means February 1 and August 1 of each year, commencing August 1, 2007.

     "Interest Record Date" means January 15 and July 15 of each year.

     "Issue Date" of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

     "Last Reported Sale Price" means, with respect to any security on any date, the closing sale price (or if no closing sale price is reported, the average of the bid and asked prices or, if more than one in either case, the average of the average bid and the average asked prices) on that date as reported by The New York Stock Exchange or, if such security is not reported by The New York Stock Exchange, in composite transactions for the principal U.S. national or regional securities exchange on which such security is traded. The closing sale price will be determined without reference to after-hours or extended market trading. If the such security is not listed for trading on a U.S. national or regional securities exchange and not reported by The New York Stock Exchange on the relevant date, the "Last Reported Sale Price" shall be the last quoted bid price for such security in the over-the-counter market on the relevant date as reported by the National Quotation Bureau Incorporated or similar organization. If such security is not so quoted, the "Last Reported Sale Price" shall be the average of the midpoint of the last bid and ask prices for such security on the relevant date from each of at least three independent nationally recognized investment banking firms selected by the Company for this purpose (or if prices are not available from three such firms, from two such firms or, if prices are not available from two such firms, from one such firm).

     "Obligations" means any principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

     "Offering Memorandum" means the offering memorandum of the Company dated February 5, 2007 relating to the offering of the Securities.

     "Officer" means the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, the Controller, the Chief Accounting Officer, the Secretary or any Assistant Secretary of the Company.

     "Officer's Certificate" means a written certificate containing the information specified in Sections 13.04 and 13.05, signed in the name of the Company by any Officer, and delivered to the Trustee. An Officer's Certificate given pursuant to Section 4.03 shall be signed by the principal executive officer, principal financial officer or principal accounting officer of the Company but need not contain the information specified in Sections 13.04 and 13.05.

     "Opinion of Counsel" means a written opinion containing the information specified in Sections 13.04 and 13.05, from legal counsel. The counsel may be an employee of, or counsel to, the Company who is reasonably acceptable to the Trustee.

     "Person" means any individual, corporation, limited liability company, partnership, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

     "Purchase Agreement" means the Purchase Agreement dated February 5, 2007 among the Company, the Guarantors party thereto and Banc of America Securities LLC, KeyBanc Capital Markets, a division of McDonald Investments Inc., BMO Capital Markets Corp. and SunTrust Capital Markets, Inc., relating to the Securities.

     "Redemption Date" means the date specified in a notice of redemption on which the Securities may be redeemed in accordance with the terms of the Securities and this Indenture.

     "Registration Rights Agreement" means the Resale Registration Rights Agreement, dated as of February 12, 2007, among the Company, the Guarantors party thereto and Banc of America Securities LLC, KeyBanc Capital Markets, a division of McDonald Investments Inc., BMO Capital Markets Corp. and SunTrust Capital Markets, Inc.

     "Representative" means (a) the indenture trustee or other trustee, agent or representative for any Senior Debt or (b) with respect to any Senior Debt that does not have any such trustee, agent or other representative, (i) in the case of such Senior Debt issued pursuant to an agreement providing for voting arrangements as among the holders or owners of such Senior Debt, any holder or owner of such Senior Debt acting with the consent of the required persons necessary to bind such holders or owners of such Senior Debt and (ii) in the case of all other such Senior Debt, the holder or owner of such Senior Debt.

     "Responsible Officer" means, when used with respect to the Trustee, any officer of the Trustee within the Corporate Trust Services department (or any successor department) of the Trustee located at the Corporate Trust Office of the Trustee who has direct responsibility for the administration of this Indenture and, for the purposes of Sections 7.01(c)(2) and 7.05 shall also mean any other officer of the Trustee to whom any corporate trust matter is referred because of such person's knowledge of and familiarity with the particular subject matter.

     "Restricted Global Security" means a Global Security required to bear the restricted legend indicated in the form of Security annexed as Exhibit A.

     "SEC" means the Securities and Exchange Commission.

     "Securities" means the $135 million aggregate principal amount of 4.125% Convertible Senior Subordinated Debentures due 2027, or any of them, as amended or supplemented from time to time, that are issued under this Indenture on the date of this Indenture (the "Initial Securities" and each an "Initial Security") or on or before March 13, 2007 if the Initial Purchasers exercise their over-allotment option (the "Over-allotment Securities" and, together with the Initial Securities, the "Securities" and each a "Security"). Any Over-allotment Securities issued under this Indenture shall be of the same series as the Initial Securities, have the same terms, conditions and CUSIP number as the Initial Securities and shall rank equally with the Initial Securities. The Initial Securities and any Over-allotment Securities issued under this Indenture shall be treated as a single class for all purposes under this Indenture, including, without limitation, interest payments, waivers, amendments, redemptions, repurchases, offers to purchase and conversions.

     "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

     "Securityholder" or "Holder" means a person in whose name a Security is registered on the Registrar's books.

     "Senior Notes" means the $175 million aggregate principal amount of 9 3/4% Senior Notes due 2015 issued by the Company under the Senior Notes Indenture on the Issue Date.

     "Senior Notes Indenture" means the Senior Notes Indenture dated as of the Issue Date, among the Company, as issuer, certain of its Subsidiaries, as guarantors, and Wells Fargo Bank, N.A., as trustee, pursuant to which the Senior Notes are issued.

     "Senior Debt" means the principal of, premium, if any, and interest on, rent under, and any other amounts payable on or in or in respect of any of the Company's Indebtedness (including, without limitation, any obligations in respect of such Indebtedness and any interest accruing after the filing of a petition by or against the Company under any bankruptcy law, whether or not allowed as a claim after such filing in any proceeding under such bankruptcy law), whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions, refinancings or refundings of, or amendments, modifications or supplements to the foregoing). Senior debt includes the Senior Secured Credit Facilities and the Senior Notes. However, Senior Debt does not include:

     (1)  indebtedness evidenced by the Securities,

     (2) any liability for federal, state, local or other taxes owed or owing by the Company,

     (3) the Company's indebtedness to any of its Subsidiaries except to the extent such indebtedness is a type described in clause (ii) of the definition of Indebtedness,

     (4) the Company's trade payables for goods, services or materials purchased in the ordinary course of business (other than, to the extent they may otherwise constitute such trade payables, any obligations of the type described in clause (ii) of the definition of Indebtedness), and

     (5) any particular indebtedness in which the instrument creating or evidencing the same expressly provides that such indebtedness shall not be senior in right of payment to, or is pari passu with, or is subordinated or junior to, the Securities.

     "Senior Secured Credit Facilities" means the credit agreement, dated as of February 12, 2007, among the Company, as borrower, certain of its Subsidiaries, as borrowers and guarantors, and the lenders named therein, including any deferrals, renewals, extensions, replacements, refinancings or refundings thereof, or amendments, modifications or supplements thereto and any agreement providing therefor whether by or with the same or any other lender, creditor, group of lenders or group of creditors and including the related notes, guarantee agreements and other instruments and agreements executed in connection therewith.

     "Significant Subsidiary" means any subsidiary of the Company that is a significant subsidiary at any determination date pursuant to Regulation S-X, Rule 1-02(w)(1) or (2).

     "Stated Maturity" means, when used with respect to any Indebtedness or any installment of interest thereon, the dates specified in such Indebtedness as the fixed date on which the principal of such Indebtedness or such installment of interest, as the case may be, is due and payable.

     "Stock Price" means the price per share of Common Stock paid in connection with a Change of Control transaction pursuant to which Additional Shares are issuable as set forth in Section 10.01(c) hereof, which shall be equal to (i) if Holders of Common Stock receive only cash in such Change of

Control transaction, the cash amount paid per share of Common Stock and (ii) in all other cases, the average of the Last Reported Sale Prices of the Common Stock on the five Trading Days prior to, but not including, the effective date of such Change of Control transaction.

     "Subsidiary" means any person of which at least a majority of the outstanding Voting Stock shall at the time directly or indirectly be owned or controlled by the Company or by one or more Subsidiaries or by the Company and one or more Subsidiaries.

     "Termination of Trading" means the occurrence, at any time, of the Common Stock of the Company (or other common stock into which the Securities are then convertible) being neither listed for trading on a U.S. national securities exchange nor approved for trading on The New York Stock Exchange nor traded on the over-the-counter market as reported by the National Quotation Bureau or similar organization.

     "TIA" means the Trust Indenture Act of 1939 as in effect on the date of this Indenture, provided, however, that in the event the TIA is amended after such date, TIA means, to the extent required by any such amendment, the TIA as so amended.

     "Trading Day" means a day during which trading in securities generally occurs on The New York Stock Exchange or, if the Common Stock is not quoted on The New York Stock Exchange, then a day during which trading in securities generally occurs on the principal U.S. securities exchange on which the Common Stock is then listed or, if the Common Stock is not quoted on The New York Stock Exchange or listed on a U.S. national or regional securities exchange, then on the other principal market on which the Common Stock is then traded or quoted.

     "Trading Price" of the Securities on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of the Securities obtained by the Bid Solicitation Agent for $5,000,000 aggregate principal amount of the Securities at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects, provided that if three such bids cannot reasonably be obtained by the Bid Solicitation Agent, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Bid Solicitation Agent, that one bid shall be used. If the Bid Solicitation Agent cannot reasonably obtain at least one bid for $5,000,000 aggregate principal amount of the Securities from a nationally recognized securities dealer, or in the Company's reasonable judgment, the bid quotations are not indicative of the secondary market value of $1,000 principal amount of the Securities, then for purposes of determining whether the condition to conversion of the Securities set forth in Section 10.01(a)(2) has been satisfied, the Trading Price of the Securities will be deemed to be less than 98% of the product of the Closing Price of the Common Stock and the Conversion Rate on such date.

     "Trustee" means the party named as the "Trustee" in the preamble of this Indenture unless and until a successor replaces it pursuant to the applicable provisions of this Indenture and, thereafter, shall mean such successor. The foregoing sentence shall likewise apply to any subsequent such successor or successors.

     "Voting Stock" of a Person means Capital Stock of such Person of the class or classes pursuant to which the holders thereof have the general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers or trustees of such Person (irrespective of whether or not at the time Capital Stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

     Section 1.02 Other Definitions.

                                         DEFINED IN
TERMS:                                     SECTION
------                                 --------------
"Act"                                      1.05(a)
"Acquisition Value"                       10.01(d)
"Additional Interest Notice"                4.06
"Additional Shares"                       10.01(c)
"Adjustment Event"                         10.04(j)
"Agent Members"                           2.12(e)(v)
"Bankruptcy Law"                           6.01(i)
"cash"                                      3.01
"Cash Amount"                           10.03(a)(iii)
"Cash Settlement Averaging Period"        10.03(a)
"Cash Settlement Notice Period"           10.03(a)
"contingent debt regulations"              2.14(a)
"Conversion Agent"                         2.03
"Conversion Date"                         10.02(b)
"Conversion Notice"                       10.02(a)
"Conversion Obligation"                   10.01(a)
"Conversion Rate"                          10.02
"Conversion Retraction Period"            10.03(a)
"Conversion Settlement Distribution"      10.03(a)
"Depositary"                               2.01(b)
"Determination Date"                      10.04(j)
"Distributed Assets"                      10.04(d)
"Dividend Threshold Amount"               10.04(e)
"effective date"                          10.01(c)
"Event of Default"                          6.01
"Exchange Property"                      10.01(b)(2)
"Expiration Time"                         10.04(f)
"Extraordinary Cash Dividend"             10.04(e)
"Final Notice Date"                       10.03(a)
"Fiscal Quarter"                         10.01(a)(i)
"Fundamental Change Repurchase Date"       3.08(a)
"Fundamental Change Repurchase Notice"     3.08(c)
"Fundamental Change Repurchase Price"      3.08(a)
"junior securities"                         11.08
"legal holiday"                             13.08
"Measurement Period"                     10.01(a)(ii)
"Non-Payment Default"                    11.02(a)(ii)
"Notice of Default"                         6.01
"Paying Agent"                              2.03
"Payment Blockage Notice"               11.02(a)(ii)
"Payment Default"                        11.02(a)(i)
"Public Acquirer Change of Control         10.01(d)
"Public Acquirer Common Stock"             10.01(d)
"Purchased Shares"                       10.04(f)(i)
"QIB"                                      2.01(b)

"Redemption Price"                          3.01
"Registrar"                                 2.03
"Repurchase Date"                          3.07(a)
"Repurchase Notice"                        3.07(b)
"successor Guarantor Person"            5.01(b)(1)(B)
"successor Person"                      5.01(a)(1)(A)
"Trigger Event"                           10.04(d)
"Valuation Period"                      10.01(d)(ii)

     Section 1.03 Incorporation by Reference of Trust Indenture Act.

     Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in and made a part of this Indenture. The following TIA terms used in this Indenture have the following meanings

     "Commission" means the SEC.

     "indenture securities" means the Securities.

     "indenture security holder" means a Securityholder.

     "indenture to be qualified" means this Indenture.

     "indenture trustee" or "institutional trustee" means the Trustee.

     "obligor" on the Securities and the Guarantees means the Company and the Guarantors, respectively.

     All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rules have the meanings assigned to them by such definitions.

     Section 1.04 Rules of Construction.

     Unless the context otherwise requires:

     (i) a term has the meaning assigned to it;

     (ii) an accounting term not otherwise defined has the meaning assigned to it in accordance with generally accepted accounting principles as in effect from time to time;

     (iii) "including" means including, without limitation;

     (iv) words in the singular include the plural, and words in the plural include the singular; and

     (v) references to Sections and Articles are to references to Sections and Articles of this Indenture.

     Section 1.05 Acts of Holders.

     (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be given or taken by Holders may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Holders in person or by an agent duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, where it is hereby expressly required, to the Company, as described in Section
13.02. Such instrument or instruments (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the "Act" of Holders signing such instrument or instruments. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Indenture and conclusive in favor of the Trustee and the Company, if made in the manner provided in this Section 1.05.

     (b) The fact and date of the execution by any person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to such officer the execution thereof. Where such execution is by a signer acting in a capacity other than such signer's individual capacity, such certificate or affidavit shall also constitute sufficient proof of such signer's authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other manner which the Trustee deems sufficient.

     (c) The principal amount and serial number of any Security and the ownership of Securities shall be proved by the register for the Securities.

     (d) Any request, demand, authorization, direction, notice, consent, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

     (e) If the Company shall solicit from the Holders any request, demand, authorization, direction, notice, consent, waiver or other Act, the Company may, at its option, by or pursuant to a Board Resolution, fix in advance a record date for the determination of Holders entitled to give such request, demand, authorization, direction, notice, consent, waiver or other Act, but the Company shall have no obligation to do so. If such a record date is fixed, such request, demand, authorization, direction, notice, consent, waiver or other Act may be given before or after such record date, but only the Holders of record at the close of business on such record date shall be deemed to be Holders for the purposes of determining whether Holders of the requisite proportion of outstanding Securities have authorized or agreed or consented to such request, demand, authorization, direction, notice, consent, waiver or other Act, and for that purpose the outstanding Securities shall be computed as of such record date; provided that no such authorization, agreement or consent by the Holders on such record date shall be deemed effective unless it shall become effective pursuant to the provisions of this Indenture not later than six months after the record date.

                                    ARTICLE 2
                                 THE SECURITIES

     Section 2.01 Form and Dating.

     (a) The Securities and the Trustee's certificate of authentication shall be substantially in the form of Exhibits A and B, which are a part of this Indenture. The Securities may have notations, legends or endorsements required by law, stock exchange rule or usage (provided that any such notation, legend or endorsement required by usage is in a form acceptable to the Company). The Company shall provide any such notations, legends or endorsements to the Trustee in writing. Each Security shall be dated the date of its authentication. The Securities may, but need not, have the corporate seal of the Company or a facsimile thereof affixed thereto or imprinted thereon.

     (b) Global Securities. All of the Securities are initially being offered and sold to qualified institutional buyers as defined in Rule 144A (collectively, "QIBs" or individually, each a "QIB") in reliance on Rule 144A under the Securities Act and Global Securities shall be issued initially in the form of a Restricted Global Security (until such time as the Securities shall be registered pursuant to the Registration Rights Agreement), which shall be deposited with the Trustee at its Corporate Trust Office, as custodian for the Depositary (as defined below) and registered in the name of The Depository Trust Company ("DTC") or the nominee thereof (DTC, or any successor thereto, and any such nominee being hereinafter referred to as the "Depositary"), duly executed by the Company and authenticated by the Trustee as hereinafter provided. The aggregate principal amount of the Global Securities may from time to time be increased or decreased by adjustments made on the records of the Trustee and the Depositary as hereinafter provided.

     (c) Global Securities in General. Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate amount of outstanding Securities from time to time endorsed thereon and that the aggregate amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, repurchases and conversions.

     Any adjustment of the aggregate principal amount of a Global Security to reflect the amount of any increase or decrease in the amount of outstanding Securities represented thereby shall be made by the Trustee in accordance with instructions given by the Holder thereof as required by Section 2.12 hereof, and shall be made on the records of the Trustee and the Depositary.

     (d) Book-Entry Provisions. This Section 2.01(d) shall apply only to Global Securities deposited with or on behalf of the Depositary.

     The Company shall execute and the Trustee shall, in accordance with this
Section 2.01(d), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary or a nominee thereof, (b) shall be delivered by the Trustee to the Depositary or held by the Trustee pursuant to the Depositary's instructions and (c) shall be substantially in the form of Exhibit A attached hereto.

     (e) Certificated Securities. Securities not issued as interests in the Global Securities shall be issued in certificated form substantially in the form of Exhibit B attached hereto.

     Section 2.02 Execution and Authentication.

     The Securities shall be executed on behalf of the Company by one Officer. The signature of such Officer on the Securities may be manual or facsimile.

     Securities bearing the manual or facsimile signatures of an individual who was, at the time of the execution of the Securities, an Officer shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of authentication of such Securities.

     No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein duly executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

     The Trustee shall authenticate and deliver the Securities for original issue in an aggregate principal amount of up to $135 million upon one or more Company Orders without any further action by the Company (other than as contemplated in Section 13.03, Section 13.04 and Section 13.05 hereof). The aggregate principal amount of the Securities due at the Stated Maturity thereof outstanding at any time may not exceed the amount set forth in the foregoing sentence.

     The Securities shall be issued only in registered form without coupons and only in denominations of $1,000 of principal amount and any integral multiple of $1,000.

     Section 2.03 Registrar, Paying Agent and Conversion Agent.

     The Company shall maintain an office or agency where Securities may be presented for registration of transfer or for exchange ("Registrar"), an office or agency where Securities may be presented for purchase or payment ("Paying Agent") and an office or agency where Securities may be presented for conversion ("Conversion Agent"). The Registrar shall keep a register of the Securities and of their transfer and exchange. The Company may have one or more co-registrars, one or more additional paying agents and one or more additional conversion agents. The term Paying Agent includes any additional paying agent, including any named pursuant to Section 4.07. The term Conversion Agent includes any additional conversion agent, including any named pursuant to Section 4.07.

     The Company shall enter into an appropriate agency agreement with any Registrar, Paying Agent, Conversion Agent or co-registrar (in each case, if such Registrar, agent or co-registrar is a Person other than the Trustee). The agreement shall implement the provisions of this Indenture that relate to such agent. The Company shall promptly notify the Trustee of the name and address of any such agent. If the Company fails to maintain a Registrar, Paying Agent or Conversion Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.07. The Company or any Subsidiary or an Affiliate of either of them may act as Paying Agent, Registrar, Conversion Agent or co-registrar.

     The Company initially appoints the Trustee as Registrar, Conversion Agent and Paying Agent in connection with the Securities.

     Section 2.04 Paying Agent to Hold Money and Securities in Trust.

     Except as otherwise provided herein, on or prior to each due date of payments in respect of any Security, the Company shall deposit with the Paying Agent a sum of money (in immediately available funds if deposited on the due date) or shares of Common Stock sufficient to make such payments when so becoming due. The Company shall require each Paying Agent (other than the Trustee) to agree in writing that the Paying Agent shall hold in trust for the benefit of Securityholders or the Trustee all money and shares of Common Stock held by the Paying Agent for the making of payments in respect of the Securities and shall promptly notify the Trustee of any Default by the Company in making any such payment. At any time during the continuance of any such Default, the Paying Agent shall, upon the written request of the Trustee, forthwith pay to the Trustee all money and shares of Common Stock so held in trust. If the Company, a Subsidiary or an Affiliate of either of them acts as Paying Agent, it shall segregate the money and shares of Common Stock held by it as Paying Agent and hold it as a separate trust fund. The Company at any time may require a Paying Agent to pay all money and shares of Common Stock held by it to the Trustee and to account for any funds and Common Stock disbursed by it. Upon doing so, the Paying Agent shall have no further liability for the money or shares of Common Stock.

     Section 2.05 Securityholder Lists.

     The Trustee shall preserve the most recent list available to it of the names and addresses of Securityholders. If the Trustee is not the Registrar, the Company shall cause to be furnished to the Trustee at least semiannually on January 15 and July 15 a listing of Securityholders dated within 15 days of the date on which the list is furnished and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Securityholders.

     Section 2.06 Transfer and Exchange.

     (a) Subject to Section 2.12 hereof, upon surrender for registration of transfer of any Security, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at the office or agency of the Company designated as Registrar or co-registrar pursuant to Section 2.03, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denomination or denominations, of a like aggregate principal amount. The Company shall not charge a service charge for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges that may be imposed in connection with the transfer or exchange of the Securities from the Securityholder requesting such transfer or exchange.

     At the option of the Holder, Securities may be exchanged for other Securities of any authorized denomination or denominations, of a like aggregate principal amount upon surrender of the Securities to be exchanged, together with a written instrument of transfer satisfactory to the Registrar duly executed by the Securityholder or such Securityholder's attorney duly authorized in writing, at such office or agency. Whenever any Securities are so surrendered for exchange, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities which the Holder making the exchange is entitled to receive.

     The Company shall not be required to make, and the Registrar need not register, transfers or exchanges of Securities selected for redemption (except, in the case of Securities to be redeemed in part, the portion thereof not to be redeemed) or any Securities in respect of which a Repurchase Notice or Fundamental Change Repurchase Notice has been given and not withdrawn by the Holder thereof in accordance with the terms of this Indenture (except, in the case of Securities to be purchased in part, the portion thereof not to be purchased) or any Securities for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed.

     (b) Notwithstanding any provision to the contrary herein, so long as a Global Security remains outstanding and is held by or on behalf of the Depositary, transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.12 and this Section 2.06(b). Transfers of a Global Security shall, except as set forth in Section 2.12, be limited to transfers of such Global Security in whole or in part, to the Depositary, to nominees of the Depositary or to a successor of the Depositary or such successor's nominee.

     (c) Successive registrations and registrations of transfers and exchanges as aforesaid may be made from time to time as desired, and each such registration shall be noted on the register for the Securities.

     (d) Except as otherwise set forth in this Indenture, any such action taken by a Holder shall be conclusive and binding upon such Holder and upon all future Holders and owners of such Security and of any Securities issued in exchange or substitution therefor, irrespective of whether any notation in regard thereto is made upon such Security or any Security issued in exchange or substitution therefor.

     (e) Any Registrar appointed pursuant to Section 2.03 hereof shall provide to the Trustee such information as the Trustee may reasonably require in connection with the delivery by such Registrar of Securities upon transfer or exchange of Securities.

     (f) No Registrar shall be required to make registrations of transfer or exchange of Securities during any periods designated in the text of the Securities or in this Indenture as periods during which such registration of transfers and exchanges need not be made.

     Section 2.07 Replacement Securities.

     If (a) any mutilated Security is surrendered to the Trustee, or (b) the Company and the Trustee receive evidence to their satisfaction of the destruction, loss or theft of any Security, and there is delivered to the Company and the Trustee such security or indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Trustee shall authenticate and deliver, in exchange for any such mutilated Security or in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount, bearing a certificate number not contemporaneously outstanding.

     In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, or is about to be redeemed or purchased by the Company pursuant to Article 3 hereof, the Company in its discretion may, instead of issuing a new Security, pay or purchase such Security, as the case may be.

     Upon the issuance of any new Securities under this Section 2.07, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith.

     Every new Security issued pursuant to this Section 2.07 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Security shall be at any time enforceable by anyone, and shall be entitled to all benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

     The provisions of this Section 2.07 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

     Section 2.08 Outstanding Securities; Determinations of Holders' Action.

     Securities outstanding at any time are all the Securities authenticated by the Trustee except for those cancelled by it, those redeemed or purchased pursuant to Section 2.07, those delivered to it for cancellation and those described in this Section 2.08 as not outstanding. A Security does not cease to be outstanding because the Company, a Guarantor or an Affiliate thereof holds the Security; provided, however, that in determining whether the Holders of the requisite principal amount of Securities have given or concurred in any request, demand, authorization, direction, notice, consent, waiver, or other Act hereunder, Securities owned by the Company or any other obligor upon the Securities, a Guarantor or any Affiliate of the Company or such other obligor or Guarantor shall be disregarded and deemed not to be outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such request, demand, authorization, direction, notice, consent, waiver or other act, only Securities which a Responsible Officer of the Trustee actually knows to be so owned shall be so disregarded. Subject to the foregoing, only Securities outstanding at the time of such determination shall be considered in any such determination (including, without limitation, determinations pursuant to Article 6 and Article 9).

     If a Security is replaced pursuant to Section 2.07, it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Security is held by a bona fide purchaser.

     If the Paying Agent holds, in accordance with this Indenture, on a Redemption Date, or on the Business Day immediately following a Repurchase Date or a Fundamental Change Repurchase Date, or on Stated Maturity, money or securities, if permitted hereunder, sufficient to pay Securities payable on that date, then from and after such Redemption Date, Repurchase Date, Fundamental Change Repurchase Date or Stated Maturity, as the case may be, such Securities shall cease to be outstanding and Interest and Additional Interest, if any, on such Securities shall cease to accrue and the rights of the Holders therein shall terminate whether or not the Securities are surrendered to the Paying Agent (by effecting book entry transfer of the Securities or delivering Certificated Securities), other than the right to receive such payment upon such surrender; provided, that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made.

     If a Security is converted in accordance with Article 10, then from and after the time of conversion on the date of conversion, such Security shall cease to be outstanding and Interest and Additional Interest, if any, shall cease to accrue and the rights of the Holders therein shall terminate (other than the right to receive the Conversion Settlement Distribution).

     Section 2.09 Temporary Securities.

     Pending the preparation of Certificated Securities, the Company may execute, and upon Company Order the Trustee shall authenticate and deliver, temporary Securities which are printed, lithographed, typewritten, mimeographed or otherwise produced, in any authorized denomination, substantially of the tenor of the Certificated Securities in lieu of which they are issued and with such appropriate insertions, omissions, substitutions and other variations as the Officers executing such Securities may determine, as conclusively evidenced by their execution of such Securities.

     If temporary Securities are issued, the Company shall cause Certificated Securities to be prepared without unreasonable delay. After the preparation of Certificated Securities, the temporary Securities shall be exchangeable for Certificated Securities upon surrender of the temporary Securities at the office or agency of the Company designated for such purpose pursuant to Section 2.03, without charge to the Holder. Upon surrender for cancellation of any one or more temporary Securities the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a like principal amount of Certificated Securities of authorized denominations. Until so exchanged the temporary Securities shall in all respects be entitled to the same benefits under this Indenture as Certificated Securities.

     Section 2.10 Cancellation.

     All Securities surrendered for payment, purchase by the Company pursuant to
Article 3, conversion, redemption or registration of transfer or exchange shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee and shall be promptly cancelled by it. The Company may at any time deliver to the Trustee for cancellation any Securities previously authenticated and delivered hereunder which the Company may have acquired in any manner whatsoever, and all Securities so delivered shall be promptly cancelled by the Trustee. The Company may not issue new Securities to replace Securities it has paid or delivered to the Trustee for cancellation other than in connection with registrations of transfer or exchange or that any Holder has converted pursuant to Article 10. No Securities shall be authenticated in lieu of or in exchange for any Securities cancelled as provided in this Section 2.10, except as expressly permitted by this Indenture. All cancelled Securities held by the Trustee shall be disposed of by the Trustee in accordance with the Trustee's customary procedure.

     Section 2.11 Persons Deemed Owners.

     Prior to due presentment of a Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of the principal amount of the Security or any portion thereof, or the payment of any Redemption Price, Repurchase Price or Fundamental Change Repurchase Price in respect thereof, and Interest or Additional Interest thereon, for the purpose of conversion and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee nor any agent of the Company or the Trustee shall be affected by notice to the contrary.

     Section 2.12 Global Securities.

     (a) Notwithstanding any other provisions of this Indenture or the Securities, (A) transfers of a Global Security, in whole or in part, shall be made only in accordance with Section 2.06 and Section 2.12(a)(i) below, (B) transfers of a beneficial interest in a Global Security for a Certificated Security shall comply with Section 2.06 and Section 2.12(a)(ii) below and
Section 2.12(e) below, and (C) transfers of a Certificated Security shall comply with Section 2.06, Section 2.12(a)(iii) and Section 2.12(a)(iv) below.

     (i) Transfer of Global Security. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this Section 2.12(a)(i) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this Indenture or the Securities unless and until such Security has been registered in the name of such Person. Nothing in this Section 2.12(a)(i) shall prohibit or render ineffective any transfer of a beneficial interest in a Global Security effected in accordance with the other provisions of this Section 2.12.

     (ii) Restrictions on Transfer of a Beneficial Interest in a Global Security for a Certificated Security. A beneficial interest in a Global Security may not be exchanged for a Certificated Security except upon satisfaction of the requirements set forth in this paragraph below and in Section 2.12(e) below. Upon receipt by the Trustee of a request to transfer a beneficial interest in a Global Security in accordance with Applicable Procedures for a Certificated Security in the form satisfactory to the Trustee, together with written instructions to the Trustee to make, or direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect a decrease in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be decreased, then the Trustee shall cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of the Securities represented by the Global Security to be decreased by the aggregate principal amount of the Certificated Security to be issued, shall issue such Certificated Security and shall debit or cause to be debited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so issued.

     (iii) Transfer and Exchange of Certificated Securities. When Certificated Securities are presented to the Registrar with a request:

          (y) to register the transfer of such Certificated Securities; or

          (z) to exchange such Certificated Securities for an equal principal amount of Certificated Securities of other authorized denominations,

the Registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Certificated Securities surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form reasonably satisfactory to the Company and the Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing.

     (iv) Restrictions on Transfer or Exchange of a Certificated Security for a Beneficial Interest in a Global Security. A Certificated Security may not be transferred or exchanged for a beneficial interest in a Global Security except upon receipt by the Trustee of a Certificated Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Trustee, together with written instructions directing the Trustee to make, or to direct the Registrar to make, an adjustment on its books and records with respect to such Global Security to reflect an increase in the aggregate principal amount of the Securities represented by the Global Security, such instructions to contain information regarding the Depositary account to be credited with such increase. The Trustee shall cancel such Certificated Security and cause, or direct the Registrar to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Registrar, the aggregate principal amount of Securities represented by the Global Security to be increased by the aggregate principal amount of the Certificated Security to be exchanged, and shall credit or cause to be credited to the account of the person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Certificated Security so cancelled. If no Global Securities are then outstanding, the Company shall issue and the Trustee shall authenticate, upon written order of the Company in the form of an Officer's Certificate, a new Global Security in the appropriate principal amount.

     (b) [Reserved].

     (c) [Reserved].

     (d) [Reserved].

     (e) The provisions of clauses (i), (ii), (iii), (iv) and (v) below shall apply only to Global Securities:

     (i) Notwithstanding any other provisions of this Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any Person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or such Depositary has ceased to be a "clearing agency" registered under Exchange Act, and a successor Depositary is not appointed by the Company within 90 days (ii) the Company determines at any time that the Securities shall no longer be represented by Global Securities and shall inform such Depositary of such determination in writing and participants in such Depositary elect to withdraw their beneficial interests in the Global Securities from such Depositary, following notification by the Depositary of their right to do so or (iii) an Event of Default has occurred and is continuing. Any Global Security exchanged pursuant to clause (i) above shall be so exchanged in whole and not in part, and any Global Security exchanged pursuant to clauses (ii) or (iii) above may be exchanged in whole or from time to time in part as directed by the Depositary. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a person other than the Depositary or a nominee thereof or any successor of either of the foregoing pursuant to this paragraph shall not be a Global Security.

     (ii) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, shall have an aggregate principal amount equal to that of such Global Security or portion thereof to be so exchanged, shall be registered in such names and be in such authorized denominations as the Depositary shall designate and shall bear the applicable legends provided for herein. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

     (iii) Subject to the provisions of clause (v) below, the registered Holder may grant proxies and otherwise authorize any person, including Agent Members (as defined below) and persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Securities.

     (iv) In the event of the occurrence of any of the events specified in clause (i) above, the Company shall promptly make available to the Trustee a reasonable supply of Certificated Securities in definitive, fully registered form.

     (v) Neither any members of, or participants in, the Depositary (collectively, the "Agent Members") nor any other persons on whose behalf Agent Members may act shall have any rights under this Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a Holder of any Security.

     (vi) Except as expressly set forth in this Indenture, including Sections 2.12(a)(ii) and 2.12(e), none of the Trustee, any Paying Agent, Conversion Agent, the Company or the Registrar shall have any responsibility or obligation to any beneficial owner in the Global Securities, a member of, or a participant in the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Global Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Global Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Securities shall be given or made only to or upon the order of the registered Holders (which shall be, in the case of a Global Security, the Depositary or its nominee). The rights of beneficial owners in the Global Securities shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. Other than as set forth in this Indenture, the Trustee, any Paying Agent, the Conversion Agent, the Company and the Registrar may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners. Except as expressly set forth in this Indenture, including Sections 2.12(a)(ii) and 2.12(e), the Trustee, each Paying Agent, the Conversion Agent, the Company and the Registrar shall be entitled to deal with any depositary (including the Depositary), and any nominee thereof, that is the Holder of any Global Securities as a Holder for all purposes of this Indenture relating to such Global Securities (including the payment of principal, Interest and Additional Interest, if any, and the giving of instructions or directions by or to the owner or Holder of a beneficial ownership interest in such Global Securities) as the sole Holder of such Global Securities and shall have no obligations to the beneficial owners thereof. None of the Trustee, any Paying Agent, the Conversion Agent, the Company or the Registrar shall have any responsibility or liability for any acts or omissions of any such depositary with respect to such Global Securities, for the records of any such depositary, including records in respect of beneficial ownership interests in respect of any such Global Securities, for any transactions between such depositary and any participant in such depositary or between or among any such depositary, any such participant and/or any holder or owner of a beneficial interest in such Global Securities or for any transfers of beneficial interests in any such Global Securities.

     (f) The Trustee and the Registrar shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Security (including any transfers between or among Agent Members or beneficial owners of interests in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

     The Trustee shall have no responsibility for the actions or omissions of the Depositary, or the accuracy of the books and records of the Depositary.

     Section 2.13 CUSIP Numbers.

     The Company may issue the Securities with one or more "CUSIP," "ISIN" or other similar numbers (if then generally in use), and, if so, the Trustee shall use "CUSIP," "ISIN" or other similar numbers in notices of redemption as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Securities or as contained in any notice of a redemption or purchase and that reliance may be placed only on the other identification numbers printed on the Securities, and any such redemption shall not be affected by any defect in or omission of such numbers. The Company shall promptly notify the Trustee of any change in the CUSIP, ISIN or other similar numbers.

                                    ARTICLE 3
                           REDEMPTION AND REPURCHASES

     Section 3.01 Company's Right to Redeem; Notices to Trustee.

     Prior to February 6, 2012, the Securities shall not be redeemable at the Company's option. On or after February 6, 2012 through and including February 1, 2017, the Company, at its option, may redeem the Securities for U.S. legal tender ("cash"), in whole or in part, at a redemption price (the "Redemption Price") equal to 100% of the principal amount of the Securities redeemed, plus any accrued and unpaid Interest and accrued and unpaid Additional Interest, if any, on the Securities redeemed up to, but not including, the Redemption Date if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day is more than 130% of the Conversion Price in effect on such last Trading Day (such last Trading Day being no later than February 1, 2017). On or after February 1, 2017, the Company, at its option, may redeem the Securities for cash at any time, in whole or in part, at a Redemption Price equal to 100% of the principal amount of the Securities redeemed, plus any accrued and unpaid Interest and accrued and unpaid Additional Interest, if any, on the Securities redeemed up to, but not including, the Redemption Date. If the Redemption Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Redemption Price shall be 100% of the principal amount of the Securities redeemed but shall not include accrued and unpaid Interest and accrued and unpaid Additional Interest, if any. Instead, the Company shall pay such Interest and Additional Interest, if any, on the Interest Payment Date to the Holder of record on the corresponding Interest Record Date. If the Company elects to redeem Securities pursuant to this Section 3.01, it shall notify the Trustee in writing of such election together with the Redemption Date, the Conversion Rate, the principal amount of Securities to be redeemed and the Redemption Price. Notwithstanding the foregoing, the Company may not redeem the Securities if it has failed to pay any Interest, including Additional Interest, if any, on the Securities when due and such failure is continuing.

     The Company shall give the notice to the Trustee provided for in this
Section 3.01 by a Company Order, at least 45 days but not more than 75 days before the Redemption Date (unless a shorter notice shall be satisfactory to the Trustee).

     Section 3.02 Selection of Securities to Be Redeemed.

     If less than all of the Securities are to be redeemed, unless the procedures of the Depositary provide otherwise, the Trustee shall select the Securities to be redeemed by lot, on a pro rata basis or by another method the Trustee considers fair and appropriate (so long as such method is not prohibited by the rules of any stock exchange or quotation association on which the Securities are then traded or quoted). The Trustee may select for redemption portions of the principal amount of Securities that have denominations larger than $1,000.

     Securities and portions of Securities that the Trustee selects shall be in principal amounts of $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to Securities called for redemption also apply to portions of Securities called for redemption. The Trustee shall notify the Company promptly of the Securities or portions of the Securities selected to be redeemed and, in the case of any Securities selected for partial redemption, the method it has chosen for the selection of the Security.

     Following a notice of redemption, Securities and portions of Securities that have been called for redemption are convertible, pursuant to Section 10.01(a)(2), by the Holder until the close of business on the second Business Day prior to the Redemption Date. If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption. Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as outstanding for the purpose of such selection.

     Section 3.03 Notice of Redemption.

     At least 30 days but not more than 60 days before a Redemption Date, the Company shall deliver a notice of redemption (substantially in the form of Exhibit C) to each Holder of Securities to be redeemed.

     The notice shall identify the Securities to be redeemed and shall state (along with any other information the Company wishes to include):

     (i) the Redemption Date;

     (ii) the Redemption Price;

     (iii) the Conversion Rate;

     (iv) the name and address of the Paying Agent and Conversion Agent;

     (v) that Securities that have been called for redemption may be converted at any time before the close of business on the second Business Day prior to the Redemption Date;

     (vi) that Securities called for redemption and not converted shall be redeemed on the Redemption Date;

     (vii) that Holders who want to convert their Securities must satisfy the requirements set forth in the Securities;

     (viii) that Securities called for redemption must be surrendered to the Paying Agent (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may
be) to collect the Redemption Price;

     (ix) if fewer than all of the outstanding Securities are to be redeemed, the certificate numbers, if any, and principal amounts of the particular Securities to be redeemed;

     (x) that, unless the Company defaults in making payment of such Redemption Price, Interest and Additional Interest, if any, on the Securities called for redemption shall cease to accrue from and after the Redemption Date; and

     (xi) the "CUSIP," "ISIN" or other similar number(s), as the case may be, of the Securities being redeemed.

     At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense, provided that the Company makes such request at least seven Business Days (or such shorter period as may be satisfactory to the Trustee) prior to the date by which such notice of redemption must be given to Holders in accordance with this Section 3.03.

     Section 3.04 Effect of Notice of Redemption.

     Once notice of redemption is given, Securities called for redemption become due and payable on the Redemption Date and at the Redemption Price stated in the notice except for Securities that are converted in accordance with the terms of this Indenture. Upon surrender to the Paying Agent, such Securities shall be paid at the Redemption Price stated in the notice and from and after the Redemption Date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear Interest and Additional Interest, if any, and the rights of the Holders therein shall terminate (other than the right to receive the Redemption Price).

     Section 3.05 Deposit of Redemption Price.

     Prior to 10:00 a.m. (New York City time), on the Redemption Date, the Company shall deposit with the Paying Agent (or if the Company or a Subsidiary or an Affiliate of either of them is the Paying Agent, shall segregate and hold in trust) money sufficient to pay the Redemption Price of all Securities to be redeemed on that date other than Securities or portions of Securities called for redemption which on or prior thereto have been delivered by the Company to the Trustee for cancellation or have been converted. The Paying Agent shall as promptly as practicable return to the Company any money not required for that purpose because of conversion of Securities pursuant to Article 10. If such money is then held by the Company or a Subsidiary or an Affiliate of either in trust and is not required for such purpose it shall be discharged from such trust.

     Section 3.06 Securities Redeemed in Part.

     Upon surrender of a Security that is redeemed in part, the Company shall execute and the Trustee shall, without charge, authenticate and deliver to the Holder a new Security in an authorized denomination equal in principal amount to the unredeemed portion of the Security surrendered.

     Section 3.07 Repurchase of Securities by the Company at Option of the Holder.

     (a) On each of February 1, 2017 and February 1, 2022 (each, a "Repurchase Date"), each Holder shall have the option to require the Company to repurchase Securities for which that Holder has properly delivered and not withdrawn a written Repurchase Notice (as defined below) at a repurchase price in cash equal to 100% of the principal amount of those Securities, plus accrued and unpaid Interest and accrued and unpaid Additional Interest, if any, on those Securities, to, but not including, such Repurchase Date (the "Repurchase Price"); provided that if the Repurchase Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Repurchase Price shall be 100% of the principal amount of the Securities repurchased but shall not include accrued and unpaid Interest and accrued and unpaid Additional Interest, if any. Instead, the Company shall pay such accrued and unpaid Interest and Additional Interest, if any, on the Interest Payment Date, to the Holder of Record on the corresponding Interest Record Date. Not later than 25 Business Days prior to any Repurchase Date, the Company shall deliver a Company Notice (substantially in the form of Exhibit D) to the Trustee and to each Holder. The Company Notice shall include a form of Repurchase Notice to be completed by a Holder and shall state:

     (i) the Repurchase Date, the Repurchase Price and the Conversion Rate;

     (ii) the name and address of the Paying Agent and the Conversion Agent;

     (iii) that Securities as to which a Repurchase Notice has been given may be converted if they are otherwise convertible only in accordance with Article 10 hereof and the terms of the Securities if the applicable Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

     (iv) that Securities must be surrendered to the Paying Agent (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to collect payment;

     (v) that the Repurchase Price for any security as to which a Repurchase Notice has been given and not withdrawn shall be paid promptly following the later of the Business Day immediately following the Repurchase Date and the time of surrender of such Security as described in clause (iv) above;

     (vi) the procedures the Holder must follow to exercise its right to require the Company to repurchase such Holder's Securities under this Section 3.07 and a brief description of that right;

     (vii) briefly, the conversion rights, if any, that exist at the date of the Company Notice or as a result of the Company Notice with respect to the Securities;

     (viii) the procedures for withdrawing a Repurchase Notice;

     (ix) that, unless the Company defaults in making payment on Securities for which a Repurchase Notice has been submitted, Interest or Additional Interest, if any, on such Securities shall cease to accrue from and after the Repurchase Date; and

     (x) the "CUSIP," "ISIN" or other similar number(s), as the case may be, of the Securities.

     At the Company's request, the Trustee shall give such Company Notice to each Holder in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

     (b) A Holder may exercise its rights specified in Section 3.07(a) upon delivery to the Paying Agent of a written notice of repurchase (a "Repurchase Notice") during the period beginning at any time from the opening of business on the date that is 25 Business Days prior to the relevant Repurchase Date until the close of business on the second Business Day prior to such Repurchase Date, stating:

     (i) if Certificated Securities have been issued, the certificate number(s) of the Securities which the Holder shall deliver to be repurchased or, if Certificated Securities have not been issued for such Security, the Repurchase Notice shall comply with the appropriate Depositary procedures for book-entry transfer,

     (ii) the portion of the principal amount of the Security which the Holder shall deliver to be repurchased, which portion must be in principal amounts of $1,000 or an integral multiple of $1,000, and

     (iii) that such Security shall be repurchased by the Company as of the Repurchase Date pursuant to the terms and conditions specified in Section 5 of the Securities and in this Indenture.

     The delivery of such Security (together with all necessary endorsements or notifications of book entry transfer) to the Paying Agent at any time after delivery of the Repurchase Notice at the offices of the Paying Agent shall be a condition to receipt by the Holder of the Repurchase Price therefor; provided, however, that such Repurchase Price shall be so paid pursuant to this Section
3.07 only if the Security (together with all necessary endorsements or notifications of book entry transfer) so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Repurchase Notice.

     The Company shall repurchase from the Holder thereof, pursuant to and subject to the terms and conditions of this Section 3.07, a portion of a Security, if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

     Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.07 shall be consummated by the delivery of the consideration to be received by the Holder promptly following the later of the Business Day immediately following the Repurchase Date and the time of delivery of the Security (together with all necessary endorsements or notifications of book-entry transfer).

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Repurchase Notice contemplated by this Section 3.07 shall have the right to withdraw such Repurchase Notice by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09 at any time prior to the close of business on the second Business Day prior to the Repurchase Date.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Repurchase Notice or written notice of withdrawal thereof.

     Section 3.08 Repurchase of Securities at Option of the Holder Upon a Fundamental Change.

     (a) If a Fundamental Change occurs, each Holder shall have the right, at such Holder's option, to require the Company to repurchase for cash all of such Holder's Securities not previously called for redemption by the Company, or any portion thereof that is equal to or an integral multiple of $1,000 principal amount, at a repurchase price equal to 100% of the principal amount of those Securities, plus accrued and unpaid Interest and accrued and unpaid Additional Interest, if any, on those Securities (the "Fundamental Change Repurchase Price") to, but not including, the date that is specified by the Company and is not later than 20 Business Days following the date of the notice of a Fundamental Change mailed by the Company pursuant to Section 3.08(b) (the "Fundamental Change Repurchase Date"), subject to satisfaction by or on behalf of the Holder of the requirements set forth in Section 3.08(c); provided that if the Fundamental Change Repurchase Date is on a date that is after an Interest Record Date and on or prior to the corresponding Interest Payment Date, the Fundamental Change Repurchase Price shall be 100% of the principal amount of the Securities repurchased but shall not include accrued and unpaid Interest and accrued and unpaid Additional Interest, if any. Instead, the Company shall pay such Interest and Additional Interest, if any, on the Interest Payment Date to the Holder of Record on the corresponding Interest Record Date.

     (b) No later than 15 days after the occurrence of a Fundamental Change, the Company shall deliver a Company Notice of the Fundamental Change (substantially in the form of Exhibit E) to the Trustee and to each Holder. The Company Notice shall include a form of Fundamental Change Repurchase Notice to be completed by the Holder and shall state:

     (i) briefly, the events causing a Fundamental Change and the date of such Fundamental Change;

     (ii) the date by which the Fundamental Change Repurchase Notice pursuant to this Section 3.08 must be delivered to the Paying Agent in order for a Holder to exercise the repurchase rights;

     (iii) the Fundamental Change Repurchase Date;

     (iv) the Fundamental Change Repurchase Price;

     (v) the name and address of the Paying Agent and the Conversion Agent;

     (vi) the Conversion Rate;

     (vii) that the Securities as to which a Fundamental Change Repurchase Notice has been given may be converted if they are otherwise convertible pursuant to Article 10 hereof only if the Fundamental Change Repurchase Notice has been withdrawn in accordance with the terms of this Indenture;

     (viii) that the Securities must be surrendered to the Paying Agent (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to collect payment;

     (ix) that the Fundamental Change Repurchase Price for any Security as to which a Fundamental Change Repurchase Notice has been duly given and not withdrawn shall be paid promptly following the later of the Business Day immediately following the Fundamental Change Repurchase Date and the time of surrender of such Security as described in clause (viii);

     (x) briefly, the procedures the Holder must follow to exercise rights under this Section 3.08;

     (xi) briefly, the conversion rights, if any, that exist on the Securities at the date of the Company Notice and as a result of such Fundamental Change;

     (xii) the procedures for withdrawing a Fundamental Change Repurchase
Notice;

     (xiii) that, unless the Company defaults in making payment of such Fundamental Change Repurchase Price on Securities for which a Fundamental Change Repurchase Notice is submitted, Interest and Additional Interest, if any, on Securities surrendered for purchase by the Company shall cease to accrue from and after the Fundamental Change Repurchase Date; and

     (xiv) the "CUSIP," "ISIN" or other similar number(s), as the case may be, of the Securities.

     At the Company's request, the Trustee shall give such Company Notice to each Holder in the Company's name and at the Company's expense; provided, however, that, in all cases, the text of such Company Notice shall be prepared by the Company.

     (c) A Holder may exercise its rights specified in this Section 3.08 upon delivery of a written notice of repurchase (a "Fundamental Change Repurchase Notice") to the Paying Agent at any time on or prior to the close of business on the second Business Day prior to the Fundamental Change Repurchase Date, stating:

          (i) If Certificated Securities have been issued, the certificate number(s) of the Securities which the Holder shall deliver to be repurchased or, if Certificated Securities have not been issued, the Fundamental Change Repurchase Notice shall comply with the appropriate Depositary procedures for book-entry transfer;

          (ii) the portion of the principal amount of the Security which the Holder shall deliver to be repurchased, which portion must be $1,000 or an integral multiple of $1,000; and

          (iii) that such Security shall be repurchased pursuant to the terms and conditions specified in Section 5 of the Securities and in this Indenture.

     The delivery of such Security (together with all necessary endorsements or notification of book-entry transfer) to the Paying Agent with the Fundamental Change Repurchase Notice at the offices of the Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor; provided, however, that such Fundamental Change Repurchase Price shall be so paid pursuant to this Section 3.08 only if the Security (together with all necessary endorsements or notification of book-entry transfer) so delivered to the Paying Agent shall conform in all respects to the description thereof set forth in the related Fundamental Change Repurchase Notice.

     The Company shall repurchase from the Holder thereof, pursuant to this
Section 3.08, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000. Provisions of this Indenture that apply to the repurchase of all of a Security also apply to the repurchase of such portion of such Security.

     Any repurchase by the Company contemplated pursuant to the provisions of this Section 3.08 shall be consummated by the delivery of the Fundamental Change Repurchase Price promptly following the later of the Business Day following the Fundamental Change Repurchase Date or the time of delivery of such Security (together with all necessary endorsements or notifications of book-entry transfer).

     Notwithstanding the foregoing, Holders shall not have the right to require the Company to repurchase the Securities upon a Fundamental Change as a result of a Change of Control described in clause (4) of the definition thereof if 90% or more of the consideration in the transaction or transactions constituting such Change of Control consists of shares of common stock traded or to be traded immediately following such Change of Control on a U.S. national securities exchange or The New York Stock Exchange, and, as a result of such transaction or transactions, the Securities become convertible into such common stock (and any rights attached thereto).

     Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Fundamental Change Repurchase Notice contemplated by this
Section 3.08(c) shall have the right to withdraw such Fundamental Change Repurchase Notice by delivery of a written notice of withdrawal to the Paying Agent in accordance with Section 3.09 at any time prior to the close of business on the second Business Day prior to the Fundamental Change Repurchase Date.

     The Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice or written withdrawal thereof.

     Section 3.09 Effect of Repurchase Notice or Fundamental Change Repurchase Notice.

     (a) Upon receipt by the Paying Agent of the Repurchase Notice or Fundamental Change Repurchase Notice specified in Section 3.07 or Section 3.08, as applicable, the Holder of the Security in respect of which such Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, was given shall (unless such Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, is withdrawn as specified in Section 3.09(b)) thereafter be entitled solely to receive the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, with respect to such Security whether or not the Security is, in fact, properly delivered. Such Repurchase Price or Fundamental Change Repurchase Price shall be paid to such Holder, subject to receipt of funds and/or securities by the Paying Agent, promptly following the later of (x) the Business Day following the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, with respect to such Security (provided the conditions in Section 3.07 or Section 3.08, as applicable, have been satisfied) and (y) the time of delivery of such Security to the Paying Agent by the Holder thereof in the manner required by Section 3.07 or Section 3.08, as applicable. Securities in respect of which a Repurchase Notice or Fundamental Change Repurchase Notice has been given by the Holder thereof may not be converted pursuant to and to the extent permitted by Article 10 hereof on or after the date of the delivery of such Repurchase Notice or Fundamental Change Repurchase Notice unless such Repurchase Notice or Fundamental Change Repurchase Notice has first been validly withdrawn as specified in Section 3.09(b).

     (b) A Repurchase Notice or Fundamental Change Repurchase Notice may be withdrawn by means of a written notice of withdrawal delivered to the office of the Paying Agent in accordance with the Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, at any time (i) in the case of the Repurchase Notice, if received by the Paying Agent prior to the close of business on the second Business Day prior to the Repurchase Date or (ii) in the case of the Fundamental Change Repurchase Notice, if received by the Paying Agent prior to the close of business on the second Business Day prior to the Fundamental Change Repurchase Date, as the case may be, specifying:

     (i) the principal amount, if any, of such Security which remains subject to the original Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, and which has been or shall be delivered for purchase by the Company,

     (ii) if Certificated Securities have been issued, the certificate number, if any, of the Security in respect of which such notice of withdrawal is being submitted (or, if Certificated Securities have not been issued, that such withdrawal notice shall comply with the appropriate Depositary procedures), and

     (iii) the principal amount of the Security with respect to which such notice of withdrawal is being submitted.

     Section 3.10 Deposit of Repurchase Price or Fundamental Change Repurchase Price.

     Prior to 10:00 a.m. (local time in The City of New York) on the Business Day following the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, the Company shall deposit with the Paying Agent (or, if the Company or a Subsidiary or an Affiliate of either of them is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.04) an amount of cash in immediately available funds sufficient to pay the aggregate Repurchase Price or Fundamental Change Repurchase Price, as the case may be, of all the Securities or portions thereof which are to be purchased as of the Repurchase Date or Fundamental Change Repurchase Date, as the case may be.

     Section 3.11 Securities Purchased in Part.

     Any Certificated Security which is to be purchased only in part shall be surrendered at the office of the Paying Agent (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or such Holder's attorney duly authorized in writing) and the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new

Security or Securities, of any authorized denomination as requested by such Holder in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered which is not purchased.

     Section 3.12 Covenant to Comply with Securities Laws upon Purchase of Securities.

     When complying with the provisions of Section 3.07 or Section 3.08 hereof (provided that such offer or purchase constitutes an "issuer tender offer" for purposes of Rule 13e-4 (which term, as used herein, includes any successor provision thereto) under the Exchange Act at the time of such offer or purchase), and subject to any exemptions available under applicable law, the Company shall (i) comply with Rule 13e-4 and Rule 14e-1 (or any successor provision) and any other applicable tender offer rules under the Exchange Act,
(ii) file the related Schedule TO (or any successor schedule, form or report) under the Exchange Act, and (iii) otherwise comply with all Federal and state securities laws so as to permit the rights and obligations under Sections 3.07 and 3.08 to be exercised in the time and in the manner specified in Sections
3.07 and 3.08.

     Section 3.13 Repayment to the Company.

     The Trustee and the Paying Agent shall return to the Company any cash that remains unclaimed as provided in Section 12 of the Securities, together with interest, if any, thereon (subject to the provisions of Section 7.01(f)), held by them for the payment of the Repurchase Price or Fundamental Change Repurchase Price, as the case may be.

                                    ARTICLE 4
                                    COVENANTS

     Section 4.01 Payment of Securities.

     The Company shall make all payments in respect of the Securities on the dates and in the manner provided in the Securities or pursuant to this Indenture. Any amounts of cash in immediately available funds or shares of Common Stock to be given to the Trustee or Paying Agent shall be deposited with the Trustee or Paying Agent by 10:00 a.m., New York City time, by the Company. The principal amount of, and Interest and Additional Interest, if any, on the Securities, and the Redemption Price, Repurchase Price and the Fundamental Change Repurchase Price shall be considered paid on the applicable date due if on such date (which, in the case of a Repurchase Price or a Fundamental Change Repurchase Price, shall be on the Business Day immediately following the applicable Repurchase Date or Fundamental Change Repurchase Date, as the case may be) the Trustee or the Paying Agent holds, in accordance with this Indenture, cash or securities, if permitted hereunder, sufficient to pay all such amounts then due.

     Section 4.02 SEC and Other Reports.

     (a) Notwithstanding that the Company may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Company shall file with the SEC (and make available to the Trustee and Holders of the Securities (without exhibits), without cost to any Holder, within 15 days after the Company files them with the SEC) from and after the Issue Date,

     (i) within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

     (ii) within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-Q after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

     (iii) within the time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 8-K after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

     (iv) any other information, documents and other reports which the Company would be required to file with the SEC if the Company were subject to Section 13 or 15(d) of the Exchange Act;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Company shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Company shall make available such information to prospective purchasers of the Securities, in addition to providing such information to the Trustee and the Holders of the Securities, in each case within 15 days after the time the Company would be required to file such information with the SEC, if the Company were subject to Section 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Company shall agree that, for so long as any Securities are outstanding, the Company will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

     (b) The Company shall hold a quarterly conference call for the Holders of the Securities to discuss the Company's operating results within five Business Days from the date that the Company would otherwise be required to file reports as specified in Section 4.02(a) hereof.

     (c) Notwithstanding anything herein to the contrary, the Company shall not be deemed to have failed to comply with any of its obligations under this
Section 4.02 for purposes of Section 6.01(f) until 15 days after the date any report hereunder is due.

     Section 4.03 Compliance Certificate.

     The Company shall deliver to the Trustee within 120 days after the end of each fiscal year of the Company (beginning with the fiscal year ending December 31, 2007) an Officer's Certificate, stating whether or not to the knowledge of the signer thereof, the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and if the Company shall be in default, specifying all such defaults and the nature and status thereof of which such Officer may have knowledge and otherwise comply with Section 314(a)(4) of the TIA.

     The Company shall, so long as any of the Securities are outstanding, deliver to the Trustee, within 5 Business Days of any executive officer of the Company becoming aware of any Default or Event of Default, an Officer's Certificate specifying such Default or Event of Default and what action the Company is taking or proposes to take with respect thereto.

     Section 4.04 Further Instruments and Acts.

     The Company shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purposes of this Indenture.

     Section 4.05 Delivery of Certain Information.

     At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the request of a Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below), if any, to such Holder or any beneficial owner of Securities or holder or beneficial owner of shares of Common Stock issued upon conversion thereof, or to a prospective purchaser of any such security designated by any such holder, as the case may be, until the second anniversary of the last issuance of the Securities pursuant to the Purchase Agreement, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act in connection with the resale of any such security. "Rule 144A Information" shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act. Whether a person is a beneficial owner shall be determined by the Company to the Company's reasonable satisfaction.

     Section 4.06 Additional Interest Notice.

     In the event that the Company is required to pay Additional Interest to Holders of Securities pursuant to the Registration Rights Agreement, the Company will provide written notice ("Additional Interest Notice") to the Trustee of its obligation to pay Additional Interest prior to the required payment date for the Additional Interest, and the Additional Interest Notice shall set forth the amount of Additional Interest to be paid by the Company on such payment date. The Trustee shall not at any time be under any duty to any Holder to make any determination with respect to the Additional Interest, or with respect to the nature, extent or calculation of the amount of Additional Interest when made, or with respect to the method employed in such calculation of the Additional Interest

     Section 4.07 Maintenance of Office or Agency.

     The Company shall maintain in the United States of America an office or agency of the Trustee, Registrar, Paying Agent and Conversion Agent where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer, exchange, purchase, redemption or conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Corporate Trust Office of the Trustee, as listed in Section 13.02, shall initially be such office or agency for all of the aforesaid purposes. The Company shall give prompt written notice to the Trustee of the location, and of any change in the location, of any such office or agency (other than a change in the location of the office of the Trustee). If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the address of the Trustee set forth in Section 13.02.

     The Company may also from time to time designate one or more other offices or agencies where the Securities may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the United States of America for such purposes.

     Section 4.08 No Layering of Indebtedness.

     The Company shall not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Debt of the Company and senior in right of payment to the Securities. In addition, no Guarantor shall incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness of such Guarantor that is contractually subordinate or junior in right of payment to any Indebtedness of such Guarantor and senior in right of payment to the Guarantee of such Guarantor of the Securities. For purposes of this Section 4.08, Section
11.01 and Section 12.02, for the avoidance of doubt, no Indebtedness shall be deemed to be subordinated in right of payment to any other Indebtedness solely by virtue of being unsecured or secured by a junior priority lien or by virtue of the fact that the holders of such Indebtedness have entered into intercreditor agreements or other arrangements giving one or more of such holders priority over the other holders in the collateral held by them or by virtue of structural subordination.

     Section 4.09 Guarantees.

     (a) If the Company or any of its Subsidiaries acquires or creates another Domestic Subsidiary after the date of this Indenture and such Domestic Subsidiary becomes a guarantor or obligor in respect of other Indebtedness of the Company or any of its Subsidiaries that is incurred, issued or raised in a public or private U.S. capital markets transaction, then the Company will cause that newly acquired or created Domestic Subsidiary to execute a Guarantee pursuant to a supplemental indenture in the form of Exhibit G attached hereto or as otherwise satisfactory to the Trustee and deliver an Opinion of Counsel to the Trustee within 10 Business Days of the date on which it became a guarantor or obligor of such Indebtedness to the effect that such supplemental indenture has been duly authorized, executed and delivered by that Domestic Subsidiary and constitutes a valid and binding agreement of that Domestic Subsidiary, enforceable in accordance with its terms (subject to customary exceptions).

     (b) The Guarantee of any Domestic Subsidiary that becomes a Guarantor will be released either with the consent of Holders of the Notes in accordance with
Section 9.02 hereof or without the consent of Holders of the Notes in accordance with Section 12.07 hereof. The form of notation of Guarantee and the related form of supplemental indenture are attached hereto as Exhibit F and Exhibit G, respectively.

                                    ARTICLE 5
                                SUCCESSOR PERSON

     Section 5.01 When Company May Merge or Transfer Assets.

     (a) The Company shall not consolidate with or merge with or into any other Person or convey, transfer, sell, lease or otherwise dispose of all or substantially all of its assets to any Person (other than a Guarantor), unless:

     (1) Either

          (A)  the Company is the surviving Person in the case of a merger, or

          (B) the resulting, surviving or transferee Person (the "successor Person") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the successor Person (if not the Company) will expressly assume, by indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of the Company under the Securities and this Indenture;

     (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

     (3) the Company shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer, sale or lease and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided relating to such transaction have been satisfied.

     (b) Each Guarantor will not, and the Company will not permit a Guarantor to, consolidate with or merge with or into any other Person (other than the Company or any Guarantor), unless:

     (1) Either

          (A) the Guarantor is the surviving Person in the case of a merger, or

          (B) the resulting, surviving or transferee Person (the "successor Guarantor Person") will be a corporation organized and existing under the laws of the United States of America, any State thereof or the District of Columbia and the successor Guarantor Person (if not such Guarantor) will expressly assume, by indenture supplemental hereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, all of the obligations of such Guarantor under the Securities and this Indenture;

     (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and

     (3) such Guarantor or such successor Guarantor Person shall have delivered to the Trustee an Officer's Certificate and an Opinion of Counsel, each stating that such consolidation or merger and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture, comply with this Article 5 and that all conditions precedent herein provided relating to such transaction have been satisfied.

     For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries (other than to the Company or another Subsidiary), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

     The successor Person or successor Guarantor Person, as the case may be, formed by such consolidation or into which the Company or any Guarantor is merged shall succeed to, and be substituted for, and may exercise every right and power of, the Company or such Guarantor, as the case may be, under this Indenture with the same effect as if such successor had been named as the Company or such Guarantor, as the case may be, herein; and thereafter, except in the case of a lease and obligations the Company or such Guarantor, as the case may be, may have under a supplemental indenture, the Company or such Guarantor, as the case may be, shall be discharged from all obligations and covenants under this Indenture and the Securities. Subject to Section 9.06, the Company, such Guarantor, the Trustee and the successor Person or the successor Guarantor Person, as the case may be, shall enter into a supplemental indenture to evidence the succession and substitution of such successor Person or such successor Guarantor Person, as the case may be, and such discharge and release of the Company or such Guarantor, as the case may be.

                                    ARTICLE 6
                              DEFAULTS AND REMEDIES

     Section 6.01 Events of Default.

     So long as any Securities are outstanding, each of the following shall be an "Event of Default":

     (a) following the exercise by the Holder of the right to convert a Security in accordance with Article 10 hereof, the Company fails to comply with its obligations to deliver the cash or shares of Common Stock, if any, required to be delivered as part of the applicable Conversion Settlement Distribution on the applicable Conversion Settlement Date and such failure continues for a period of 5 days or more;

     (b) the Company defaults in its obligation to provide timely notice of a Fundamental Change to the Trustee and each Holder as required under Section 3.08(b);

     (c) the Company defaults in its obligation to redeem any Security, or any portion thereof, called for redemption by the Company pursuant to and in accordance with Section 3.01 hereof;

     (d) the Company defaults in the payment of the principal amount of any Security when due at maturity, redemption, upon repurchase or otherwise (including, without limitation, upon the exercise by a Holder of its right to require the Company to repurchase such Securities pursuant to and in accordance with Section 3.07 or Section 3.08 hereof), whether or not prohibited by Article 11;

     (e) the Company defaults in the payment of any Interest or Additional Interest, if any, when due and payable, and continuance of such default for a period of 30 days, whether or not prohibited by Article 11;

     (f) the Company fails to perform or observe any term, covenant or warranty or agreement in the Securities or this Indenture (other than those referred to in clause (a) through clause (e) above) and such failure continues for 60 days after receipt by the Company of a Notice of Default;

     (g) (A) any default in the payment of the principal, premium, if any, or interest on any Indebtedness shall have occurred under any of the agreements, indentures or instruments under which the Company, any Guarantor or any other Subsidiary then has outstanding Indebtedness in excess of $25.0 million when the same shall become due and payable in full and such default shall have continued after any applicable grace period and shall not have been cured or waived and, if not already matured at its final maturity in accordance with its terms, the holder of such Indebtedness shall have the right to accelerate such Indebtedness or (B) an event of default as defined in any of the agreements, indentures or instruments described in clause (A) above shall have occurred and the Indebtedness thereunder, if not already matured at its final maturity in accordance with its terms, shall have been accelerated; provided that, if any Indebtedness has been properly defeased, any default on such Indebtedness (as described in clause (A) or (B) above) will not constitute a default under this Indenture;

     (h) one or more judgments, orders or decrees of any court or regulatory or administrative agency for the payment of money in excess of $25.0 million, either individually or in the aggregate, shall be rendered against the Company, any Guarantor or any other Subsidiary or any of their respective properties and shall not be discharged and either (A) any creditor shall have commenced an enforcement proceeding upon such judgment, order or decree or (B) there shall have been a period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of an appeal or otherwise, shall not be in effect;

     (i) the entry by a court having jurisdiction in the premise of (i) a decree or order for relief in respect of the Company or any of its Significant Subsidiaries, in an involuntary case or proceeding under any applicable bankruptcy, insolvency, reorganization or other similar law (any "Bankruptcy Law") or (ii) a decree or order adjudging the Company or any Significant Subsidiary, a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary, under any applicable Bankruptcy Law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of any of their property, or ordering the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order described in clause (i) or
(ii) above is unstayed and in effect for a period of 60 consecutive days;

     (j) (i) the commencement by the Company or any Significant Subsidiary, of a voluntary case or proceeding under any applicable Bankruptcy Law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or (ii) the consent by the Company or any Significant Subsidiary, to the entry of a decree or order for relief in respect of the Company or any Significant Subsidiary, in an involuntary case or proceeding under any applicable Bankruptcy Law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary, or (iii) the filing by the Company or any Significant Subsidiary, of a petition or answer or consent seeking reorganization or relief under any applicable Bankruptcy Law, or (iv) the consent by the Company or any Significant Subsidiary to the filing of such petition or to the appointment of or the taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of any of their property, or (v) the making by the Company or any Significant Subsidiary, of a general assignment for the benefit of creditors, or the admission by the Company or any Significant Subsidiary, in writing of its inability to pay its debts generally as they become due; and

     (k) any Guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by any Guarantor or the Company not to be, in full force and effect and enforceable in accordance with its terms, except to the extent contemplated by this Indenture and any such Guarantee, including any release of any Guarantee contemplated by this Indenture.

     The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

     For the avoidance of doubt, clause (f) above shall not constitute an Event of Default until the Trustee notifies the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding notify the Company and the Trustee, of such default and the Company does not cure such default (and such default is not waived) within the time specified in clause (f) above after actual receipt of such notice. Any such notice must specify the default, demand that it be remedied and state that such notice is a "Notice of Default."

     Section 6.02 Acceleration.

     If an Event of Default (other than an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company) occurs and is continuing (the Event of Default not having been cured or waived), the Trustee by notice to the Company, or the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding by notice to the Company and the Trustee, may declare the principal amount of the Securities and any accrued and unpaid Interest and any accrued and unpaid Additional Interest, if any, on all the Securities to be immediately due and payable. Upon such a declaration, such accelerated amount shall be immediately due and payable. If an Event of Default specified in Section 6.01(i) or Section 6.01(j) with respect to the Company occurs and is continuing, the principal amount of the Securities and any accrued and unpaid Interest and any accrued and unpaid Additional Interest, if any, on all the Securities shall become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Securityholders. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder) may rescind an acceleration and its consequences, and thereby waive the Events of Default giving rise to such acceleration, if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of the principal amount of the Securities and any accrued and unpaid Interest and any accrued and unpaid Additional Interest, if any, that have become due solely as a result of acceleration. No such rescission shall affect any subsequent Event of Default or impair any right consequent thereto.

     Section 6.03 Other Remedies.

     If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of the principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Additional Interest, if any, on the Securities or to enforce the performance of any provision of the Securities or this Indenture.

     The Trustee may maintain a proceeding even if the Trustee does not possess any of the Securities or does not produce any of the Securities in the proceeding. A delay or omission by the Trustee or any Securityholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of, or acquiescence in, the Event of Default. No remedy is exclusive of any other remedy. All available remedies are cumulative.

     Section 6.04 Waiver of Past Defaults.

     The Holders of a majority in aggregate principal amount of the Securities at the time outstanding, by notice to the Trustee (and without notice to any other Securityholder), may waive any existing or past Default and its consequences except (1) an Event of Default described in clauses (a), (b), (c),
(d), and (e) of Section 6.01 or (2) an Event of Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each Securityholder affected. When a Default is waived, it is deemed cured, but no such waiver shall extend to any subsequent or other Default or impair any consequent right. This Section 6.04 shall be in lieu of Section 316(a)1(B) of the TIA and such Section 316(a)1(B) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     Section 6.05 Control by Majority.

     The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture or that the Trustee determines is unduly prejudicial to the rights of other Securityholders or would involve the Trustee in personal liability; provided, that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction or this Indenture. Prior to taking any action under this Indenture, the Trustee may require indemnity satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

     Section 6.06 Limitation on Suits.

     A Securityholder may not pursue any remedy with respect to this Indenture or the Securities, except in case of a Default due to the non-payment of the principal amount of the Securities, any accrued and unpaid Interest or any accrued and unpaid Additional Interest, if any, unless:

     (i) the Holder gives to the Trustee written notice stating that a Default is continuing;

     (ii) the Holders of at least 25% in aggregate principal amount of the Securities at the time outstanding make a written request to the Trustee to pursue the remedy;

     (iii) the Trustee does not comply with the request within 60 days after receipt of such notice and offer of security or indemnity; and

     (iv) the Holders of a majority in aggregate principal amount of the Securities at the time outstanding do not give the Trustee a direction inconsistent with the request during such 60-day period.

     A Securityholder may not use this Indenture to prejudice the rights of any other Securityholder or to obtain a preference or priority over any other Securityholder.

     Section 6.07 Rights of Holders to Receive Payment.

     Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of the principal amount of the Securities and any accrued and unpaid Interest and any accrued and unpaid Additional Interest, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities or any Redemption Date, Repurchase Date or Fundamental Change Repurchase Date, and to convert the Securities in accordance with Article 10, or to bring suit for the enforcement of any such payment or the right to convert on or after such respective dates, shall not be impaired or affected adversely without the consent of such Holder.

     Section 6.08 Collection Suit by Trustee.

     If an Event of Default described in Section 6.01 clauses (a) through (e) (other than (b)) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company for the whole amount owing with respect to the Securities and the amounts provided for in Section 7.07.

     Section 6.09 Trustee May File Proofs of Claim.

     In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or their creditors, the Trustee (irrespective of whether the principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Additional Interest, if any, in respect of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of any such amount) shall be entitled and empowered, by intervention in such proceeding or otherwise:

     (a) to file and prove a claim for the whole principal amount of the Securities and any accrued and unpaid Interest and any accrued and unpaid Additional Interest, if any, and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel or any other amounts due the Trustee under
Section 7.07) and of the Holders allowed in such judicial proceeding, and

     (b) to collect and receive any moneys or other property payable or deliverable on any such claims and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07.

     Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

     The Company agrees not to object to the Trustee participating as a member of any official committee of creditors of the Company as it deems necessary or advisable.

     Section 6.10 Priorities.

     Any money collected by the Trustee pursuant to this Article 6, and, after an Event of Default, any money or other property distributable in respect of the Company's obligations under this Indenture, shall be paid out in the following order:

     FIRST: to the Trustee (including any predecessor Trustee) for amounts due under Section 7.07;

     SECOND: to Securityholders for amounts due and unpaid on the Securities for the principal amount of the Securities and any accrued and unpaid Interest and any accrued and unpaid Additional Interest, if any, as the case may be, ratably, without preference or priority of any kind, according to such amounts due and payable on the Securities; and

     THIRD: the balance, if any, to the Company.

     The Trustee may fix a record date and payment date for any payment to Securityholders pursuant to this Section 6.10. At least 15 days before such record date, the Trustee shall mail to each Securityholder and the Company a notice that states the record date, the payment date and the amount to be paid.

     Section 6.11 Undertaking for Costs.

     In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant (other than the Trustee) in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.07 or a suit by Holders of more than 10% in aggregate principal amount of the Securities at the time outstanding. This
Section 6.11 shall be in lieu of Section 315(e) of the TIA and such Section 315(e) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     Section 6.12 Waiver of Stay, Extension or Usury Laws.

     The Company covenants (to the extent that it may lawfully do so) that it shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law or any usury or other law wherever enacted, now or at any time hereafter in force, which would prohibit or forgive the Company from paying all or any portion of the principal amount of the Securities and any accrued and unpaid Interest and any accrued and unpaid Additional Interest, if any, on Securities, as contemplated herein, or which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

                                    ARTICLE 7
                                     TRUSTEE

     Section 7.01 Duties of Trustee.

     (a) If an Event of Default has occurred and is continuing, and is actually known to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

     (b) Except during the continuance of an Event of Default:

     (i) the Trustee need perform only those duties that are specifically set forth in this Indenture and no others, and no implied duties, covenants or obligations shall be read into this Indenture against the Trustee; and

     (ii) in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine such certificates and opinions to determine whether or not they conform to the requirements of this Indenture, but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein. This Section 7.01(b) shall be in lieu of Section 315(a) of the TIA and such Section 315(a) is hereby expressly excluded from this Indenture, as permitted by the TIA.

     (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

     (i) this Section 7.01(c) does not limit the effect of Sections 7.01(b) and 7.01(g);

     (ii) the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

     (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

     Subparagraphs (c)(i), (ii) and (iii) shall be in lieu of Sections 315(d)(1), 315(d)(2) and 315(d)(3) of the TIA and such Sections 315(d)(1),
315(d)(2) and 315(d)(3) are hereby expressly excluded from this Indenture, as permitted by the TIA.

     (d) Every provision of this Indenture that in any way relates to the Trustee is subject to this Section 7.01.

     (e) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

     (f) Money held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law. The Trustee (acting in any capacity hereunder) shall be under no liability for interest on any money received by it hereunder unless otherwise agreed in writing with the Company (provided that any interest earned on money held by the Trustee in trust hereunder shall be the property of the Company).

     (g) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

     Section 7.02 Rights of Trustee.

     Subject to the provisions of Section 7.01:

     (a) the Trustee may conclusively rely and shall be fully protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document (whether in original or facsimile form) believed by it to be genuine and to have been signed or presented by the proper party or parties;

     (b) whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be herein specifically prescribed) may, in the absence of bad faith on its part, conclusively rely upon an Officer's Certificate or an Opinion of Counsel;

     (c) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

     (d) the Trustee shall not be liable for any action taken, suffered, or omitted to be taken by it in good faith which it believes to be authorized or within its rights or powers conferred under this Indenture;

     (e) the Trustee may consult with counsel selected by it and any advice or Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such advice or Opinion of Counsel;

     (f) the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders, pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby;

     (g) any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors may be sufficiently evidenced by a Board Resolution;

     (h) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, other evidence of indebtedness or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to, during regular business hours, examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

     (i) Except with respect to Section 4.01, the Trustee shall have no duty to inquire as to the performance of the Company with respect to the covenants contained in Article 4. In addition, the Trustee shall not be deemed to have knowledge of an Event of Default except (i) any Default or Event of Default occurring pursuant to Sections 6.01(a), 6.01(c), 6.01(d) or 6.01(e) or (ii) any Default or Event of Default of which the Trustee shall have received written notification or obtained actual knowledge;

     (j) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder;

     (k) the Trustee may request that the Company deliver an Officer's Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer's Certificate may be signed by any person authorized to sign an Officer's Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded;

     (l) the permissive rights of the Trustee to take certain actions under this Indenture shall not be construed as a duty unless so specified herein;

     (m) delivery of reports, information and documents to the Trustee under
Section 4.02 is for informational purposes only and the Trustee's receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including compliance with any of their covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officer's Certificates);

     (n) in no event shall the Trustee be responsible or liable for special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of action; and

     (o) the Trustee shall not be responsible for any costs, expenses, damages or other liabilities arising (directly or indirectly) as a result of (i) any filing of a claim or proof of debt by holders of Senior Debt (or their Representative) or (ii) any right of holders of Senior Debt (or their Representative) to file any such claim or proof of debt, in any such case in accordance with the second paragraph of Section 11.04.

     Section 7.03 Individual Rights of Trustee.

     The Trustee in its individual or any other capacity may become the owner or pledgee of Securities and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent, Registrar, Conversion Agent or co-registrar may do the same with like rights. However, the Trustee must comply with Section 7.10 and Section 7.11.

     Section 7.04 Trustee's Disclaimer.

     The Trustee makes no representation as to, and shall have no responsibility for, the validity or adequacy of this Indenture or the Securities, it shall not be accountable for the Company's use or application by the Company of the Securities or of the proceeds from the Securities, it shall not be responsible for the correctness of any statement in the registration statement for the Securities under the Securities Act or in any offering document for the Securities, the Indenture or the Securities (other than its certificate of authentication), or the determination as to which beneficial owners are entitled to receive any notices hereunder.

     Section 7.05 Notice of Defaults.

     If a Default or Event of Default occurs and if it is known to the Trustee, the Trustee shall give to each Securityholder notice of the Default or Event of Default (and, to the extent applicable, notice if any payment is due with respect to Section 6.03) within 90 days after it occurs or, if later, within 15 days after it is known to the Trustee, unless such Default or Event of Default shall have been cured or waived before the giving of such notice. Notwithstanding the preceding sentence, except in the case of a Default or Event of Default described in clauses (d) and (e) of Section 6.01, the Trustee may withhold the notice if and so long as a committee of its Responsible Officers in good faith determines that withholding the notice is in the interest of the Securityholders. The preceding sentence shall be in lieu of the proviso to
Section 315(b) of the TIA and such proviso is hereby expressly excluded from this Indenture, as permitted by the TIA. The Trustee shall not be deemed to have knowledge of a Default or Event of Default unless a Responsible Officer of the Trustee has received written notice of such Default or Event of Default, which notice specifically references this Indenture and the Securities.

     Section 7.06 Reports by Trustee to Holders.

     Within 60 days after each December 31 beginning with December 31, 2007, the Trustee shall mail to each Securityholder a brief report dated as of such December 31 that complies with TIA Section 313(a), if required by such Section 313(a). The Trustee also shall comply with TIA Section 313(b). Any reports required by this Section 7.06 shall be transmitted by mail to Securityholders pursuant to TIA Section 313(c).

     A copy of each report at the time of its mailing to Securityholders shall be filed with the SEC and each securities exchange, if any, on which the Securities are listed. The Company agrees to notify the Trustee promptly whenever the Securities become listed on any securities exchange and of any delisting thereof.

     Section 7.07 Compensation and Indemnity.

     The Company agrees:

     (a) to pay to the Trustee from time to time such compensation as the Company and the Trustee shall from time to time agree in writing for all services rendered by it hereunder (which compensation shall not be limited (to the extent permitted by law) by any provision of law in regard to the compensation of a trustee of an express trust);

     (b) to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of this Indenture (including the reasonable compensation and the expenses, advances and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its own negligence, willful misconduct or bad faith; and

     (c) to indemnify the Trustee or any predecessor Trustee and their agents for, and to hold them harmless against, any loss, damage, claim, liability, cost or expense (including reasonable attorney's fees and expenses, and taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the costs and expenses of defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder.

     To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Securities on all money or property held or collected by the Trustee, except that held in trust to pay the principal amount of, or the Redemption Price, Repurchase Price, Fundamental Change Repurchase Price, Interest or Additional Interest, if any, as the case may be, on particular Securities.

     The Company's payment, reimbursement and indemnity obligations pursuant to this Section 7.07 shall survive the satisfaction and discharge of this Indenture, the resignation or removal of the Trustee and the termination of this Indenture for any reason. In addition to and without prejudice to its rights hereunder, when the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 6.01(i) or Section 6.01(j), the expenses, including the reasonable charges and expenses of its counsel and the compensation for services payable pursuant to Section 7.07(a), are intended to constitute expenses of administration under any applicable federal or state bankruptcy, insolvency or similar laws.

     For the purposes of this Section 7.07, the "Trustee" shall include any predecessor Trustee; provided, however, that except as may be otherwise agreed among the parties, the negligence, willful misconduct or bad faith of any Trustee hereunder shall not affect the rights of any other Trustee hereunder.

     Section 7.08 Replacement of Trustee.

     The Trustee may resign at any time by so notifying the Company; provided, however, no such resignation shall be effective until a successor Trustee has accepted its appointment pursuant to this Section 7.08. The Holders of a majority in aggregate principal amount of the Securities at the time outstanding may remove the Trustee by so notifying the Trustee and the Company in writing. The Company shall remove the Trustee if:

     (i)  the Trustee fails to comply with Section 7.10;

     (ii) the Trustee is adjudged bankrupt or insolvent;

     (iii) a receiver or public officer takes charge of the Trustee or its property; or

     (iv) the Trustee otherwise becomes incapable of acting.

     If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall promptly appoint, by resolution of its Board of Directors, a successor Trustee.

     A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company satisfactory in form and substance to the retiring Trustee and the Company. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. The successor Trustee shall mail a notice of its succession to Securityholders. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.07.

     If a successor Trustee does not take office within 30 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of a majority in aggregate principal amount of the Securities at the time outstanding may petition any court of competent jurisdiction at the expense of the Company for the appointment of a successor Trustee.

     If the Trustee fails to comply with Section 7.10, any Securityholder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

     So long as no Default or Event of Default shall have occurred and be continuing, if the Company shall have delivered to the Trustee (i) a Board Resolution appointing a successor Trustee, effective as of a date at least 30 days after delivery of such Resolution to the Trustee, and (ii) an instrument of acceptance of such appointment, effective as of such date, by such successor Trustee in accordance with this Indenture, the Trustee shall be deemed to have resigned as contemplated in this Section 7.08, the successor Trustee shall be deemed to have been accepted as contemplated in this Indenture, all as of such date, and all other provisions of this Indenture shall be applicable to such resignation, appointment and acceptance.

     Section 7.09 Successor Trustee by Merger.

     If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another Person, the resulting, surviving or transferee Person without any further act shall be the successor Trustee, subject to Sections 7.10 and 7.11.

     Section 7.10 Eligibility; Disqualification.

     The Trustee shall at all times satisfy the requirements of TIA Sections 310(a)(1) and 310(b). The Trustee (or any parent holding company) shall have a combined capital and surplus of at least $50,000,000 as set forth in its most recent published annual report of condition. Nothing herein contained shall prevent the Trustee from filing with the Commission the application referred to in the penultimate paragraph of TIA Section 310(b).

     Section 7.11 Preferential Collection of Claims Against Company.

     The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated therein.

                                    ARTICLE 8
                             DISCHARGE OF INDENTURE

     Section 8.01 Discharge of Liability on Securities.

     When (i) the Company causes to be delivered to the Trustee all outstanding Securities (other than Securities replaced or repaid pursuant to Section 2.07) for cancellation or (ii) all outstanding Securities have become due and payable and the Company deposits with the Trustee cash sufficient to pay all amounts due and owing on all outstanding Securities (other than Securities replaced pursuant to Section 2.07), and if in either case the Company pays all other sums payable hereunder by the Company, then this Indenture shall, subject to Section 7.07, cease to be of further effect. The Trustee shall join in the execution of a document prepared by the Company acknowledging satisfaction and discharge of this Indenture on demand of the Company accompanied by an Officer's Certificate and Opinion of Counsel and at the cost and expense of the Company.

     Section 8.02 Repayment to the Company.

     The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable abandoned property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person and the Trustee and the Paying Agent shall have no further liability to the Securityholders with respect to such money or securities for that period commencing after the return thereof.

     Section 8.03 Application of Trust Money.

     The Trustee shall hold in trust all money and other consideration deposited with it pursuant to Section 8.01 and shall apply such deposited money and other consideration through the Paying Agent and in accordance with this Indenture to the payment of amounts due on the Securities. Money and other consideration so held in trust is subject to the Trustee's rights under Section 7.07.

                                    ARTICLE 9
                                   AMENDMENTS

     Section 9.01 Without Consent of Holders.

     The Company, the Guarantors and the Trustee may modify or amend this Indenture, the Securities or the Guarantees without the consent of any Securityholder to:

     (a) add guarantees with respect to the Securities or secure the Securities;

     (b) remove any guarantee added to the Securities pursuant to clause (a) above, unless such guarantee is required pursuant to Section 5.01(a);

     (c) conform any non-conforming language or defined terms in the text of this Indenture or the Securities to any provision of the "Description of the Debentures" section of the Offering Memorandum so that such provision in the "Description of the Debentures" section reflects a verbatim recitation of a provision of this Indenture or the Securities;

     (d) add to the covenants or Events of Default of the Company for the benefit of the Holders of Securities;

     (e) surrender any right or power herein conferred upon the Company;

     (f) provide for conversion rights of Holders of Securities if any reclassification or change of the Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets occurs;

     (g) evidence the assumption by a successor Person (and the public acquirer, if applicable) of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition pursuant to Article 5 hereof (or Section 10.01(d) in the case of a public acquirer) and to evidence the assumption by a successor Guarantor Person of a Guarantor's obligations under its Guarantee in the case of a merger or consolidation pursuant to Article 5 hereof;

     (h) provide for uncertificated Securities in addition to or in place of Certificated Securities; provided, however, that uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code or in a manner such that uncertificated Securities are described in Section 163(f)(2)(B) of the Code;

     (i) change the Conversion Rate in accordance with this Indenture; provided, however, that any increase in the Conversion Rate other than pursuant to Article 10 shall not adversely affect the interests of the Holders of Securities (after taking into account U.S. federal income tax and other consequences of such increase);

     (j) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

     (k) cure any ambiguity or to correct or supplement any provision herein which may be a mistake or inconsistent with any other provision herein or which is otherwise defective;

     (l) make other changes to the Indenture or forms or terms of the Securities; provided that no such change individually or in the aggregate with all other such changes have or will have a material adverse effect on the interests of the Holders of Securities;

     (m) establish the form of Securities if issued in definitive form (substantially in the form of Exhibit B) or issue any Securities pursuant to the over-allotment option pursuant to the Purchase Agreement;

     (n) evidence and provide for the acceptance of the appointment under this Indenture of a successor Trustee in accordance with the terms of this Indenture; or

     (o) irrevocably elect to pay the principal of the Securities in cash or to pay all of the Conversion Obligation in shares of Common Stock in accordance with this Indenture.

     Section 9.02 With Consent of Holders.

     Except as provided below in this Section 9.02 and in Section 9.01, this Indenture, the Securities or the Guarantees may be amended, modified or supplemented, and noncompliance in any particular instance with any provision of this Indenture, the Securities or the Guarantees may be waived, in each case with the written consent of the Holders of at least a majority of the principal amount of the Securities at the time outstanding.

     Without the written consent or the affirmative vote of each Holder of Securities, an amendment, supplement or waiver under this Section 9.02 may not:

     (a) reduce the principal amount of or change the maturity of any Security, or the payment date of any installment of Interest or Additional Interest payable on any Security;

     (b) reduce the Redemption Price, Repurchase Price or Fundamental Change Repurchase Price of, any Security or change the time at which or circumstances under which the Securities may be redeemed or repurchased;

     (c) change the currency of payment of such Securities or Interest, Additional Interest, Redemption Price, Fundamental Change Repurchase Price or Repurchase Price thereon;

     (d) alter the manner of calculation or rate of accrual of Interest or Additional Interest or extend the time for payment of any such amount;

     (e) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to, or conversion of, any Security;

     (f) adversely affect the repurchase option of the Holders of the Securities as provided in Article 3 or impair the right of the Holders of the Securities to convert any Security as provided in Article 10 or reduce the number of Common Shares or any other property receivable upon conversion, except as otherwise permitted pursuant to Article 5 or Section 10.05 hereof;

     (g) modify the redemption provisions of Article 3 in a manner adverse to the Holders of the Securities;

     (h) change the Company's obligation to maintain an office or agency in the places and for the purposes specified in this Indenture;

     (i) modify any of the provisions of this Section 9.02, or reduce the percentage of the aggregate principal amount of outstanding Securities required to amend, modify or supplement the Indenture or the Securities or waive an Event of Default, except to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; or

     (j) modify any of the provisions of this Indenture which relate to subordination under Article 11 if such modification would adversely affect the rights of Holders of Securities.

     It shall not be necessary for the consent of the Holders under this Section
9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof.

     After an amendment under this Section 9.02 becomes effective, the Company shall deliver to each Holder a notice briefly describing the amendment.

     Section 9.03 Compliance With Trust Indenture Act.

     Every supplemental indenture executed pursuant to this Article 9 shall comply with the TIA as then in effect.

     Section 9.04 Revocation and Effect of Consents, Waivers and Actions.

     Until an amendment, waiver or other action by Holders becomes effective, a consent thereto by a Holder of a Security hereunder is a continuing consent by the Holder and every subsequent Holder of that Security or portion of the Security that evidences the same obligation as the consenting Holder's Security, even if notation of the consent, waiver or action is not made on the Security. However, any such Holder or subsequent Holder may revoke the consent, waiver or action as to such Holder's Security or portion of the Security if the Trustee receives the notice of revocation before the date the amendment, waiver or action becomes effective. After an amendment, waiver or action becomes effective, it shall bind every Securityholder.

     Section 9.05 Notice of Amendments, Notation on or Exchange of Securities.

     Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article 9 may, and shall if required by the Company, bear a notation in form approved by the Company as to any matter provided for in such supplemental indenture. If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Trustee and the Board of Directors, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for outstanding Securities.

     Section 9.06 Trustee to Sign Supplemental Indentures.

     The Trustee shall sign any supplemental indenture authorized pursuant to this Article 9 if the amendment contained therein does not affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may, but need not, sign such supplemental indenture. In signing such supplemental indenture the Trustee shall receive, and (subject to the provisions of Section 7.01) shall be fully protected in relying upon, an Officer's Certificate and an Opinion of Counsel stating that such amendment is authorized or permitted by this Indenture.

     Section 9.07 Effect of Supplemental Indentures.

     Upon the execution of any supplemental indenture under this Article 9, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

                                   ARTICLE 10
                                   CONVERSIONS

     Section 10.01 Conversion Privilege.

     (a) Subject to and upon compliance with the provisions of this Article 10, a Holder of a Security shall have the right, at such Holder's option, to convert all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof) of such Security prior to the close of business on the Business Day immediately preceding Stated Maturity into cash, shares of Common Stock, or a combination of cash and shares of Common Stock, as determined at the Company's discretion, at the Conversion Rate (the "Conversion Obligation") in effect on the date of conversion only as follows:

     (i) during any fiscal quarter of the Company (a "Fiscal Quarter") commencing after the fiscal quarter ending March 31, 2007 (and only during such Fiscal Quarter), if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day of the immediately preceding Fiscal Quarter is more than 130% of the Conversion Price in effect on such last Trading Day;

     (ii) during the five Business Day period immediately following any five consecutive Trading Day period (the "Measurement Period") in which the Trading Price per $1,000 original principal amount of the Securities for each day of such Measurement Period was less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate on each such date. The Conversion Agent will, on the Company's behalf, determine if the Securities are convertible as a result of the Trading Price of the Securities and notify the Company and the Trustee; provided that the Conversion Agent shall have no obligation to determine the Trading Price of the Securities unless the Company has requested such determination in writing and the Company shall have no obligation to make such request unless requested to do so by a Holder of the Securities. Upon making any such request, any such requesting Holder shall provide reasonable evidence that (A) such requesting Holder is a Holder of the Securities as of the date of such notice, and (B) the Trading Price per $1,000 principal amount of Securities would be less than 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate. At such time, the Company shall instruct the Conversion Agent to determine the Trading Price of the Securities beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 original principal amount of the Securities is greater than or equal to 98% of the product of the Last Reported Sale Price of the Common Stock and the Conversion Rate;

     (iii) at any time prior to the close of business on the second Business Day immediately preceding the Redemption Date, if the Company has called the Securities for redemption pursuant to Article 3 hereof, even if the Securities are not otherwise convertible at that time;

     (iv) any time on or after November 1, 2026 and prior to the close of business on the Stated Maturity;

     (v) as provided in clause (b) of this Section 10.01.

     The Company or, at its option, the Conversion Agent on behalf of the Company, shall determine on a daily basis during the time periods specified in
Section 10.01(a)(i) or, following a request by a Holder of Securities in accordance with the procedures specified in Section 10.01(a)(ii), whether the Securities shall be convertible as a result of the occurrence of an event specified in such Sections and, if the Securities shall be so convertible, the Company or the Conversion Agent, as applicable, shall promptly deliver to the Trustee and Conversion Agent or the Company, as applicable written notice thereof. Whenever the Securities shall become convertible pursuant to this
Section 10.01 (as determined in accordance with this Section 10.01), the Company or, at the Company's request, the Trustee in the name and at the expense of the Company, shall promptly notify the Holders (with a copy to the Trustee and Conversion Agent) of the event triggering such convertibility in the manner provided in Section 13.02, and the Company shall also promptly disseminate a press release through Dow Jones & Company, Inc. or Bloomberg Business News and publish such information on the Company's Website or through another public medium the Company may use at that time. Any notice so given shall be conclusively presumed to have been duly given, whether or not the Holder receives such notice.

     (b) In the event that:

          (1) (A) the Company distributes to all or substantially all holders of Common Stock rights or warrants entitling them to purchase, for a period expiring within 60 days after the date of such distribution, Common Stock at less than the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the announcement date for such distribution; or (B) the Company distributes to all or substantially all holders of Common Stock assets (including cash), debt securities or rights or warrants to purchase the Company's securities, which distribution has a per share value as determined by the Board of Directors exceeding 10% of the Last Reported Sale Price of the Common Stock on the Trading Day immediately preceding the announcement date of such distribution, then, in either case, the Securities may be surrendered for conversion at any time on and after the date that the Company gives notice to the Trustee and the Holders of such distribution, which shall be not less than 20 Business Days prior to the Ex-Dividend Date for such distribution, until the earlier of the close of business on the Business Day immediately preceding the Ex-Dividend Date or the date the Company announces that such distribution shall not take place, even if the Securities are not otherwise convertible at such time; provided that no Holder of a Security shall have the right to convert if the Holder may otherwise participate in such distribution without conversion; or

          (2) a Fundamental Change occurs, then the Securities may be surrendered for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until and including the date which is 15 days after the actual effective date of such transaction (or, if such transaction also constitutes a Change of Control pursuant to which Holders have a right to require the Company to repurchase the Securities pursuant to Section 3.08, until the applicable Fundamental Change Repurchase Date). The Company shall notify the Trustee and Holders at the time the Company publicly announces the Change of Control transaction giving rise to the above conversion right (but in no event less than 15 days prior to the anticipated effective date of such transaction). If the Company engages in any reclassification of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value) or is party to a consolidation, merger, binding share exchange or transfer of all or substantially all of its assets pursuant to which Holders of Common Stock would be entitled to receive cash, securities or other property, then at the effective time of such transaction, to the extent that it constitutes a Change of Control as described in this paragraph above as giving rise to a conversion right, the Conversion Obligation and the Conversion Settlement Distribution shall be based on the applicable Conversion Rate and the kind and amount of cash, securities or other property that a holder of one share of the Common Stock would have received in such transaction as determined pursuant to Section 10.05(b) (such property, collectively, the "Exchange Property"). In addition, if a Holder converts Securities following the effective time of any such transaction, any amounts of the Conversion Settlement Distribution to be settled in shares of Common Stock shall be paid in such Exchange Property rather than shares of Common Stock. If the transaction also constitutes a Fundamental Change, (A) a Holder can require the Company to repurchase all or a portion of its Securities pursuant to Section 3.08 or, (B) if such Holder elects, instead, to convert all or a portion of its Securities, such Holder shall receive Additional Shares upon conversion pursuant to Section 10.01(c), in each case, subject to the terms and conditions set forth in each such Section.

     (c) If and only to the extent a Holder timely elects to convert Securities during the period specified in Section 10.01(b)(2) above on or prior to February 1, 2017, and 10% or more of the consideration for the Common Stock in such Change of Control transaction consists of consideration other than common stock traded or scheduled to be traded immediately following such transaction on a U.S. national securities exchange or The New York Stock Exchange, the Conversion Rate shall be increased by an additional number of shares of Common Stock (the "Additional Shares") as described below; provided that if the Stock Price paid in connection with such transaction is greater than $100.00 or less than $20.24 (subject in each case to adjustment as described below), no Additional Shares shall be added to the Conversion Rate. Notwithstanding this Section 10.01(c), if the Company elects to adjust the Conversion Rate pursuant to Section 10.01(d), the provisions of Section 10.01(d) shall apply in lieu of the provisions of this Section 10.01(c). The Company shall notify the Trustee and Holders, at least 15 days prior to the anticipated effective date of such transaction causing any increase of the Conversion Rate pursuant to this Section 10.01(c), whether the Company elects to increase the Conversion Rate as described above or to adjust the Conversion Rate pursuant to
Section 10.01(d).

     The number of Additional Shares to be added to the Conversion Rate as described in the immediately preceding paragraph shall be determined by reference to the table attached as Schedule I hereto, based on the effective date of such Change of Control transaction and the Stock Price paid in connection with such transaction; provided that if the Stock Price is between two Stock Price amounts in the table or such effective date is between two effective dates in the table, the number of Additional Shares shall be determined by a straight-line interpolation between the number of Additional Shares set forth for the higher and lower Stock Price amounts and the two dates, as applicable, based on a 365-day year. The "effective date" with respect to a Change of Control transaction means the date that a Change of Control becomes effective.

     With respect to any Securities tendered for conversion to which Additional Shares apply, any shares of Common Stock to be delivered upon conversion of such Securities pursuant to Section 10.02 shall be delivered to Holders who elect to convert their Securities on the later of (1) the fifth Business Day following the effective date and (2) the third Business Day following the final day of the Cash Settlement Averaging Period.

     The Stock Prices set forth in the first row of the table in Schedule I hereto shall be adjusted as of any date on which the Conversion Rate of the Securities is adjusted pursuant to Section 10.04. The adjusted Stock Prices shall equal the Stock Prices applicable immediately prior to such adjustment, multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of Additional Shares shall be adjusted in the same manner as the Conversion Rate as set forth in Section 10.04.

     Notwithstanding the foregoing, in no event shall the total number of shares of Common Stock issuable upon conversion of the Securities exceed 49.4071 per $1,000 principal amount of Securities, subject to adjustments in the same manner as the Conversion Rate as set forth in Section 10.04.

     (d) Notwithstanding the provisions of Section 10.01(c), in the case of a Change of Control that would lead to the issuance of Additional Shares as set forth in clause (c) above that is also a Public Acquirer Change of Control, the Company may, at its option and in lieu of increasing the Conversion Rate by Additional Shares as described in Section 10.01(c), elect to adjust the Conversion Rate and the related Conversion Obligation such that from and after the effective date of such Public Acquirer Change of Control, Holders of Securities shall be entitled to convert their Securities (subject to the satisfaction of the conditions to conversion set forth in Sections 10.01(a) and 10.03) into Public Acquirer Common Stock.

     The Conversion Rate following the effective date of such transaction will be a number of shares of Public Acquirer Common Stock equal to the product obtained by multiplying the Conversion Rate in effect immediately before the Public Acquirer Change of Control and the average of the quotients obtained by dividing:

     (i) the Acquisition Value of the Company's Common Stock by

     (ii) the Last Reported Sale Price of the Public Acquirer Common Stock for each such Trading Day in the 10 consecutive Trading Day period ending on the Trading Day immediately preceding the effective date of such Public Acquirer Change of Control (the "Valuation Period").

     The "Acquisition Value" of the Common Stock means, for each Trading Day in the Valuation Period, the value of the consideration paid per share of Common Stock in connection with such Public Acquirer Change of Control, as follows:

     (i) For any cash, 100% of the face amount of such cash;

     (ii) for any Public Acquirer Common Stock, 100% of the Last Reported Sale Price of such Public Acquirer Common Stock on such trading day; and

     (iii) for any other securities, assets or property, 102% of the fair market value of such security, asset or property on such Trading Day, as determined by three independent nationally recognized investment banks selected by the Company for this purpose (or if prices are not available from three such firms, from two such firms or, if prices are not available from two such firms, from one such firm).

     "Public Acquirer Change of Control" means an event constituting a corporate transaction that would otherwise obligate the Company to increase the Conversion Rate as described in Section 10.01(c) and the acquirer, the Person formed by or surviving the merger or consolidation or any entity that is direct or indirect "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act) of more than 50% of such Person's or acquirer's Voting Stock has a class of common stock traded on a national securities exchange or quoted on The New York Stock Exchange or which shall be so traded or quoted when issued or exchanged in connection with such Change of Control (the "Public Acquirer Common Stock"); provided, that if there is more than one of such entity, the relevant entity shall be such entity with the most direct beneficial ownership to such acquirer's or Person's capital stock.

     Upon a Public Acquirer Change of Control, if the Company so elects, Holders may convert their Securities (subject to the satisfaction of the conditions to conversion set forth in Section 10.01(a)) at the adjusted Conversion Rate described above but shall not be entitled to the increased Conversion Rate described in Section 10.01(c). The Company shall notify the Trustee and Holders of its election in its written notice to Holders pursuant to Section 10.01(b)(2) above. Holders may convert their Securities upon a Public Acquirer Change of Control during the period specified in Section 10.01(b)(2). In addition, Holders can also, subject to certain conditions, require the Company to repurchase all or a portion of their Securities as described in Section 3.08.

     After any adjustment of the Conversion Rate in connection with a Public Acquirer Change of Control, the Conversion Rate shall be subject to further similar adjustments in the event that any of the events described in Section
10.04 occur thereafter.

     The Company may only make such election if such public acquirer is a corporation organized under the laws of the United States, any State thereof or the District Columbia and if the Company and such public acquirer executes a supplemental indenture whereby the public acquirer agrees to comply with the obligations of the Company under the Securities and the Indenture applicable to such public acquirer or any securities thereof that may be issuable upon conversion of the Securities.

     Section 10.02 Conversion Procedure; Conversion Rate; Fractional Shares.

     Subject to Section 10.01 and the Company's rights under Section 10.03, each Security shall be convertible at the office of the Conversion Agent into a combination of cash and fully paid and nonassessable shares (calculated to the nearest 1/100th of a share) of Common Stock, if any, at a rate (the "Conversion Rate") equal to, initially, 40.3323 shares of Common Stock for each $1,000 principal amount of Securities. The Conversion Rate shall be adjusted in certain instances as provided in Section 10.04 hereof, but shall not be adjusted for any accrued and unpaid Interest or Additional Interest, if any, unless such Conversion Date occurs between an Interest Record Date and the Interest Payment Date to which that Interest Record Date relates. Upon conversion, no payment shall be made by the Company with respect to any accrued and unpaid Interest, including Additional Interest, if any. Instead, such amount shall be deemed paid by the applicable Conversion Settlement Distribution delivered upon conversion of any Security. In addition, no payment or adjustment shall be made in respect of dividends on the Common Stock with a record date prior to the Conversion Date. The Company shall not issue any fraction of a share of Common Stock in connection with any conversion of Securities, but instead shall, subject to
Section 10.03 hereof, make a cash payment (calculated to the nearest cent) equal to such fraction multiplied by the Last Reported Sale Price of the Common Stock on the Trading Day prior to the Conversion Date.

     (a) Before any Holder of a Security shall be entitled to convert the same into a combination of cash and Common Stock, if any, such Holder shall (1) in the case of Global Securities, comply with the procedures of the Depositary in effect at that time for converting a beneficial interest in a Global Security, and in the case of Certificated Securities, surrender such Securities, duly endorsed to the Company or in blank, at the office of the Conversion Agent, and
(2) give written notice to the Conversion Agent in the form on the reverse of such Certificated Security (the "Conversion Notice") at said office or place that such Holder elects to convert the same and shall state in writing therein the principal amount of Securities to be converted and the name or names (with addresses) in which such Holder wishes the certificate or certificates for Common Stock included in the Conversion Settlement Distribution, if any, to be registered.

     Before any such conversion, a Holder also shall pay all taxes or duties, if any, as provided in Section 10.06 and any amount payable pursuant to Section 10.02(f).

     If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares of Common Stock, if any, that shall be deliverable upon conversion as part of the Conversion Settlement Distribution shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof to the extent permitted thereby) so surrendered.

     (b) A Security shall be deemed to have been converted as of the close of business on the date (the "Conversion Date") that the Holder has complied with
Section 10.02(a).

     (c) The Company shall, on the Conversion Settlement Date, (i) pay the cash component (including cash in lieu of any fraction of a share to which such Holder would otherwise be entitled) of the Conversion Obligation determined pursuant to Section 10.03 to the Holder of a Security surrendered for conversion, or such Holder's nominee or nominees or, and (ii) issue, or cause to be issued, and deliver to the Conversion Agent or to such Holder, or such Holder's nominee or nominees, certificates for the number of full shares of Common Stock, if any, or make a book-entry transfer through DTC with respect to uncertficated Shares, if applicable, to which such Holder shall be entitled as part of such Conversion Obligation. The Company shall not be required to deliver certificates for shares of Common Stock while the stock transfer books for such stock or the security register are duly closed for any purpose, but certificates for shares of Common Stock shall be issued and delivered as soon as practicable after the opening of such books or security register, and the Person or Persons entitled to receive the Common Stock as part of the applicable Conversion Settlement Distribution upon such conversion shall be treated for all purposes as the record holder or holders of such Common Stock, as of the close of business on the applicable Conversion Settlement Date.

     (d) In case any Security shall be surrendered for partial conversion, the Company shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Security so surrendered, without charge to such Holder (subject to the provisions of Section 10.06 hereof), a new Security or Securities in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Securities.

     (e) By delivering the combination of cash and shares of Common Stock, if any, together with a cash payment in lieu of any fractional shares to the Conversion Agent or to the Holder or such Holder's nominee or nominees, the Company shall have satisfied in full its Conversion Obligation with respect to such Security, and upon such delivery, accrued and unpaid Interest, if any, and Additional Interest, if any, with respect to such Security shall be deemed to be paid in full rather than canceled, extinguished or forfeited, and such amounts shall no longer accrue.

     (f) If a Securityholder delivers a Conversion Notice after the Interest Record Date for a payment of Interest (including Additional Interest, if any) but prior to the corresponding Interest Payment Date, such Securityholder must pay to the Company, at the time such Securityholder surrenders Securities for conversion, an amount equal to the Interest (including Additional Interest, if any), that has accrued and shall be paid on the related Interest Payment Date. The preceding sentence shall not apply if (1) the Company has specified a Redemption Date that is after an Interest Record Date but on or prior to the corresponding Interest Payment Date, (2) the Company has specified a Fundamental Change Repurchase Date during such period referred to in clause (1) of this paragraph or (3) to the extent of overdue Interest (including Additional Interest, if any), if any overdue Interest exists at the time of conversion with respect to the Securities converted.

     Section 10.03 Payment Upon Conversion.

     (a) In the event that the Company receives a Conversion Notice on or prior to the day that is 20 days prior to either Stated Maturity or, with respect to Securities being redeemed, the applicable Redemption Date (the "Final Notice Date"), the following procedures will apply:

     If the Company chooses to satisfy all or any portion of its Conversion Obligation in cash, the Company will notify such Holder through the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) at any time on or before the date that is two Business Days following the Company's receipt of the Conversion Notice as specified in Section 10.02 (such period, the "Cash Settlement Notice Period"). If the Company timely elects to pay cash for any portion of the Common Stock otherwise issuable to such Holder, the Conversion Notice may be retracted at any time during the two Business Day period beginning on the day after the final day of the Cash Settlement Notice Period (the "Conversion Retraction Period"); no such retraction can be made (and a Conversion Notice shall be irrevocable) if the Company does not elect to deliver cash in lieu of shares of Common Stock (other than cash in lieu of fractional shares). If the Conversion Notice is not retracted within the Conversion Retraction Period, then settlement of the Conversion Obligation (in cash and/or shares of Common Stock) (the "Conversion Settlement Distribution") (other than with respect to any Additional Shares, for which settlement shall occur in the time periods specified in Section 10.01(c)) will occur on the third Business Day following the final day of the 20 Trading Day period beginning on the Trading Day after the final day of the Conversion Retraction


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

Period (the "Cash Settlement Averaging Period"). The Conversion Settlement Distribution will be computed as follows:

     (i) If the Company elects to satisfy the entire Conversion Obligation in shares of Common Stock, the Company shall deliver to Holders surrendering Securities for conversion a number of shares of Common Stock equal to (1) the aggregate principal amount of Securities to be converted divided by 1,000, multiplied by (2) the sum of the applicable Conversion Rate and the applicable number of Additional Shares issuable upon conversion of $1,000 principal amount of Securities, if any. In addition, the Company will pay cash for all fractional shares of Common Stock as set forth in Section 10.02(c).

     (ii) If the Company elects to satisfy the entire Conversion Obligation in cash, the Company will deliver to Holders surrendering Securities for conversion, for each $1,000 principal amount of Securities, cash in an amount equal to the product of:

          (1) a number equal to (x) the aggregate principal amount of Securities to be converted divided by 1,000 multiplied by (y) the number of shares of Common Stock calculated pursuant to subclause (2) of clause (i) of this Section 10.03(a), and

          (2) the average of the Closing Prices of the Common Stock during each Trading Day during the Cash Settlement Averaging Period.

     (iii) If the Company elects to satisfy a fixed portion (other than 100%) of the Conversion Obligation in cash, the Company will deliver to Holders surrendering Securities for conversion, for each $1,000 principal amount of Securities, such cash amount (the "Cash Amount") and a number of shares of Common Stock equal to the excess, if any, of the number of shares of Common Stock calculated pursuant to subclause (2) of clause (i) of this Section 10.03(a) over the number of shares of Common Stock equal to the sum, for each day of the Cash Settlement Averaging Period, of (x) 5% of the Cash Amount (other than cash for fractional shares of Common Stock), divided by (y) the Closing Price of the Common Stock on such day. In addition, the Company will pay cash for all fractional shares of Common Stock as set forth in Section 10.02(c).

     (b) (i) In the event that the Company receives a Conversion Notice after the Final Notice Date, if the Company chooses to satisfy all or any portion of the Conversion Obligation in cash, the Company shall send, on or prior to the Final Notice Date, a single notice to the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount). If the Company delivers a single notice to the Trustee, the Company will not send individual notices of its election to satisfy all or any portion of the Conversion Obligation in cash. The Conversion Settlement Distribution will be computed in the same manner as set forth under
Section 10.03(a) above except that the "Cash Settlement Averaging Period" shall be the 20 Trading Day period beginning on the Trading Day after the receipt of the Conversion Notice (or, in the event the Company receives the Conversion Notice on the Business Day prior to the Stated Maturity, the 20 Trading Day period beginning on the Trading Day after the Stated Maturity). Settlement of the Conversion Obligation pursuant to this Section 10.03(b)(i) (in cash and/or shares of Common Stock) (other than with respect to any Additional Shares, for which settlement shall occur in the time periods specified in Section 10.01(c)) will occur on the third Business Day following the final day of such Cash Settlement Averaging Period.

     (ii) If a Holder elects to convert Securities pursuant to Section 10.01(a)(5) and such Holder, in connection with such conversion, would be entitled to receive Additional Shares, the Company will not send individual notices of its election to satisfy all or any portion of the Conversion Obligation in cash. Instead, if the Company chooses to satisfy all or any portion of the Conversion Obligation in cash, unless the Company has previously sent a notice pursuant to Section 10.03(c), the Company will send a single


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

notice to the Trustee of the dollar amount to be satisfied in cash (which must be expressed either as 100% of the Conversion Obligation or as a fixed dollar amount) in connection with the announcement of the relevant corporate transaction. The Conversion Settlement Distribution will be computed in the same manner as set forth in Section 10.03(a) except that (1) the Cash Settlement Averaging Period shall be the 20 Trading Day period beginning on the Trading Day after the receipt of the Conversion Notice (or, in the event the Company receives the Conversion Notice on the Business Day prior to the Stated Maturity, the 20 Trading Day period beginning on the Trading Day after the Stated Maturity), and (2) if the Securities become convertible into Exchange Property, the Closing Price of the Common Stock shall be deemed to equal the sum of (A) 100% of the value of any Exchange Property consisting of cash received per share of Common Stock, (B) the Closing Price of any Exchange Property received per share of Common Stock consisting of securities that are traded on a U.S. national securities exchange or approved for quotation on The New York Stock Exchange and (3) the Fair Market Value of any other Exchange Property received per share, as determined by two independent nationally recognized investment banks selected by the Trustee for this purpose. Settlement (in cash and/or shares) will occur on the third Business Day following the final day of such Cash Settlement Averaging Period.

     (c) Notwithstanding anything to the contrary in this Indenture, at any time prior to Stated Maturity, the Company may irrevocably elect, with respect to any Securities which may be converted after the date of such election, in its sole discretion without the consent of the Holders of the Securities, by notice to the Trustee and the Holders of the Securities,

     (i) to satisfy in cash the lesser of (1) (A) the Conversion Rate, multiplied by (B) the average Closing Price of the Common Stock during the Cash Settlement Averaging Period and (2) 100% of the principal amount of any such Security, with any remaining amount to be satisfied in shares of Common Stock, or

     (ii) to satisfy all of the Conversion Obligation in shares of Common Stock.

     Any Conversion Notice delivered following the date the Company makes either such election shall not be retractable, and the Conversion Settlement Distribution shall be computed and settlement dates shall be determined in the same manner as set forth in Section 10.03(a), except that the Cash Settlement Averaging Period shall be the 20 Trading Day period beginning on the Trading Day after receipt of the Conversion Notice. In the case of any Holders who elect to convert any Securities pursuant to the provisions set forth in Section 10.01(a)(5) following the date the Company makes either election set forth in this Section 10.03(c), and such Holder, in connection with such conversion, would be entitled to receive Additional Shares, the Conversion Settlement Distribution will be computed and the settlement dates will be determined in the same manner as set forth in Section 10.03(b)(ii).

     Section 10.04 Adjustment of Conversion Rate.

     The Conversion Rate shall be adjusted, without duplication, from time to time by the Company in accordance with this Section 10.04:

     (a) In case the Company shall hereafter pay a dividend or make a distribution to all or substantially all holders of the outstanding Common Stock in shares of Common Stock, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date following the date fixed for the determination of shareholders entitled to receive such dividend or other distribution by a fraction,

     (i) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus (B) the total number of shares of Common Stock constituting the dividend or distribution; and

     (ii) the denominator of which shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination,

such increase to become effective immediately after the opening of business on the day following the date fixed for such determination. If any dividend or distribution of the type described in this Section 10.04 is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

     (b) In case the Company shall issue rights, warrants or options (other than pursuant to any dividend reinvestment or share repurchase plans) to all or substantially all holders of its outstanding shares of Common Stock entitling them (for a period expiring within 60 days after the date of such distribution) to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price on the date fixed for determination of shareholders entitled to receive such rights, warrants or options, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the date fixed for determination of shareholders entitled to receive such rights, warrants or options by a fraction,

     (i) the numerator of which shall be the sum of (A) the number of shares of Common Stock outstanding on the date fixed for determination of shareholders entitled to receive such rights or warrants plus (B) the total number of additional shares of Common Stock offered for subscription or purchase, and

     (ii) the denominator of which is the sum of (A) the number of shares of Common Stock outstanding on the date fixed for determination of shareholders entitled to receive such rights or warrants plus (B) the total number of additional shares of Common Stock that the aggregate offering price of the total number of shares of Common Stock offered for subscription or purchase would purchase at the Current Market Price of the Common Stock on such date.

     Such adjustment shall be successively made whenever any such rights or warrants are issued, and shall become effective immediately after the opening of business on the day following the date fixed for determination of shareholders entitled to receive such rights or warrants. To the extent that shares of Common Stock are not delivered after the expiration of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. In the event that such rights or warrants are not so exercised, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such date fixed for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights, options or warrants entitle the holders to subscribe for or purchase shares of Common Stock at less than such Current Market Price, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

     (c) In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of


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

shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

     (d) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of Capital Stock of the Company or evidences of its indebtedness or other assets (including securities, but excluding any rights, options or warrants referred to in Section 10.04(b) and excluding any dividend or distribution (x) paid exclusively in cash or (y) referred to in Section 10.04(a)) (any of the foregoing hereinafter in this Section 10.04(d) called the "Distributed Assets"), then, in each such case, the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect on the Ex-Dividend Date with respect to such distribution by a fraction,

     (i) the numerator of which shall be the Current Market Price per share of the Common Stock on such Ex-Dividend Date; and

     (ii) the denominator of which shall be the Current Market Price per share of the Common Stock less the Fair Market Value (as determined by the Board of Directors and described in a resolution of the Board of Directors) on the Ex-Dividend Date of the portion of the Distributed Assets so distributed in respect of one share of Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following such Ex-Dividend Date; provided, however, that in the event
(1) the then Fair Market Value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price of the Common Stock on such Ex-Dividend Date or (2) the Current Market Price of Common Stock on the Ex-Dividend Date exceeds the then Fair Market Value (as so determined) of the portion of the Distributed Assets so distributed applicable to one share of Common Stock by less than $1.00, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion the amount of Distributed Assets such Holder would have received had such Holder converted each Security on the Ex-Dividend Date for such distribution. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall be adjusted to be the Conversion Rate that would then be in effect if such dividend or distribution had not been declared. If the Board of Directors determines the Fair Market Value of any distribution for purposes of this Section 10.04(d) by reference to the actual or when issued trading market for any securities, it must in doing so consider the prices in such market over the same period used in computing the Current Market Price of the Common Stock.

     Rights or warrants distributed by the Company to all holders of Common Stock entitling the Holders thereof to subscribe for or purchase shares of the Company's Capital Stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events ("Trigger Event"): (i) are deemed to be transferred with such shares of Common Stock; (ii) are not exercisable; and (iii) are also issued in respect of future issuances of Common Stock, shall be deemed not to have been distributed for purposes of this Section 10.04 (and no adjustment to the Conversion Rate under this Section 10.04 shall be required) until the occurrence of the earliest Trigger Event, whereupon such rights and warrants shall be deemed to have been distributed and an appropriate adjustment (if any is required) to the Conversion Rate shall be made under this Section 10.04. If any such right or warrant, including any such existing rights or warrants distributed prior to the date of this Indenture, are subject to events, upon the occurrence of which such rights or warrants become exercisable to purchase different securities, evidences of indebtedness or other assets, then the date of the occurrence of any and each such event shall be deemed to be the date of distribution and record date with respect to new rights or warrants with such rights (and a termination or expiration of the existing rights or warrants without exercise by any of the holders thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto that was counted for purposes of calculating a distribution amount for which an adjustment to the Conversion Rate under this Section 10.04 was made, (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder or holders of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of such rights or warrants that shall have expired or been terminated without exercise by any holders thereof, the Conversion Rate shall be readjusted as if such rights and warrants had not been issued.

     No adjustment of the Conversion Rate shall be made pursuant to this Section 10.04(d) in respect of rights or warrants distributed or deemed distributed on any Trigger Event to the extent that such rights or warrants are actually distributed, or reserved by the Company for distribution to Holders of Securities upon conversion by such Holders of Securities to Common Stock.

     For purposes of this Section 10.04(d) and Section 10.04(a) and (b), any dividend or distribution to which this Section 10.04(d) is applicable that also includes shares of Common Stock, or rights or warrants to subscribe for or purchase shares of Common Stock (or both), shall be deemed instead to be (1) a dividend or distribution of the evidences of indebtedness, assets or shares of capital stock other than such shares of Common Stock or rights or warrants (and any Conversion Rate adjustment required by this Section 10.04(d) with respect to such dividend or distribution shall then be made) immediately followed by (2) a dividend or distribution of such shares of Common Stock or such rights or warrants (and any further Conversion Rate adjustment required by Section 10.04(a) and (b) with respect to such dividend or distribution shall then be made), except (A) the Ex-Dividend Date of such dividend or distribution shall be substituted as "the date fixed for the determination of shareholders entitled to receive such dividend or other distribution," "the date fixed for the determination of shareholders entitled to receive such rights or warrants" and "the date fixed for such determination" within the meaning of Section 10.04(a) and (b), and (B) any shares of Common Stock included in such dividend or distribution shall not be deemed "outstanding at the close of business on the date fixed for such determination" within the meaning of Section 10.04(a).

     If any Distributed Assets requiring any adjustment pursuant to this Section 10.04(d) consists of the Capital Stock, or similar equity interests in, a Subsidiary or other business unit of the Company which are or in connection with such distribution will be listed or quoted for trading on a U.S. national or regional securities exchange or The New York Stock Exchange, the Conversion Rate in effect immediately before the close of business on the Ex-Dividend Date fixed for determination of shareholders entitled to receive the distribution shall instead be increased by multiplying the Conversion Rate then in effect by a fraction, (A) the numerator of which is the sum of (1) the average of the Last Reported Sale Prices of such distributed security for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date on The New York Stock Exchange or such other national or regional exchange or market on which such securities are then listed or quoted plus (2) the average of the Closing Prices of the Common Stock over the same Trading Day period and
(B) the denominator of which is such average of the Last Reported Sale Prices of the Common Stock for the 10 Trading Days commencing on and including the fifth Trading Day after the Ex-Dividend Date on The New York Stock Exchange or such other national or regional exchange or market on which the securities are then listed or quoted.


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

     (e) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock cash (an "Extraordinary Cash Dividend") (excluding any quarterly cash dividend on the Company's Common Stock to the extent that the aggregate cash dividend per share of Common Stock related to any fiscal quarter does not exceed $0.0125 (which amount shall be proportionally adjusted in the event of any occurrence described in Section 10.04(a) and Section 10.04(c) (the "Dividend Threshold Amount")), then, in such case, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the Ex-Dividend Date for such Extraordinary Cash Dividend by a fraction,

     (i) the numerator of which shall be the Closing Price of the Common Stock as of the Trading Day before such Ex-Dividend Date, and

     (ii) the denominator of which shall be such Closing Price of the Common Stock as of the Trading Day before such Ex-Dividend Date minus the amount in cash per share the Company distributes to holders in excess of the Dividend Threshold Amount (and for which no adjustment has been made).

     If an adjustment is required to be made pursuant to this Section 10.04(e), as a result of a distribution that is not a regular quarterly cash dividend, the Dividend Threshold Amount will be deemed to be zero. The Dividend Threshold Amount is subject to adjustment in a manner inversely proportional to adjustments to the Conversion Rate, provided that no adjustment shall be made to the Dividend Threshold Amount for any adjustment made to the Conversion Rate pursuant to this Section 10.04(e).

     The adjustment shall become effective immediately after the close of business on the Business Day immediately preceding the Ex-Dividend Date with respect to the distribution.

     As used in this Section 10.04(e), "Ex-Dividend Date" means the first date on which the shares of Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question.

     (f) In case a tender (other than an odd-lot offer) or exchange offer made by the Company or any Subsidiary for all or any portion of the Common Stock shall expire and such tender or exchange offer (as amended upon the expiration thereof) shall require the payment to shareholders of consideration per share of Common Stock having a Fair Market Value (as determined by the Board of Directors, whose determination shall be conclusive and described in a resolution of the Board of Directors) that as of the last time (the "Expiration Time") tenders or exchanges may be made pursuant to such tender or exchange offer (as it may be amended) exceeds the Last Reported Sale Price of the Common Stock on the Trading Day next succeeding the Expiration Time, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the Expiration Time by a fraction,

     (i) the numerator of which shall be the sum of (x) the Fair Market Value (determined as aforesaid) of the aggregate consideration payable to shareholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted up to any such maximum, being referred to as the "Purchased Shares") and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) at the Expiration Time and the average of the Last Reported Sale Prices of the Common Stock on the 10 Trading Days commencing on and including the first Trading Day after the Expiration Time, and

     (ii) the denominator of which shall be the product of the number of shares of Common Stock outstanding (including any Purchased Shares) at the Expiration Time multiplied by the average of the


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

Last Reported Sale Prices of the Common Stock on the 10 Trading Days commencing on and including the first Trading Day after the Expiration Time,

such adjustment to become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender or exchange offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if such tender or exchange offer had not been made.

     (g) The Company may make such increases in the Conversion Rate, in addition to those required by this Section 10.04, as the Board of Directors considers to be advisable to avoid or diminish any U.S. federal income tax to holders of Common Stock resulting from any stock dividend or distribution (or rights to acquire capital stock) or from any event treated as such for income tax purposes; provided, however, that such increase in the Conversion Rate shall not adversely affect the interests of the Holders of Securities (after taking into account U.S. federal income tax and other consequences of such increase).

     To the extent permitted by applicable law and the listing requirements of The New York Stock Exchange or any national securities exchange on which the Common Stock is then listed, the Company from time to time may increase the Conversion Rate by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive. Whenever the Conversion Rate is increased pursuant to the preceding sentence or the first paragraph of this Section 10.04(g), the Company shall deliver to the Trustee and Holders of record of the Securities a notice of the increase at least 15 days prior to the date the increased Conversion Rate takes effect, and such notice shall state the increased Conversion Rate and the period during which it shall be in effect.

     (h) All calculations under this Article 10 shall be made by the Company and shall be made to the nearest cent or to the nearest one-ten thousandth of a share, as the case may be, with one half-cent and 0.005 of a share, respectively, being rounded upward. Notwithstanding the foregoing, no adjustment need be made for:

     (i) the issuance of any shares of Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on the Company's securities and the investment of additional optional amounts in shares of Common Stock under any plan,

     (ii) the issuance of any shares of Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit plan or program of or assumed by the Company or any of its Subsidiaries,

     (iii) the issuance of any shares of Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security outstanding as of the date the Securities were first issued, including the issuance of shares of Common Stock upon the conversion or exchange of any of the Company's Class B Common Shares outstanding as of the date the Securities were first issued,

     (iv) a change in the par value of the Common Stock, or

     (v) accrued and unpaid Interest, including Additional Interest, if any.


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

     (i) Whenever the Conversion Rate is adjusted as herein provided, the Company shall promptly file with the Trustee and any Conversion Agent (if other than the Trustee) an Officer's Certificate setting forth the Conversion Rate after such adjustment and setting forth a brief statement of the facts requiring such adjustment. Unless and until a Responsible Officer of the Trustee shall have received such Officer's Certificate, the Trustee shall not be deemed to have knowledge of any adjustment of the Conversion Rate and may assume that the last Conversion Rate of which it has knowledge is still in effect. Promptly after delivery of such certificate, the Company shall prepare a notice of such adjustment of the Conversion Rate setting forth the adjusted Conversion Rate and the date on which each adjustment becomes effective and shall deliver such notice of such adjustment of the Conversion Rate to the Holder of each Security at his last address appearing on the Security register provided for in Section
2.03 of this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of any such adjustment.

     (j) In any case in which this Section 10.04 provides that an adjustment shall become effective immediately after (1) a record date or Ex-Dividend Date for an event, (2) the date fixed for the determination of shareholders entitled to receive a dividend or distribution pursuant to Section 10.04(a), (3) a date fixed for the determination of shareholders entitled to receive rights or warrants pursuant to Section 10.04(b), (4) the effective date of any subdivision or combination of Common Stock, or (5) the Expiration Time for any tender or exchange offer pursuant to Section 10.04(f), (each a "Determination Date"), the Company may elect to defer until the occurrence of the relevant Adjustment Event (as hereinafter defined) (x) issuing to the Holder of any Security converted after such Determination Date and before the occurrence of such Adjustment Event, the additional shares of Common Stock or other securities issuable upon such conversion by reason of the adjustment required by such Adjustment Event over and above the Common Stock issuable upon such conversion before giving effect to such adjustment and (y) paying to such Holder any amount in cash in lieu of any fraction pursuant to Section 10.04(a). For purposes of this Section 10.04(j), the term "Adjustment Event" shall mean:

     (i) in any case referred to in clause (1) hereof, the occurrence of such event,

     (ii) in any case referred to in clause (2) hereof, the date any such dividend or distribution is paid or made,

     (iii) in any case referred to in clause (3) hereof, the date of expiration of such rights or warrants,

     (iv) in any case referred to in clause (4) hereof, the date of such subdivision or combination, and

     (v) in any case referred to in clause (5) hereof, the date a sale or exchange of Common Stock pursuant to such tender or exchange offer is consummated and becomes irrevocable.

     (k) For purposes of this Section 10.04, the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock. The Company shall not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

     Section 10.05 Effect of Reclassification, Consolidation, Merger or Sale.

     (a) If any of the following events occur, namely (i) any reclassification or change of the outstanding shares of Common Stock (other than a subdivision or combination to which Section 10.04(c)


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applies or a change in par value) as a result of which holders of Common Stock shall be entitled to receive Exchange Property with respect to or in exchange for such Common Stock, (ii) any consolidation, merger, binding share exchange or combination of the Company with another Person as a result of which holders of Common Stock shall be entitled to receive Exchange Property with respect to or in exchange for such Common Stock, or (iii) any sale or conveyance of all or substantially all the properties and assets of the Company to any other Person as a result of which holders of Common Stock shall be entitled to receive Exchange Property with respect to or in exchange for such Common Stock, then the Company or the successor or purchasing Person, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) providing for the conversion and settlement of the Securities as set forth in this Indenture. Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 10. If, in the case of any such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance, the Exchange Property receivable thereupon by a holder of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such reclassification, change, consolidation, merger, binding share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing.

     (b) The Conversion Obligation with respect to each $1,000 principal amount of Securities converted following the effective date of any such transaction, shall be calculated (as provided in clause (c) below) based on the Exchange Property. In the event holders of the Common Stock have the opportunity to elect the form of consideration to be received in such transaction (subject to the ability of the Company to settle the Conversion Obligation in cash pursuant to
Section 10.03), the Company shall make adequate provision whereby the Holders of the Securities shall have a reasonable opportunity to determine the form of consideration, consistent with the election rights and restrictions applicable to holders of Common Stock, into which all of the Securities, treated as a single class, shall be convertible from and after the effective date of such transaction. Such determination shall be made pursuant to Section 1.05 and shall be subject to any limitations to which all of the holders of the Common Stock are subject, such as pro-rata reductions applicable to any portion of the consideration payable in such event and shall be conducted in such a manner as to be completed by the date which is the earliest of (a) the deadline for elections to be made by holders of the Common Stock in connection with such transaction, and (b) two Trading Days prior to the anticipated effective date of such event. The Company shall provide notice of the opportunity to determine the form of such consideration, as well as notice of the determination made by Holders of the Securities by issuing a press release and providing a copy of such notice to the Trustee. The Company shall not become a party to any such transaction unless its terms are consistent with the preceding.

     (c) The Conversion Obligation in respect of any Securities converted following the effective date of any such transaction shall be computed in the same manner as set forth in Section 10.03(a) except that (1) the Cash Settlement Averaging Period shall be the 10 Trading Day period beginning on the second Trading Day after the Conversion Date (or, in the event the Conversion Date is on the Business Day prior to the Stated Maturity, the 10 Trading Day period beginning on the second Trading Day after the Stated Maturity), and (2) if the Securities become convertible into Exchange Property, the Last Reported Sale Price of the Common Stock shall be deemed to equal the sum of (A) 100% of the value of any Exchange Property consisting of cash received per share of Common Stock, (B) the Last Reported Sale Price of any Exchange Property received per share of Common Stock consisting of securities that are traded on a U.S. national securities exchange or approved for quotation on The New York Stock Exchange and (C) the Fair Market Value of any other Exchange Property received per share, as determined by three independent nationally recognized investment banks selected by the Company for


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

this purpose. Settlement (in cash and/or shares) shall occur on the third Business Day following the final day of such Cash Settlement Averaging Period, provided, that any amount of the Conversion Settlement Distribution to be delivered in shares of Common Stock shall be paid in Exchange Property rather than shares of Common Stock. If the Exchange Property includes more than one kind of property, the amount of Exchange Property of each kind to be delivered shall be in the proportion that the value of the Exchange Property (as calculated pursuant to Section 10.03) of such kind bears to the value of all such Exchange Property. If the foregoing calculations would require the Company to deliver a fractional share or unit of Exchange Property to a Holder of Securities being converted, the Company shall deliver cash in lieu of such fractional share or unit based on the value of the Exchange Property.

     (d) The Company shall cause notice of the execution of such supplemental indenture to be delivered to each Holder of Securities, at its address appearing on the Security register provided for in Section 2.03 of this Indenture, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

     (e) The above provisions of this Section 10.05 shall similarly apply to successive reclassifications, changes, consolidations, mergers, statutory share exchanges, combinations, sales and conveyances.

     If this Section 10.05 applies to any event or occurrence, Section 10.04 shall not apply.

     Section 10.06 Taxes on Shares Issued.

     The issue of stock certificates on conversions of Securities shall be made without charge to the converting Holder for any tax in respect of the issue thereof, except for applicable withholding, if any. The Company shall not, however, be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of stock in any name other than that of the Holder of any Securities converted, and the Company shall not be required to issue or deliver any such stock certificate unless and until the Person or Persons requesting the issue thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     Section 10.07 Reservation of Shares, Shares to Be Fully Paid; Compliance with Governmental Requirements.

     (a) The Company shall provide, free from preemptive rights, out of its authorized but unissued shares or shares held in treasury, sufficient shares of Common Stock for the conversion of the Securities from time to time as such Securities are presented for conversion.

     (b) Before taking any action which would cause an adjustment increasing the Conversion Rate to an amount that would cause the Conversion Price to be reduced below the then par value, if any, of the shares of Common Stock issuable upon conversion of the Securities, the Company shall take all corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue shares of such Common Stock at such adjusted Conversion Rate.

     (c) (i) The Company covenants that all shares of Common Stock which may be issued upon conversion of Securities shall upon issue be fully paid and non-assessable by the Company and free from all taxes, liens and charges with respect to the issue thereof.

     (ii) The Company covenants that, if any shares of Common Stock to be provided for the purpose of conversion of Securities hereunder require registration with or approval of any governmental


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

or regulatory authority under any federal or state law, regulation or requirement (including but not limited to, the shareholder approval rules of The New York Stock Exchange) before such shares may be validly issued upon conversion, the Company shall in good faith and as expeditiously as possible, to the extent then permitted by the rules and interpretations of the SEC (or any successor thereto), endeavor to secure such registration or approval, as the case may be.

     Section 10.08 Responsibility of Trustee.

     The Trustee and any other Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine the Conversion Rate or whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent or calculation of any such adjustment when made, or with respect to the method employed, or herein or in any supplemental indenture provided to be employed, in making the same. The Trustee and any other Conversion Agent shall not be accountable with respect to the validity or value (or the kind or amount) of any shares of Common Stock, or of any securities or property, which may at any time be issued or delivered upon the conversion of any Security; and the Trustee and any other Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Company to issue, transfer or deliver any shares of Common Stock or stock certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Company contained in this Article 10. Without limiting the generality of the foregoing, neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture entered into pursuant to Section 10.05 relating either to the kind or amount of shares of stock or securities or property (including cash) receivable by Holders upon the conversion of their Securities after any event referred to in such Section 10.05 or to any adjustment to be made with respect thereto, but, subject to the provisions of
Section 7.01, may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon the Officer's Certificate (which the Company shall be obligated to file with the Trustee prior to the execution of any such supplemental indenture) with respect thereto.

     Section 10.09 Notice to Holders Prior to Certain Actions.

     In case:

     (a) the Company shall declare a dividend (or any other distribution) on its Common Stock that would require an adjustment in the Conversion Rate pursuant to
Section 10.04; or

     (b) the Company shall authorize the granting to the holders of all of its Common Stock of rights or warrants to subscribe for or purchase any share of any class or any other rights or warrants that would require an adjustment in the Conversion Rate pursuant to Section 10.04(b); or

     (c) of any reclassification or reorganization of the Common Stock of the Company (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value), or of any consolidation, merger or statutory share exchange to which the Company is a party and for which approval of any shareholders of the Company is required, or of the sale or transfer of all or substantially all of the assets of the Company; or

     (d) of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

the Company shall cause to be filed with the Trustee and to be delivered to each Holder of Securities at his address appearing on the register provided for in
Section 2.03 of this Indenture, as promptly as


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

possible but in any event at least ten (10) days prior to the applicable date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution of rights or warrants, or, if a record is not to be taken, the date as of which the Holders of Common Stock of record to be entitled to such dividend, distribution or rights are to be determined, or (y) the date on which such reclassification, consolidation, merger, or statutory share exchange, sale, transfer, dissolution, liquidation or winding up is expected to become effective or occur, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their Common Stock for securities or other property deliverable upon such reclassification, consolidation, merger, or statutory share exchange, sale, transfer, dissolution, liquidation or winding up. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such dividend, distribution, reclassification, consolidation, merger, or statutory share exchange, sale, transfer, dissolution, liquidation or winding up.

     Section 10.10 Shareholder Rights Plan.

     To the extent that the Company has a rights plan in effect upon conversion of the Securities into Common Stock, a Holder who converts securities shall receive, in addition to the Common Stock, the rights under the rights plan, unless prior to any conversion, the rights have separated from the Common Stock, in which case the Conversion Rate shall be adjusted at the time of separation as if the Company distributed to all Holders of Common Stock, shares of the Company's Capital Stock, evidences of indebtedness or assets as described in
Section 10.04(d) above, subject to readjustment in the event of the expiration, termination or redemption of such rights. In lieu of any such adjustment, the Company may amend such applicable shareholder rights plan to provide that upon conversion of the Securities the Holders shall receive, in addition to the Common Stock issuable upon such conversion, the rights which would have attached to such Common Stock if the rights had not become separated from the Common Stock under such applicable shareholder rights agreement.

     Section 10.11 Unconditional Right of Holders to Convert.

     Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to convert its Security in accordance with this Article 10 and to bring an action for the enforcement of any such right to convert, and such rights shall not be impaired or affected without the consent of such Holder.

     Section 10.12 Limitation on Adjustments.

     The Company shall not take any action that would result in an adjustment pursuant to the foregoing provisions in this Article 10 without complying with The New York Stock Exchange's shareholder approval rules, to the extent applicable.

                                   ARTICLE 11
                                  SUBORDINATION

     Section 11.01 Agreement of Subordination.

     The Company covenants and agrees, and each Holder of Securities issued hereunder by its acceptance thereof likewise covenants and agrees, that all Securities shall be issued subject to the provisions of this Article 11; and each Person holding any Security, whether upon original issue or upon transfer, assignment or exchange thereof, accepts and agrees to be bound by such provisions.

     The payment of the principal, Interest and Additional Interest, if any, on all Securities (including, but not limited to, the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase


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

Price with respect to the Securities subject to redemption or repurchase in accordance with Article 3 and the payment of any cash upon conversion in accordance with Article 10) issued hereunder shall, to the extent and in the manner hereinafter set forth, be subordinated and subject in right of payment to the prior payment in full in cash or other payment satisfactory to the holders of Senior Debt of all Senior Debt, whether outstanding at the date of this Indenture or thereafter incurred.

     No provision of this Article 11 shall prevent the occurrence of any default or Event of Default hereunder.

     Section 11.02 Payments to Holders.

     (a) No payment shall be made with respect to the principal of, redemption of, Interest or Additional Interest, if any, or any other amounts due on the Securities (including, but not limited to, the Redemption Price, the Repurchase Price and the Fundamental Change Repurchase Price with respect to the Securities subject to redemption or purchase in accordance with Article 3 and any payment of cash upon conversion in accordance with Article 10), except (i) payments and distributions made by the Trustee as permitted by the first or second paragraph of Section 11.05 and (ii) as set forth in Section 11.08, if:

     (i) a default in the payment of any Designated Senior Debt occurs and is continuing (or, in the case of Designated Senior Debt for which there is a period of grace, in the event of such a default that continues beyond the period of grace, if any, specified in the instrument evidencing such Designated Senior
Debt) (a "Payment Default"); or

     (ii) a default, other than a Payment Default, occurs and is continuing that then permits holders of such Designated Senior Debt (or any Representative) to accelerate its maturity (a "Non-Payment Default") and a Responsible Officer of the Trustee receives at the Corporate Trust Office a written notice of the default (a "Payment Blockage Notice") from a Representative of Designated Senior Debt.

          Notwithstanding the foregoing, not more than one Payment Blockage Notice may be given in any consecutive 365-day period, irrespective of the number of defaults with respect to Designated Senior Debt during such period. No default which existed or was continuing on the date of the delivery of any Payment Blockage Notice with respect to the Designated Senior Debt whose holders delivered the Payment Blockage Notice may be made the basis of a subsequent Payment Blockage Notice by the holders of such Designated Senior Debt, whether or not within a period of 365 consecutive days, unless the default has been cured or waived for a period of not less than 90 consecutive days.

     The Company may and shall resume payments on and distributions in respect of the Securities:

     (i) in the case of a Payment Default, upon the date upon which such Payment Default is cured or waived or ceases to exist, or

     (ii) in the case of a Non-Payment Default, the earlier of (i) the date on which such Non-Payment Default is cured or waived or ceases to exist, in each case as and to the extent permitted under the documentation for the Designated Senior Debt, or (ii) 179 days from after the date on which the applicable Payment Blockage Notice is received, in each case, unless the maturity of the Designated Senior Debt has been accelerated in which case the immediately preceding clause (i) shall become applicable.


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

     (b) Upon any payment by the Company, or any distribution of assets of the Company of any kind or character, whether in cash, property or securities, to creditors, in each case upon any dissolution or winding-up or liquidation or reorganization of the Company (whether voluntary or involuntary) or in bankruptcy, insolvency, receivership or similar proceedings, all amounts due or to become due upon all Senior Debt shall first be paid in full in cash, or other payments satisfactory to the holders of Senior Debt, before any payment of cash, property or securities is made on account of the principal of, redemption of, Interest or Additional Interest, if any, on, or with respect to the conversion of, the Securities (except (i) payments made pursuant to Article 8 from monies deposited with the Trustee pursuant thereto prior to commencement of proceedings for such dissolution, winding-up, liquidation or reorganization and (ii) Holders may receive junior securities as set forth in Section 11.08); and upon any such dissolution or winding-up or liquidation or reorganization of the Company or bankruptcy, insolvency, receivership or other proceeding, any payment by the Company, or any distribution of assets of the Company of any kind or character, whether in cash, property or securities, to which the Holders of the Securities or the Trustee would be entitled, except for the provision of this Article 11, shall (except as aforesaid) be paid by the Company or by any receiver, trustee in bankruptcy, liquidating trustee, agent or other Person making such payment or distribution, or by the Holders of the Securities or by the Trustee under this Indenture if received by them or it, directly to the holders of Senior Debt (pro rata to such holders on the basis of the respective amounts of Senior Debt held by such holders, or as otherwise required by law or a court order) or their Representative or Representatives, or to the trustee or trustees under any indenture pursuant to which any instruments evidencing any Senior Debt may have been issued, as their respective interests may appear, to the extent necessary to pay all Senior Debt in full in cash, or other payment satisfactory to the holders of Senior Debt, after giving effect to any concurrent payment or distribution to or for the holders of Senior Debt, before any payment or distribution is made to the Holders of the Securities or to the Trustee.

     The consolidation of the Company with, or the merger of the Company into, another corporation or the liquidation or dissolution of the Company following the conveyance, transfer or lease of all or substantially all its property to another corporation upon the terms and conditions provided for in Article 5 shall not be deemed a dissolution, winding-up, liquidation or reorganization for the purposes of this Section 11.02 if such other corporation shall, as a part of such consolidation, merger, conveyance, transfer or lease, comply with the conditions stated in Article 5.

     (c) If the payment of the Securities is accelerated because of an Event of Default, the Company or the Trustee shall promptly notify holders of Senior Debt or their Representatives of such acceleration. The Company shall not pay the Securities until five Business Days after the holders or Representatives for the holders of Senior Debt receive notice of the acceleration and after which the Company shall pay the Securities only if this Article 11 otherwise permits payment at that time.

     In the event that, notwithstanding the foregoing provisions, any payment or distribution of assets of the Company of any kind or character, whether in cash, property or securities (including, without limitation, by way of setoff or otherwise), prohibited by the foregoing, shall be received by the Trustee or the Holders of the Securities before all Senior Debt is paid in full, in cash or other payment satisfactory to the holders of Senior Debt, or provision is made for such payment thereof in accordance with its terms in cash or other payment satisfactory to the holders of Senior Debt, such payment or distribution shall be held in trust for the benefit of, and shall be paid over or delivered to, the holders of Senior Debt or their Representative or Representatives, as their respective interests may appear, as calculated and directed by the Company, for application to the payment of all Senior Debt remaining unpaid to the extent necessary to pay all Senior Debt in full, in cash or other payment satisfactory to the holders of Senior Debt or their Representative, after giving effect to any concurrent payment or distribution, or provision therefor, to or for the holders of such Senior Debt.


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

     Nothing in this Section 11.02 shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.10 and Section 7.07. This Section 11.02 shall be subject to the further provisions of Section 11.05.

     Section 11.03 Subrogation of Securities.

     Subject to the payment in full, in cash or other payment satisfactory to the holders of Senior Debt, of all Senior Debt, the rights of the Holders of the Securities shall be subrogated to the extent of the payments or distributions made to the holders of such Senior Debt pursuant to the provisions of this
Article 11 (equally and ratably with the holders of all indebtedness of the Company which by its express terms is subordinated to Senior Debt of the Company to substantially the same extent as the Securities are subordinated and is entitled to like rights of subrogation) to the rights of the holders of Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to the Senior Debt until the principal, Interest or Additional Interest, if any, on the Securities shall be paid in full in cash or other payment satisfactory to the holders of Securities; and, for the purposes of such subrogation, no payments or distributions to the holders of the Senior Debt of any cash, property or securities to which the Holders of the Securities or the Trustee would be entitled except for the provisions of this Article 11, and no payment pursuant to the provisions of this Article 11, to or for the benefit of the holders of Senior Debt by Holders of the Securities or the Trustee, shall, as between the Company, its creditors other than holders of Senior Debt, and the Holders of the Securities, be deemed to be a payment by the Company to or on account of the Senior Debt; and no payments or distributions of cash, property or securities to or for the benefit of the Holders of the Securities pursuant to the subrogation provisions of this Article 11, which would otherwise have been paid to the holders of Senior Debt shall be deemed to be a payment by the Company to or for the account of the Securities. It is understood that the provisions of this Article 11 are and are intended solely for the purposes of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of the Senior Debt, on the other hand.

     Nothing contained in this Article 11 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of, redemption of, Interest and Additional Interest, if any, on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of the Senior Debt, nor shall anything herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under this Indenture, subject to the rights, if any, under this
Article 11 of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

     Upon any payment or distribution of assets of the Company referred to in this Article 11, the Trustee, subject to the provisions of Section 7.01, and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which such bankruptcy, dissolution, winding-up, liquidation or reorganization proceedings are pending, or a certificate of the receiver, trustee in bankruptcy, liquidating trustee, agent or other person making such payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the persons entitled to participate in such distribution, the holders of the Senior Debt and other indebtedness of the Company, the amount thereof or payable thereon and all other facts pertinent thereto or to this Article 11.


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

     Section 11.04 Authorization to Effect Subordination.

     Each Holder by its acceptance of a Note agrees to be bound by this Article 11 and authorizes and expressly directs the Trustee, on his behalf, to take such action as may be necessary or appropriate to effectuate the subordination between the Holders and the holders of Senior Debt as provided in this Article 11 and appoints the Trustee as attorney-in-fact for any and all such purposes.

     If the Trustee does not file a proof of claim in such proceeding prior to 30 days before the expiration of the time to file a proof of claim in such proceeding, then the holders of Senior Debt (or their Representative) are hereby authorized to have the right to file and are (or is) hereby authorized to file, in the name of the Trustee, a proof of claim for and on behalf of the Holders; provided that (i) if the holders of the Senior Debt (or their Representative) file any proof of claim as contemplated above and the Trustee shall subsequently file a proof of claim in such proceeding before the expiration of the time to file a proof of claim in such proceeding, such subsequent proof of claim filed by the Trustee shall supersede any such proof of claim theretofore filed by the holders of the Senior Debt (or their Representative), and such proof of claim theretofore filed by the holders of the Senior Debt (or their Representative) shall thereupon be deemed to be withdrawn, and (ii) the foregoing provisions of this paragraph shall not be construed to authorize the holders of the Senior Debt (or their Representative) to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes, or to authorize the holders of the Senior Debt (or their Representative) to vote in respect of the claim of any Holder in any such proceeding. This paragraph is intended solely to permit the holders of Senior Debt to preserve their "turnover right" pursuant to the applicable subordination provisions in this Article 11 in circumstances where a proof of claim has not been filed by the Trustee before the expiration of the time to file a proof of claim in a bankruptcy proceeding, and nothing herein is intended to impair the rights of the Trustee under Section 6.10 and Section 7.07.

     Section 11.05 Notice to Trustee.

     The Company shall give prompt written notice in the form of an Officer's Certificate to a Responsible Officer of the Trustee and to any Paying Agent of any fact known to the Company which would prohibit the making of any payment of monies to or by the Trustee or any Paying Agent in respect of the Securities pursuant to the provisions of this Article 11. Notwithstanding the provisions of this Article 11 or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts which would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article 11, unless and until a Responsible Officer of the Trustee shall have actual knowledge thereof or received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officer's Certificate) or a Representative or a holder or holders of Senior Debt or from any trustee thereof.

     The Trustee, subject to the provisions of Section 7.01, shall be entitled to rely on the delivery to it of a written notice by a Representative or a person representing himself to be a holder of Senior Debt (or a trustee on behalf of such holder) or Designated Senior Debt to establish that such notice has been given by a Representative or a holder of Senior Debt or Designated Senior Debt. In the event that the Trustee determines in good faith that further evidence is required with respect to the right of any person as a holder of Senior Debt or Designated Senior Debt to participate in any payment or distribution pursuant to this Article 11, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of Senior Debt or Designated Senior Debt held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and any other facts pertinent to the rights of such Person under this Article 11, and if such evidence is not furnished the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.


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

     Section 11.06 Trustee's Relation to Senior Debt.

     The Trustee in its individual capacity shall be entitled to all the rights set forth in this Article 11 in respect of any Senior Debt at any time held by it, to the same extent as any other holder of Senior Debt, and nothing in
Section 7.11 or elsewhere in this Indenture shall deprive the Trustee of any of its rights as such holder.

     The Trustee shall not be deemed to owe any fiduciary duty to the holders of Senior Debt and shall not be liable to any such Holders if the Trustee shall in good faith mistakenly pay over or distribute to Holders of Securities or to the Company or to any other person cash, property or securities to which any holders of Senior Debt shall be entitled by virtue of this Article 11 or otherwise. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants or obligations as are specifically set forth in this Article 11 and no implied covenants or obligations with respect to holders of Senior Debt shall be read into this Indenture against the Trustee.

     Section 11.07 No Impairment of Subordination.

     No right of any present or future holder of any Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any act or failure to act, in good faith, by any such holder, or by any noncompliance by the Company with the terms, provisions and covenants of this Indenture, regardless of any knowledge thereof which any such holder may have or otherwise be charged with.

     Section 11.08 Certain Issuances Not Deemed Payment.

     For the purposes of this Article 11 only, the issuance and delivery of common stock or other securities into which Securities are then convertible upon conversion of Securities in accordance with Article 10 and the issuance of junior securities in respect of the Securities shall not be deemed to constitute a payment or distribution on account of the principal of such Security or interest. For the purposes of this Article 11, the term "junior securities" means (a) shares of any Capital Stock of any class of the Company, or (b) debt of the Company which is subordinated in right of payment to all Senior Debt that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article 11.

     Section 11.09 Obligations Not Impaired.

     Nothing contained in this Article 11 or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company and the Holders, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 10.

     Section 11.10 Article Applicable to Paying Agents.

     If at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 11 shall (unless the context otherwise requires) be construed as extending to and including such Paying Agent within its meaning as fully for all intents and purposes as if such Paying Agent were named in this
Article 11 in addition to or in place of the Trustee; provided, however, that the first paragraph of Section 11.05 shall not apply to the Company or any Affiliate of the Company if it or such Affiliate acts as Paying Agent.


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     Section 11.11 Senior Debt Entitled to Rely.

     The holders of Senior Debt (including, without limitation, Designated Senior Debt) shall have the right to rely upon this Article 11, and no amendment or modification of the provisions contained herein shall diminish the rights of such holders unless such holders shall have agreed in writing thereto.

                                   ARTICLE 12
                                   GUARANTEES

     Section 12.01 Guarantee.

     (a) Subject to this Article 12, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Holder of a Security authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Securities or the obligations of the Company hereunder or thereunder, that:

     (1) the principal of, premium and Additional Interest, if any, and interest on the Securities will be promptly paid in full when due, whether at Stated Maturity, by acceleration or otherwise, and interest on the overdue principal of and interest on the Securities, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee hereunder or thereunder will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

     (2) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at Stated Maturity, by acceleration or otherwise.

     Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors will be jointly and severally obligated to pay the same immediately. Each Guarantor agrees that this is a guarantee of payment and not a guarantee of collection.

     (b) The obligations of the Guarantors hereunder are independent of the obligations of the Company under the Securities and this Indenture and a separate action or actions may be brought and prosecuted against any Guarantor whether or not an action or proceeding is brought against the Company and whether or not the Company is joined in any such action or proceeding. The liability of the Guarantors hereunder is irrevocable, absolute and unconditional and (to the extent permitted by law) the liability and obligations of the Guarantors hereunder shall not be released, discharged, mitigated, waived, impaired or affected in whole or in part by:

     (i) any defect or lack of validity or enforceability in respect of any Indebtedness or other obligation of the Company or any other Person under this Indenture or the Securities, or any agreement or instrument relating to any of the foregoing;

     (ii) any grants of time, renewals, extensions, indulgences, releases, discharges or modifications which the Trustee or the Holders may extend to, or make with, the Company, any Guarantor or any other Person, or any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations under the Indenture or the Securities, or any other amendment or waiver of, or any consent to or departure from, this Indenture or the Securities, including any increase or decrease in the Obligations under the Indenture or the Securities;

     (iii) the taking of security from the Company, any Guarantor or any other Person, and the release, discharge or alteration of, or other dealing with, such security;


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

     (iv) the occurrence of any change in the laws, rules, regulations or ordinances of any jurisdiction by any present or future action of any governmental authority or court amending, varying, reducing or otherwise affecting, or purporting to amend, vary, reduce or otherwise affect, any of the Obligations under the Indenture or the Securities and the obligations of any Guarantor hereunder;

     (v) the abstention from taking security from the Company, any Guarantor or any other Person or from perfecting, continuing to keep perfected or taking advantage of any security;

     (vi) any loss, diminution of value or lack of enforceability of any security received from the Company, any Guarantor or any other Person, and including any other guarantees received by the Trustee;

     (vii) any other dealings with the Company, any Guarantor or any other Person, or with any security;

     (viii) Trustee's or the Holders' acceptance of compositions from the Company or any Guarantor;

     (ix) the application by the Holders or the Trustee of all monies at any time and from time to time received from the Company, any Guarantor or any other Person on account of any indebtedness and liabilities owing by the Company or any Guarantor to the Trustee or the Holders, in such manner as the Trustee or the Holders deems best and the changing of such application in whole or in part and at any time or from time to time, or any manner of application of collateral, or proceeds thereof, to all or any of the Obligations under the Indenture or the Securities, or the manner of sale of any collateral;

     (x) the release or discharge of the Company or any Guarantor of the Securities or of any Person liable directly as surety or otherwise by operation of law or otherwise for the Securities, other than an express release in writing given by the Trustee, on behalf of the Holders, of the liability and obligations of any Guarantor hereunder;

     (xi) any change in the name, business, capital structure or governing instrument of the Company or any Guarantor or any refinancing or restructuring of any of the Obligations under the Indenture or the Securities;

     (xii) the sale of the Company's or any Guarantor's business or any part thereof;

     (xiii) subject to Section 12.07, any merger or consolidation, arrangement or reorganization of the Company, any Guarantor, any Person resulting from the merger or consolidation of the Company or any Guarantor with any other Person or any other successor to such Person or merged or consolidated Person or any other change in the corporate existence, structure or ownership of the Company or any Guarantor or any change in the corporate relationship between the Company and any Guarantor, or any termination of such relationship;

     (xiv) the insolvency, bankruptcy, liquidation, winding-up, dissolution, receivership, arrangement, readjustment, assignment for the benefit of creditors or distribution of the assets of the Company or its assets or any resulting discharge of any obligations of the Company (whether voluntary or involuntary) or of any Guarantor (whether voluntary or involuntary) or the loss of corporate existence;

     (xv) subject to Section 12.07, any arrangement or plan of reorganization affecting the Company or any Guarantor;


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

     (xvi) any failure, omission or delay on the part of the Company to conform or comply with any term of this Indenture;

     (xvii) any limitation on the liability or obligations of the Company or any other Person under this Indenture, or any discharge, termination, cancellation, distribution, irregularity, invalidity or unenforceability in whole or in part of this Indenture;

     (xviii) any other circumstance (including any statute of limitations) that might otherwise constitute a defense available to, or discharge of, the Company or any Guarantor; or

     (xix) any modification, compromise, settlement or release by the Trustee, or by operation of law or otherwise, of the Obligations under the Indenture or the Securities or the liability of the Company or any other obligor under the Securities, in whole or in part, and any refusal of payment by the Trustee, in whole or in part, from any other obligor or other guarantor in connection with any of the Obligations under the Indenture or the Securities, whether or not with notice to, or further assent by, or any reservation of rights against, each of the Guarantors.

     (c) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors or any custodian, trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Guarantee, to the extent theretofore discharged, will be reinstated in full force and effect.

     (d) Each Guarantor hereby waives all rights of subrogation or contribution, whether arising by contract or operation of law (including, without limitation, any such right arising under federal bankruptcy law) or otherwise by reason of any payment by it pursuant to the provisions of this Article 12 until payment in full of all Obligations under the Indenture, the Securities and the Guarantees. Each Guarantor further agrees that, as between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (1) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 hereof for the purposes of this Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (2) in the event of any declaration of acceleration of such obligations as provided in Article 6 hereof, such obligations (whether or not due and payable) will forthwith become due and payable by the Guarantors for the purpose of this Guarantee. Each Guarantor that makes a payment or distribution under its Guarantee shall be entitled to a contribution from each other Guarantor, if any, so long as the exercise of such right does not impair the rights of the Holders under the Guarantee, in a pro rata amount based on the net assets of each Guarantor, determined in accordance with GAAP.

     Section 12.02 Subordination of Guarantees.

     The Obligations of each Guarantor under its Guarantee pursuant to this
Article 12 will be junior and subordinated to the Senior Debt of such Guarantor on the same basis as the Securities are junior and subordinated to Senior Debt of the Company. For the purposes of the foregoing sentence, the Trustee and the Holders will have the right to receive and/or retain payments by any of the Guarantors only at such times as they may receive and/or retain payments in respect of the Securities pursuant to this Indenture, including Article 11 hereof.

     Each Holder of Securities, by accepting a Security or a Guarantee, acknowledges and agrees that the subordination provisions set forth in Article 11 are, and are intended to be, an inducement and consideration to each holder of Senior Debt, whether such Senior Debt was created or acquired before or after the issuance of the Securities or the Guarantees, to acquire and continue to hold, or to continue to hold, such Senior Debt, and such holder of Senior Debt shall be deemed conclusively to have relied on the


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

subordination provisions set forth in this Article 12 in acquiring and continuing to hold, or in continuing to hold, such Senior Debt.

     The provisions of this Section 12.02, insofar as they relate to the subordination of the Guarantees to Senior Debt of the Company, may not be amended or modified without the written consent of the holders of all Senior Debt.

     Section 12.03 Guarantee is in Addition to Other Security.

     This Guarantee shall be in addition to and not in substitution for any other guarantees which the Trustee may now or hereafter hold in respect of the Obligations under the Indenture and the Securities owing to the Trustee or the Holders by the Company and (except as may be required by law) the Trustee shall be under no obligation to marshal in favor of each of the Guarantors any other guarantees or any moneys or other assets which the Trustee may be entitled to receive or upon which the Trustee or the Holders may have a claim.

     Section 12.04 Failure to Exercise Rights Shall Not Operate as a Waiver; No Suspension of Remedies.

     (a) No failure to exercise and no delay in exercising, on the part of the Trustee or the Holders, any right, power, privilege or remedy under this Article 12 and this Guarantee shall operate as a waiver thereof, nor shall any single or partial exercise of any rights, power, privilege or remedy preclude any other or further exercise thereof, or the exercise of any other rights, powers, privileges or remedies. The rights and remedies herein provided for are cumulative and not exclusive of any rights or remedies provided in law or equity.

     (b) Nothing contained in this Article 12 shall limit the right of the Trustee or the Holders to take any action to accelerate the maturity of the Securities pursuant to Article 6 or to pursue any rights or remedies hereunder or under applicable law.

     Section 12.05 Limitation on Guarantor Liability.

     Each Guarantor that is a Subsidiary of the Company, and by its acceptance hereof each Holder, hereby confirms that it is the intention of all such parties that the Guarantee by such Guarantor pursuant to its Guarantee not constitute a fraudulent transfer or conveyance for purposes of the Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar federal or state law. To effectuate the foregoing intention, the Holders and such Guarantor hereby irrevocably agree that the obligations of such Guarantor under its Guarantee shall be limited to the maximum amount which, after giving effect to all other contingent and fixed liabilities of such Guarantor, and after giving effect to any collections from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under its Guarantee or pursuant to its contribution obligations under this Indenture, will result in the obligations of such Guarantor under its Guarantee not constituting such fraudulent transfer or conveyance.

     Section 12.06 Execution and Delivery of Guarantee.

     To evidence its Guarantee set forth in Section 12.01 hereof, each Guarantor hereby agrees that a notation of such Guarantee substantially in the form attached as Exhibit F hereto will be endorsed by an Officer of such Guarantor on each Security authenticated and delivered by the Trustee and that this Indenture will be executed on behalf of such Guarantor by one of its Officers.


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

     Each Guarantor hereby agrees that its Guarantee set forth in Section 12.01 hereof will remain in full force and effect notwithstanding any failure to endorse on each Security a notation of such Guarantee.

     If an Officer whose signature is on this Indenture or on the Guarantee no longer holds that office at the time the Trustee authenticates the Security on which a Guarantee is endorsed, the Guarantee will be valid nevertheless.

     The delivery of any Security by the Trustee, after the authentication thereof hereunder, will constitute due delivery of the Guarantee set forth in this Indenture on behalf of the Guarantor.

     In the event that the Company or any of its Subsidiaries creates or acquires any Domestic Subsidiary after the date of this Indenture, if required by Section 4.09 hereof, the Company will cause such Domestic Subsidiary to comply with the provisions of Section 4.09 hereof and this Article 12, to the extent applicable.

     Section 12.07 Releases.

     (a) In the event that any Guarantor no longer guarantees Indebtedness of the Company or any of the Subsidiaries of the Company that was incurred, issued or raised in a public or private U.S. capital markets transaction, other than the Securities, then such Guarantor will be released and relieved of any obligations under its Guarantee. Upon delivery by the Company to the Trustee of an Officer's Certificate and an Opinion of Counsel to the effect that such Guarantor no longer guarantees such Indebtedness, the Trustee will execute any documents reasonably required in order to evidence the release of any Guarantor from its obligations under its Guarantee and this Indenture.

     (b) Upon satisfaction and discharge of this Indenture in accordance with
Article 12 hereof, each Guarantor will be released and relieved of any obligations under its Guarantee.

     Any Guarantor not released from its obligations under its Guarantee as provided in this Section 12.07 will remain liable for the full amount of principal of and interest and premium and Additional Interest, if any, on the Securities and for the other obligations of any Guarantor under this Indenture as provided in this Article 12.

                                   ARTICLE 13
                                  MISCELLANEOUS

     Section 13.01 Trust Indenture Act Controls.

     If any provision of this Indenture limits, qualifies, or conflicts with another provision which is required to be included in this Indenture by the TIA, the required provision shall control.

     Section 13.02 Notices.

     Any request, demand, authorization, notice, waiver, consent or communication by the Company, any Guarantor or the Trustee to the other is duly given if in writing and delivered in person or mailed by first-class mail, postage prepaid, addressed as follows or transmitted by facsimile transmission to the following facsimile numbers:

if to the Company and/or any Guarantor:

     Invacare Corporation
     One Invacare Way


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

     Elyria, Ohio 44036
     Attention: General Counsel
     Facsimile: (440) 329-6975

     With a copy to:

     Calfee, Halter & Griswold LLP
     1400 McDonald Investment Center
     800 Superior Avenue
     Cleveland, Ohio 44114
     Facsimile: (216) 241-0816
     Attention: Douglas A. Neary

if to the Trustee:

     Wells Fargo Bank, N.A.
     Corporate Trust Services
     MAC N9303-120
     608-2nd Avenue South
     Minneapolis, MN 55479
     Attention: Invacare Account Manager
     Facsimile: (612) 667-9825

     The Company, any Guarantor or the Trustee by notice given to the other in the manner provided above may designate additional or different addresses for subsequent notices or communications.

     Any notice or communication given to a Securityholder shall be delivered to the Securityholder, in accordance with the procedures of the Registrar or by first-class mail, postage prepaid, at the Securityholder's address as it appears on the registration books of the Registrar and shall be sufficiently given if so delivered within the time prescribed.

     Failure to deliver a notice or communication to a Securityholder or any defect in it shall not affect its sufficiency with respect to other Securityholders. If a notice or communication is delivered in the manner provided above, it is duly given, whether or not received by the addressee; provided, however, that no notice to the Trustee shall be deemed to be duly given unless and until the Trustee actually receives same at the address given above.

     If the Company delivers a notice or communication to the Securityholders, it shall deliver a copy to the Trustee and each Registrar, Paying Agent, Conversion Agent or co-registrar.

     Section 13.03 Communication by Holders with Other Holders.

     Securityholders may communicate pursuant to TIA Section 312(b) with other Securityholders with respect to their rights under this Indenture or the Securities. The Company, the Trustee, the Registrar, the Paying Agent, the Conversion Agent and anyone else shall have the protection of TIA Section 312(c).

     Section 13.04 Certificate and Opinion as to Conditions Precedent.

     Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:


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

     (i) an Officer's Certificate stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

     (ii) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

     Section 13.05 Statements Required in Certificate or Opinion.

     Each Officer's Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include:

     (i) a statement that each person making such Officer's Certificate or Opinion of Counsel has, on behalf of the Company, read such covenant or condition;

     (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officer's Certificate or Opinion of Counsel are based;

     (iii) a statement that, in the opinion of each such person, he has made such examination or investigation as is necessary to enable such person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

     (iv) a statement that, in the opinion of such person, such covenant or condition has been complied with.

     Section 13.06 Separability Clause.

     In case any provision in this Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

     Section 13.07 Rules by Trustee, Paying Agent, Conversion Agent and
Registrar.

     The Trustee may make reasonable rules for action by or a meeting of Securityholders. The Registrar, the Conversion Agent and the Paying Agent may make reasonable rules for their functions.

     Section 13.08 Legal Holidays.

     A "legal holiday" is any day other than a Business Day. If any specified date (including a date for giving notice) is a legal holiday, the action shall be taken on the next succeeding day that is not a legal holiday, and, if the action to be taken on such date is a payment in respect of the Securities, no interest shall accrue with respect to such payment for the intervening period.

     Section 13.09 Governing Law.

     THIS INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF.

     Section 13.10 No Recourse Against Others.

     A director, officer, employee or shareholders, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or the Guarantors under the Securities, this


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

Indenture or the Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

     Section 13.11 Successors.

     All agreements of the Company in this Indenture and the Securities shall bind its successors. All agreements of the Trustee in this Indenture shall bind its successors. All agreements of each Guarantor in this Indenture shall bind its successors.

     Section 13.12 Multiple Originals.

     The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture.


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

     IN WITNESS WHEREOF, the undersigned, being duly authorized, have executed this Indenture on behalf of the respective parties hereto as of the date first above written.

                                        INVACARE CORPORATION


                                        By: /s/ Gerald B. Blouch
                                            ------------------------------------
                                        Name: Gerald B. Blouch
                                        Title: President and COO

                                        ADAPTIVE SWITCH LABORATORIES, INC.
                                        INVACARE FLORIDA CORPORATION
                                        INVACARE CREDIT CORPORATION
                                        THE AFTERMARKET GROUP, INC.
                                        THE HELIXX GROUP, INC.
                                        CHAMPION MANUFACTURING INC.
                                        HEALTHTECH PRODUCTS, INC.
                                        INVACARE CANADIAN HOLDINGS, INC.
                                        INVACARE INTERNATIONAL CORPORATION


                                        By: /s/ Gerald B. Blouch
                                            ------------------------------------
                                        Name: Gerald B. Blouch
                                        Title: President

                                        KUSCHALL, INC.
                                        ALTIMATE MEDICAL, INC.
                                        INVACARE SUPPLY GROUP, INC.
                                        INVACARE HOLDINGS, LLC


                                        By: /s/ Gerald B. Blouch
                                            ------------------------------------
                                        Name: Gerald B. Blouch
                                        Title: President

                                        FREEDOM DESIGNS, INC.


                                        By: /s/ Gerald B. Blouch
                                            ------------------------------------
                                        Name: Gerald B. Blouch
                                        Title: President

                                        MEDBLOC, INC.
                                        GARDEN CITY MEDICAL INC.


                                        By: /s/ Bradford J. Patrick
                                            ------------------------------------
                                        Name: Bradford J. Patrick
                                        Title: Assistant Secretary

                                        INVACARE FLORIDA HOLDINGS, LLC


                                        By: /s/ Gerald B. Blouch
                                            ------------------------------------
                                        Name: Gerald B. Blouch
                                        Title: President

     IN WITNESS WHEREOF, the undersigned, being duly authorized, has executed this Indenture on behalf of the Trustee as of the date first above written.

                                        WELLS FARGO BANK, N.A.,
                                        as Trustee


                                        By: /s/ Lynn M. Steiner
                                            ------------------------------------
                                        Name: Lynn M. Steiner
                                        Title: Vice President


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

                                                                       EXHIBIT A

                        [FORM OF FACE OF GLOBAL SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS TO NOMINEES OF THE DEPOSITORY TRUST COMPANY, OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN ARTICLE TWO OF THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[THIS DEBENTURE AND ANY COMMON SHARES ISSUABLE UPON THE CONVERSION OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS DEBENTURE IS HEREBY NOTIFIED THAT THE SELLER OF THIS DEBENTURE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS DEBENTURE AND ANY COMMON SHARES ISSUABLE UPON THE CONVERSION OF THIS DEBENTURE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT
(A)(1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS DEBENTURE, ANY COMMON SHARES ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS DEBENTURE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO

THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS DEBENTURE AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS DEBENTURE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.] [RESTRICTED LEGEND TO BE INCLUDED SO LONG AS RESTRICTED GLOBAL SECURITY]

                              INVACARE CORPORATION

           4.125% Convertible Senior Subordinated Debentures Due 2027

CUSIP: 461203AC5

ISSUE DATE: February 12, 2007   Principal Amount: $135,000,000
No. _____

     INVACARE CORPORATION, an Ohio corporation, promises to pay to Cede & Co. or registered assigns, the principal amount of ONE HUNDRED THIRTY FIVE MILLION dollars, on February 1, 2027.

     Interest Rate: 4.125% per year.

     Interest Payment Dates: February 1 and August 1 of each year, commencing August 1, 2007.

     Interest Record Date: January 15 and July 15 of each year.

     Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated: February 12, 2007

                                        INVACARE CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


TRUSTEE'S CERTIFICATE OF
AUTHENTICATION

WELLS FARGO BANK, N.A.,
as Trustee, certifies that this is
one of the Securities referred to in
the within-mentioned Indenture.


By:
    ---------------------------------
    Authorized Officer

Dated: February 12, 2007

                      [FORM OF REVERSE OF GLOBAL SECURITY]

           4.125% Convertible Senior Subordinated Debentures Due 2027

     This Security is one of a duly authorized issue of 4.125% Convertible Senior Subordinated Debentures Due 2027 (the "Securities") of Invacare Corporation, an Ohio corporation (including any successor corporation under the Indenture hereinafter referred to, the "Company"), issued under an Indenture, dated as of February 12, 2007 (the "Indenture"), among the Company, the Guarantors and Wells Fargo Bank, N.A., as trustee (the "Trustee"). This Security is entitled to the benefits of the Guarantees by the Guarantors of the punctual payment when due and performance of the obligations under the Indenture and this Security. Reference is made to Article 12 of the Indenture for a statement of the respective rights, limitations of rights, duties and obligations under the Guarantees of the Guarantors. The terms of the Security include those stated in the Indenture, those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended ("TIA"), and those set forth in this Security. This Security is subject to all such terms, and Holders are referred to the Indenture and the TIA for a statement of all such terms. To the extent permitted by applicable law, in the event of any inconsistency between the terms of this Security and the terms of the Indenture, the terms of the Indenture shall control. Capitalized terms used but not defined herein have the meanings assigned to them in the Indenture unless otherwise indicated.

1.   INTEREST.

     The Securities shall bear interest on the principal amount thereof at a rate of 4.125% per year. The Company shall pay Additional Interest, if any, as set forth in the Indenture.

     Interest shall be payable in cash semi-annually in arrears on each Interest Payment Date to Holders at the close of business on the preceding Interest Record Date. Interest shall be computed on the basis of a 360-day year comprised of twelve 30 day months.

     The Company shall pay Interest to the Securityholder of record on the Interest Record Date even if the Company elects to redeem, or Securityholders elect to require the Company to repurchase, the Securities on a date that is after an Interest Record Date but on or prior to the corresponding Interest Payment Date. In that instance, the Company shall pay accrued and unpaid Interest on the Securities being redeemed to, but not including, the Redemption Date, the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, in cash to the Securityholder of record on the Interest Record Date.

     If the principal amount of any Security, or any accrued and unpaid Interest, if any, are not paid when due (whether upon acceleration pursuant to Section 6.02 of the Indenture, upon the date set for payment of the Redemption Price pursuant to Section 4 hereof, upon the date set for payment of the Repurchase Price or Fundamental Change Repurchase Price pursuant to Section 5 hereof, upon the Stated Maturity of the Securities or upon the Interest Payment Dates), then in each such case the overdue amount shall, to the extent permitted by law, bear cash interest at the rate of 4.125% per annum, compounded semi-annually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable in cash on demand but if not so demanded shall be paid quarterly to the Holders on the last day of each quarter.

2.   METHOD OF PAYMENT.

     Except as provided below, the Company shall pay Interest, including Additional Interest, if any, on (i) Global Securities, to DTC in immediately available funds, (ii) any Certificated Security having an aggregate principal amount of $2,000,000 or less, by check mailed to the Holder of such Security and
(iii) any Certificated Security having an aggregate principal amount of more than $2,000,000, by wire transfer in immediately available funds if requested by the Holder of any such Security as least five business days prior to the relevant Interest Payment Date.

     At Stated Maturity, the Company shall pay Interest on Certificated Securities at the Company's office or agency maintained for that purpose, which initially shall be the office or agency of the Trustee located at MAC N9303-120, 608-2nd Avenue South, Minneapolis, MN 55479.

     Subject to the terms and conditions of the Indenture, the Company shall make payments in cash in respect of Redemption Prices, Repurchase Prices, Fundamental Change Repurchase Prices and at Stated Maturity to Holders who surrender Securities to a Paying Agent to collect such payments in respect of the Securities. The Company shall pay cash amounts in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Company may make such cash payments by check payable in such money.

3.   INDENTURE.

     The Securities are general unsecured obligations of the Company limited to $135,000,000 aggregate principal amount. The Indenture does not limit other indebtedness of the Company, secured or unsecured.

4.   REDEMPTION AT THE OPTION OF THE COMPANY.

     No sinking fund is provided for the Securities. The Securities are redeemable for cash, in whole or in part, on or after February 6, 2012 through and including February 1, 2017, at a redemption price (the "Redemption Price") equal to 100% of the principal amount of those Securities, plus accrued and unpaid Interest and accrued and unpaid Additional Interest, if any, on those Securities up to, but not including, the Redemption Date if the Last Reported Sale Price of the Common Stock for at least 20 Trading Days during the period of 30 consecutive Trading Days ending on the last Trading Day is more than 130% of the Conversion Price in effect on such last Trading Day (such last Trading Day being no later than February 1, 2017). The Securities are also redeemable for cash at the option of the Company, in whole or in part, at any time or from time to time on or after February 1, 2017 upon not less than 30 nor more than 60 days' notice by mail for a Redemption Price equal to 100% of the principal amount of those Securities plus accrued and unpaid Interest and accrued and unpaid Additional Interest, if any, on those Securities up to, but not including, the Redemption Date.

     In no event shall any Security be redeemable before February 6, 2012.

5.   PURCHASE BY THE COMPANY AT THE OPTION OF THE HOLDER.

     Subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase, at the option of the Holder, all or any portion of the Securities held by such Holder on February 1, 2017 and February 1, 2022 in integral multiples of $1,000 at a Repurchase Price equal to 100% of the principal amount of those Securities plus accrued and unpaid Interest and accrued and unpaid Additional Interest, if any, on those Securities up to, but not including, the Repurchase Date. To exercise such right, a Holder shall deliver to the Paying Agent a Repurchase Notice containing the information set forth in the Indenture, at any time from the opening of business on the date that is 25 Business Days prior to such Repurchase Date until the close of business on the second Business Day prior to such Repurchase Date, and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

     At the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to repurchase the Securities held by such Holder after the occurrence of a Fundamental Change for a Fundamental Change Repurchase Price equal to 100% of the principal amount of those Securities plus accrued and unpaid Interest and accrued and unpaid Additional Interest, if any, on those Securities up to, but not including, the Fundamental Change Repurchase Date. To exercise such right, a Holder shall deliver to the Paying Agent a Fundamental Change Repurchase Notice containing the information set forth in the Indenture at any time on or prior to the close of business on the second Business Day prior to such Fundamental Change Repurchase Date and shall deliver the Securities to the Paying Agent as set forth in the Indenture.

     Holders have the right to withdraw any Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, by delivering to the Paying Agent a written notice of withdrawal in accordance with the provisions of the Indenture.

     If cash sufficient to pay the Repurchase Price or Fundamental Change Repurchase Price, as the case may be, of all Securities or portions thereof to be purchased as of the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, is deposited with the Paying Agent prior to or on the Repurchase Date or the Fundamental Change Repurchase Date, as the case may be, Interest and Additional Interest, if any, shall cease to accrue on such Securities (or portions thereof) on and following such Repurchase Date or Fundamental Change Repurchase Date, and the Holder thereof shall have no other rights as such other than the right to receive the Repurchase Price or Fundamental Change Repurchase Price upon surrender of such Security.

6.   NOTICE OF REDEMPTION.

     Notice of redemption pursuant to Section 4 of this Security shall be mailed at least 30 days but not more than 60 days before the Redemption Date to each Holder of Securities to be redeemed at the Holder's registered address. If money sufficient to pay the Redemption Price of all Securities (or portions thereof) to be redeemed on the Redemption Date is deposited with the Paying Agent prior to or on the Redemption Date, Interest and Additional Interest, if any, shall cease to accrue on such Securities or portions thereof on and following such Redemption Date, and the Holder thereof shall have no other rights as such other than the right to receive the Redemption Price upon surrender of such Security. Securities in denominations larger than $1,000 principal amount may be redeemed in part but only in integral multiples of $1,000 of principal amount.

7.   CONVERSION.

     Subject to the occurrence of certain events and in compliance with the provisions of the Indenture (including, without limitation, the conditions to conversion of this Security set forth in Section 10.01 thereof), a Holder is entitled, at such Holder's option, to convert the Holder's Security (or any portion of the principal amount thereof that is $1,000 or an integral multiple of $1,000), into cash or a combination of cash and fully paid and nonassessable shares of Common Stock at the Conversion Rate in effect at the time of conversion.

     The Company shall notify Holders of any event triggering the right to convert the Securities as specified in the Indenture.

     A Security in respect of which a Holder has delivered a Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, exercising the option of such Holder to require the Company to purchase such Security, may be converted only if such Repurchase Notice or Fundamental Change Repurchase Notice, as the case may be, is withdrawn in accordance with the terms of the Indenture.

     The initial Conversion Rate is 40.3323 shares of Common Stock per $1,000 principal amount, subject to adjustment in certain events described in the Indenture. The Conversion Rate shall not be adjusted for any accrued and unpaid Interest or accrued and unpaid Additional Interest, if any. Upon conversion, no payment shall be made by the Company with respect to accrued and unpaid Interest and accrued and unpaid Additional Interest, if any. Instead, such amount shall be deemed paid by the cash and shares of Common Stock, if any, delivered upon conversion of any Security. In addition, no payment or adjustment shall be made in respect of dividends on the Common Stock, except as set forth in the Indenture.

     In addition, following certain corporate transactions as set forth in
Section 10.01(b) of the Indenture that occur on or prior to February 1, 2017 and that also constitute a Change of Control, a Holder who elects to convert its Securities in connection with such corporate transaction shall be entitled to receive Additional Shares of Common Stock upon conversion. Notwithstanding the previous sentence, in the case of a Public Acquirer Change of Control, the Company may, in lieu of increasing the Conversion Rate by Additional Shares, elect to adjust the Conversion Rate and Conversion Obligation such that from and after the effective date of such Public Acquirer Change of Control, Holders of the Securities shall be entitled to convert their Securities into a number of shares of Public Acquirer Common Stock, as determined pursuant to Section 10.01(d) of the Indenture.

     To surrender a Security for conversion, a Holder must (1) complete and manually sign the Conversion Notice attached hereto (or complete and manually sign a facsimile of such notice) and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents, (4) if required by
Section 10.02(f) of the Indenture, pay Interest and Additional Interest and (5) pay any transfer or similar tax, if required.

     No fractional shares of Common Stock shall be issued upon conversion of any Security. Instead of any fractional share of Common Stock that would otherwise be issued upon conversion of such Security, the Company shall pay a cash adjustment as provided in the Indenture.

     If the Company engages in any reclassification of the Common Stock (other than a subdivision or combination of its outstanding Common Stock, or a change in par value, or from par value to no par value, or from no par value to par value) or is party to a consolidation, merger, binding share exchange or transfer of all or substantially all of its assets, and as a result of any such event the Holders of Common Stock would be entitled to receive Exchange Property for their Common Stock, upon conversion of the Securities after the effective date of such event, the Conversion Obligation and the Conversion Settlement Distribution shall be based on the applicable Conversion Rate and the Exchange Property, in each case in accordance with the Indenture.

8.   SUBORDINATION

     To the extent provided in the Indenture, the Securities and the Guarantees are subordinated to Senior Debt, as defined in the Indenture, of the Company and each Guarantor. The Company and each Guarantor agree, and each Holder of Securities by accepting a Security agrees, to the subordination provisions contained in the Indenture and authorizes the Trustee to give it effect and appoints the Trustee as attorney-in-fact for such purpose.

9.   PAYING AGENT, CONVERSION AGENT AND REGISTRAR.

     Initially, the Trustee shall act as Paying Agent, Conversion Agent and Registrar. The Company may appoint and change any Paying Agent, Conversion Agent or Registrar without notice, other than notice to the Trustee. The Company or any of its Subsidiaries or any of their Affiliates may act as Paying Agent, Conversion Agent or Registrar.

10.  DENOMINATIONS; TRANSFER; EXCHANGE.

     The Securities are in fully registered form, without coupons, in denominations of $1,000 of principal amount and integral multiples of $1,000. A Holder may transfer or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not transfer or exchange any Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) for a period of 15 days before the mailing of a notice of redemption of Securities to be redeemed or any Securities in respect of which a Repurchase Notice or Fundamental Change Repurchase Notice has been given and not withdrawn (except, in the case of a Security to be purchased in part, the portion of the Security not to be purchased).

11.  PERSONS DEEMED OWNERS.

     The registered Holder of this Security may be treated as the owner of this Security for all purposes.

12.  UNCLAIMED MONEY OR SECURITIES.

     The Trustee and the Paying Agent shall return to the Company upon written request any money or securities held by them for the payment of any amount with respect to the Securities that remains unclaimed for two years, subject to applicable abandoned property law. After return to the Company, Holders entitled to the money or securities must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

13.  AMENDMENT; WAIVER.

     Subject to certain exceptions set forth in the Indenture, (i) the Indenture or the Securities may be amended with the written consent of the Holders of at least a majority in aggregate principal amount of the outstanding Securities and
(ii) certain Events of Defaults may be waived with the written consent of the Holders of a majority in aggregate principal amount of the outstanding Securities. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company and the Trustee may amend the Indenture or the Securities (i) to add guarantees with respect to the Securities or secure the Securities, (ii) to remove any guarantee added to the Securities pursuant to clause (i), unless such guarantee is required pursuant to Section 5.01(a) of the Indenture, (iii) to conform any non-conforming language or defined terms in the terms in the text of this Indenture or the Securities to any provision of the "Description of the Debentures" section of the Offering Memorandum so that such provision in the "Description of the Debentures" section reflects a verbatim recitation of a provision of this Indenture or the Securities, (iv) to add to the covenants or Events of Defaults of the Company for the benefit of the Holders of Securities, (v) to surrender any right or power conferred upon the Company in the Indenture, (vi) to provide for conversion rights of Holders of Securities if any reclassification or change of the Company's Common Stock or any consolidation, merger or sale of all or substantially all of the Company's assets occurs, (vii) to provide for the assumption by a successor Person (and the public acquirer, if applicable) of the Company's obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer, sale, lease or other disposition as provided under the Indenture and to provide for the assumption by a successor Guarantor Person of a Guarantor's obligations under its Guarantee in the case of a merger or consolidation as provided under the Indenture, (viii) to provide for uncertificated Securities in addition to or in place of Certificated Securities; provided, however, that uncertificated Securities are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that uncertificated Securities are described in
Section 163(f)(2)(B) of the Code, (ix) to change the Conversion Rate in accordance with the Indenture; provided, however, that any increase in the Conversion Rate other than pursuant to Article 10 shall not adversely affect the interests of the Holders of Securities (after taking into account U.S. federal income tax and other consequences of such increase), (x) to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the TIA, (xi) to cure any ambiguity or to correct or supplement any provision in the Indenture which may be a mistake or inconsistent with any other provision in the Indenture or which is otherwise defective (xii) make other changes to the Indenture or forms or terms of the Securities, provided that no such change individually or in the aggregate with all other such changes have or will have a material adverse effect on the interests of the Holders of Securities, (xiii) to establish the form of Securities if issued in definitive form or issue any Securities pursuant to the over-allotment option pursuant to the Purchase Agreement, (xiv) to evidence and provide for the acceptance of the appointment under the Indenture of a successor Trustee and (xv) irrevocably elect to pay the principal of the Securities in cash or to pay all of the Conversion Obligation in shares of Common Stock.

14.  DEFAULTS AND REMEDIES.

     If any Event of Default with respect to Securities shall occur and be continuing, the principal amount of the Securities and any accrued and unpaid Interest and accrued and unpaid Additional Interest, if any, on all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

15.  TRUSTEE DEALINGS WITH THE COMPANY.

     Subject to certain limitations imposed by the TIA, the Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not Trustee.

16.  CALCULATIONS IN RESPECT OF SECURITIES.

     The Company or its agents shall be responsible for making all calculations called for under the Securities including, but not limited to, determination of the market prices for the Securities and of the Common Stock and the amount of Additional Interest, if any, accrued on the Securities. Any calculations made in good faith and without manifest error shall be final and binding on Holders of the Securities. The Company or its agents shall be required to deliver to the Trustee a schedule of its calculations and the Trustee shall be entitled to conclusively rely upon the accuracy of such calculations without independent verification.

17.  NO RECOURSE AGAINST OTHERS.

     A director, officer, employee or shareholder, as such, of the Company or any Guarantor shall not have any liability for any obligations of the Company or the Guarantors under the Securities, the Indenture or the Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

18.  AUTHENTICATION.

     This Security shall not be valid until an authorized signatory of the Trustee manually signs the Trustee's Certificate of Authentication on the other side of this Security.

19.  ABBREVIATIONS.

     Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with right of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors
Act).

20.  GOVERNING LAW.

     THE LAWS OF THE STATE OF NEW YORK SHALL GOVERN THE INDENTURE AND THIS SECURITY, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF.

21.  COPY OF INDENTURE.

     The Company shall furnish to any Securityholder upon written request and without charge a copy of the Indenture, which has in it the text of this Security in larger type. Requests may be made to:

Invacare Corporation
One Invacare Way
Elyria, Ohio 44036
Attention: General Counsel
Facsimile No.: (440) 329-6975

ASSIGNMENT FORM                                     CONVERSION NOTICE
---------------                         ----------------------------------------

_____________________________________   ________________________________________
To assign this Security, fill in the    To convert this Security, check the box
form below:

_____________________________________   ________________________________________
I or we assign and transfer this        To convert only part of this Security,
Security to                             state the principal amount to be
                                        converted (which must be $1,000 or an
                                        integral multiple of $1,000):

_____________________________________
(Insert assignee's soc. sec. or tax     If you want the stock certificate made
 ID no.)                                out in another person's name fill in the
                                        form below:
_____________________________________   ________________________________________

_____________________________________   ________________________________________

_____________________________________   (Insert the other person's soc. sec. Tax
                                        ID no.)
(Print or type assignee's name,
address and zip code)

and irrevocably appoint
                                        ________________________________________

___________________ agent to transfer   ________________________________________
this Security on the books of the
Company.  The agent may substitute      ________________________________________
another to act for him.
                                        ________________________________________

                                        ________________________________________
                                        (Print or type other person's name,
                                        address and zip code)


Date:                                   Your Signature:
      -------------------------------                   ------------------------


-------------------------------------
(Sign exactly as your name appears on
 the other side of this Security)

Signature Guaranteed


-------------------------------------

Participant in a Recognized Signature

Guarantee Medallion Program


By:
    ---------------------------------
    Authorized Signatory

                       SCHEDULE OF INCREASES AND DECREASES
                               OF GLOBAL SECURITY

  Initial Principal Amount of Global Security: ONE HUNDRED THIRTY FIVE MILLION
                             Dollars ($135,000,000).

            Amount of            Amount of        Principal Amount
           Increase in          Decrease in      of Global Security       Notation by
        Principal Amount     Principal Amount      After Increase        Registrar or
Date   of Global Security   of Global Security       or Decrease      Security Custodian
----   ------------------   ------------------   ------------------   ------------------


                                                                       EXHIBIT B


                     [FORM OF FACE OF CERTIFICATED SECURITY]

[THIS DEBENTURE AND ANY COMMON SHARES ISSUABLE UPON THE CONVERSION OF THIS DEBENTURE HAVE NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS DEBENTURE IS HEREBY NOTIFIED THAT THE SELLER OF THIS DEBENTURE MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THIS DEBENTURE AND ANY COMMON SHARES ISSUABLE UPON THE CONVERSION OF THIS DEBENTURE MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT
(A)(1) TO A PERSON WHO THE TRANSFEROR REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER WITHIN THE MEANING OF RULE 144A UNDER THE SECURITIES ACT ACQUIRING FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (2) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (3) TO AN INSTITUTIONAL INVESTOR THAT IS AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) OF REGULATION D UNDER THE SECURITIES ACT PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT (IF AVAILABLE) OR (4) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND (B) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER JURISDICTIONS.

THIS DEBENTURE, ANY COMMON SHARES ISSUABLE UPON ITS CONVERSION AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS DEBENTURE AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY. THE HOLDER OF THIS DEBENTURE AND ANY SUCH SHARES SHALL BE DEEMED BY THE ACCEPTANCE OF THIS DEBENTURE AND ANY SUCH SHARES TO HAVE AGREED TO ANY SUCH AMENDMENT OR SUPPLEMENT.] [RESTRICTED LEGEND TO BE INCLUDED SO LONG AS RESTRICTED GLOBAL SECURITY]

                              INVACARE CORPORATION

           4.125% Convertible Senior Subordinated Debentures Due 2027

CUSIP: 461203AC5
ISSUE DATE: February 12, 2007   Principal Amount: $ 135,000,000
No. ____

INVACARE CORPORATION, an Ohio corporation, promises to pay to __________ or registered assigns, the principal amount of _____________________, on February 1, 2027.

Interest Rate: 4.125% per year.

Interest Payment Dates: February 1 and August 1 of each year, commencing August 1, 2007.

Interest Record Date: January 15 and July 15 of each year.

Reference is hereby made to the further provisions of this Security set forth on the reverse side of this Security, which further provisions shall for all purposes have the same effect as if set forth at this place.

IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

Dated:
       ------------------------------

                                        INVACARE CORPORATION


                                        By:
                                            ------------------------------------
                                        Title:
                                               ---------------------------------

TRUSTEE'S CERTIFICATE OF AUTHENTICATION

__________________________,


WELLS FARGO BANK, N.A.,
as Trustee, certifies that this is
one of the Securities referred to in
the within-mentioned Indenture.


By
   ----------------------------------
   Authorized Signatory

Dated:
       ------------------------------

      [FORM OF REVERSE OF CERTIFICATED SECURITY IS IDENTICAL TO EXHIBIT A.]

                                                                       EXHIBIT C

                              INVACARE CORPORATION
                              NOTICE OF REDEMPTION

[DATE]

To the Holders of the 4.125% Convertible Senior Subordinated Debentures Due 2027 issued by Invacare Corporation:

Invacare Corporation (the "Issuer") by this written notice hereby exercises, pursuant to Section 3.01 of that certain Indenture (the "Indenture"), dated as of February 12, 2007, among the Issuer, the Guarantors party thereto and Wells Fargo Bank, N.A., its right to redeem $[_________] of its 4.125% Convertible Senior Subordinated Debentures Due 2027 (the "Securities"). All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

1. Redemption Date: [_______ _, ____]

2. Redemption Price: $[______]

3. Conversion Rate: Each $1,000 principal amount of the Securities is convertible at your option into cash and common stock, if any, at a rate of [insert number of shares] shares of the Issuer's common stock, without par value (the "Common Stock"), subject to adjustment, during the period described below.

4. Paying Agent and Conversion Agent: [NAME] [ADDRESS]

5. The Securities called for redemption may be converted at your option at any time from the date of this Notice of Redemption until 5:00 p.m. on the second Business Day immediately prior to the Redemption Date set forth above.

6. The Securities called for redemption and not converted at your election prior to 5:00 p.m. on the second Business Day immediately prior to Redemption Date set forth above shall be redeemed on the Redemption Date.

7. If you elect to convert your Securities, you must satisfy the requirements for conversion set forth in your Securities.

8. Your Securities called for redemption must be surrendered by you (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to [Name of Paying Agent] at [insert address] in order for you to collect the Redemption Price.

9. [The Securities bearing the following Certificate Number(s) in the principal amount set forth below opposite such Certificate Number(s) are being redeemed:

Certificate Number(s)   Principal Amount]
---------------------   -----------------


10. Unless the Issuer defaults in making the payment of the Redemption Price owed to you, Interest and Additional Interest, if any, on your Securities called for redemption shall cease to accrue on and after the Redemption Date.

11. CUSIP Number: [_______]

                                                            INVACARE CORPORATION

                                                                       EXHIBIT D

                              INVACARE CORPORATION
                              NOTICE OF REPURCHASE

[DATE]

To the Beneficial Owners of the 4.125% Convertible Senior Subordinated Debentures Due 2027 (the "Securities") issued by Invacare Corporation:

     Invacare Corporation (the "Issuer") by this written notice hereby notifies you, pursuant to Section 3.07 of that certain Indenture (the "Indenture"), dated as of February 12, 2007, among the Issuer, the Guarantors party thereto and Wells Fargo Bank, N.A., that you may request the Issuer to repurchase your Securities by delivery of a Repurchase Notice. Included herewith is the form of Repurchase Notice to be completed by you if you wish to have your Securities repurchased by the Issuer. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Indenture.

1. Repurchase Date: [___________ __, ____]

2. Repurchase Price: [$__________]

3. Conversion Rate: To the extent described in Item 5 below, each $1,000 principal amount of the Securities is convertible into [insert number of shares] shares of the Issuer's common stock, without par value (the "Common Stock"), subject to adjustment.

4. Paying Agent and Conversion Agent: [NAME] [ADDRESS]

5. The Securities as to which you have delivered a Repurchase Notice to the Paying Agent may be converted if they are otherwise convertible pursuant to
Article 10 of the Indenture and the terms of the Securities only if you withdraw such Repurchase Notice pursuant to the terms of the Indenture. You may be entitled to have your Securities converted into cash or a combination of cash and shares of the Issuer's common stock, if any:

     (i) during any fiscal quarter of the Issuer commencing after the fiscal quarter ending March 31, 2007 (and only during such quarter), if the last reported sale price (as defined in the Indenture) of the Issuer's common stock for at least 20 trading days in the 30 trading-day period ending on the last trading day of the preceding fiscal quarter was more than 130% of the conversion price (as defined in the Indenture) on such trading day;

     (ii) during the five business days immediately after any five consecutive trading-day period in which the trading price (as defined in the Indenture) per $1,000 principal amount of the Securities for each day of that period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate (as defined in the Indenture) of the Securities on each such day;

     (iii) if the Issuer has called the Securities for redemption;

     (iv) on or after November 1, 2026; or

     (v) upon the occurrence of certain specified corporate transactions described in the Indenture.

6. The Securities as to which you have delivered a Repurchase Notice must be surrendered by you (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to [Name of Paying Agent] at [insert address] in order for you to collect the Repurchase Price.

7. The Repurchase Price for the Securities as to which you have delivered a Repurchase Notice and not withdrawn such Repurchase Notice shall be paid promptly following the later of the business day immediately following such Repurchase Date and the date you deliver such Securities to [Name of Paying Agent].

8. In order to exercise your option to have the Issuer repurchase your Securities, you must deliver the Repurchase Notice, duly completed by you with the information required by such Repurchase Notice (as specified in Section 3.07 of the Indenture) and deliver such Repurchase Notice to the Paying Agent at any time from 9:00 a.m. on [insert day that is 25 Business Days prior to Repurchase Date] until 5:00 p.m. on the [insert day that is the second Business Day prior to the Repurchase Date].

9. In order to withdraw any Repurchase Notice previously delivered by you to the Paying Agent, you must deliver to the Paying Agent, by 5:00 p.m. on [insert day that is the Repurchase Date], a written notice of withdrawal specifying (i) the certificate number, if any, of the Securities in respect of which such notice of withdrawal is being submitted, (ii) the principal amount of the Securities in respect of which such notice of withdrawal is being submitted, and (iii) if you are not withdrawing your Repurchase Notice for all of your Securities, the principal amount of the Securities which still remain subject to the original Repurchase Notice.

10. Unless the Issuer defaults in making the payment of the Repurchase Price owed to you, Interest and Additional Interest, if any, on your Securities as to which you have delivered a Repurchase Notice shall cease to accrue on and after the Repurchase Date.

11. CUSIP Number: [______]

                                                            INVACARE CORPORATION

                                                                       EXHIBIT E

                              INVACARE CORPORATION
                              NOTICE OF OCCURRENCE
                              OF FUNDAMENTAL CHANGE

[DATE]

To the Holders of the 4.125% Convertible Senior Subordinated Debentures Due 2027 (the "Securities") issued by Invacare Corporation:

     Invacare Corporation (the "Issuer") by this written notice hereby notifies you, pursuant to Section 3.08 of that certain Indenture (the "Indenture"), dated as of February 12, 2007, among the Issuer, the Guarantors party thereto and Wells Fargo Bank, N.A., that a Fundamental Change (as such term and other capitalized terms used herein and not otherwise defined herein is defined in the Indenture) as described below has occurred. Included herewith is the form of Fundamental Change Repurchase Notice to be completed by you if you wish to have your Securities repurchased by the Issuer.

1. Fundamental Change: [Insert brief description of the Fundamental Change and the date of the occurrence thereof].

2. Date by which Fundamental Change Repurchase Notice must be delivered by you to Paying Agent in order to have your Securities repurchased:

3. Fundamental Change Repurchase Date: [_____________ __, ____]

4. Fundamental Change Repurchase Price: [$______]

5. Paying Agent and Conversion Agent: [NAME] [ADDRESS]

6. Conversion Rate: To the extent described in Item 7 below, each $1,000 principal amount of the Securities is convertible into [insert number of shares] shares of the Issuer's common stock, without par value (the "Common Stock"), subject to adjustment.

7. The Securities as to which you have delivered a Fundamental Change Repurchase Notice to the Paying Agent may be converted if they are otherwise convertible pursuant to Article 10 of the Indenture and the terms of the Securities only if you withdraw such Fundamental Change Repurchase Notice pursuant to the terms of the Indenture. You may be entitled to have your Securities converted into cash or a combination of cash and shares of the Issuer's common stock:

     (i) during any fiscal quarter of the Issuer commencing after the fiscal quarter ending March 31, 2007 (and only during such fiscal quarter), if the last reported sale price (as defined in the Indenture) of the Issuer's common stock for at least 20 trading days in the 30 trading-day period ending on the last trading day of the preceding fiscal quarter was more than 130% of the conversion price (as defined in the Indenture) on such last trading day;

     (ii) during the five business days immediately after any five consecutive trading-day period in which the trading price (as defined in the Indenture) per $1,000 principal amount of the Securities for each day of that period was less than 98% of the product of the last reported sale price of the Common Stock and the conversion rate (as defined in the Indenture) of the Securities on each such day;

     (iii) if the Issuer has called the Securities for redemption;

     (iv) on or after November 1, 2026; or

     (v) upon the occurrence of certain specified corporate transactions described in the Indenture.

8. The Securities as to which you have delivered a Fundamental Change Repurchase Notice must be surrendered by you (by effecting book entry transfer of the Securities or delivering Certificated Securities, together with necessary endorsements, as the case may be) to [Name of Paying Agent] at [insert address] in order for you to collect the Fundamental Change Repurchase Price.

9. The Fundamental Change Repurchase Price for the Securities as to which you have delivered a Fundamental Change Repurchase Notice and not withdrawn such Notice shall be paid promptly following the later of the Business Day immediately following such Fundamental Change Repurchase Date and the date you deliver such Securities to [Name of Paying Agent].

10. In order to have the Issuer repurchase your Securities, you must deliver the Fundamental Change Repurchase Notice, duly completed by you with the information required by such Fundamental Change Repurchase Notice (as specified in Section
3.08 of the Indenture) and deliver such Fundamental Change Repurchase Notice to the Paying Agent at any time from 9:00 a.m. on the date of the occurrence of the Change of Control until 5:00 p.m. on the second Business Day prior to the Fundamental Change Repurchase Date.

11. In order to withdraw any Fundamental Change Repurchase Notice previously delivered by you to the Paying Agent, you must deliver to the Paying Agent, by 5:00 p.m. on the Fundamental Change Repurchase Date, a written notice of withdrawal specifying (i) the certificate number, if any, of the Securities in respect of which such notice of withdrawal is being submitted, (ii) the principal amount of the Securities in respect of which such notice of withdrawal is being submitted, and (iii) if you are not withdrawing your Fundamental Change Repurchase Notice for all of your Securities, the principal amount of the Securities which still remain subject to the original Fundamental Change Repurchase Notice.

12. Unless the Issuer defaults in making the payment of the Fundamental Change Repurchase Price owed to you, Interest and Additional Interest, if any, on your Securities as to which you have delivered a Fundamental Change Repurchase Notice shall cease to accrue on and after the Fundamental Change Repurchase Date.

13. CUSIP Number: [______]

                                                            INVACARE CORPORATION

                                                                       EXHIBIT F

                          FORM OF NOTATION OF GUARANTEE

     For value received, each Guarantor (which term includes any successor Person under the Indenture) has, jointly and severally, unconditionally guaranteed, to the extent set forth in the Indenture and subject to the provisions in the Indenture dated as of February 12, 2007 (the "Indenture") among Invacare Corporation, (the "Company"), the Guarantors party thereto and Wells Fargo Bank, N.A., as trustee (the "Trustee"), (a) the due and punctual payment of the principal of, premium and Additional Interest, if any, and interest on, the Securities, whether at maturity, by acceleration or otherwise, the due and punctual payment of interest on overdue principal of and interest on the Securities, if any, if lawful, and the due and punctual performance of all other obligations of the Company under the Indenture to the Holders or the Trustee all in accordance with the terms of the Indenture and (b) in case of any extension of time of payment or renewal of any Securities or any of such other obligations, that the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. This Guarantee is subordinated to the Senior Debt of the relevant Guarantor to the extent described in the Indenture. The obligations of the Guarantors to the Holders of Securities and to the Trustee pursuant to the Guarantee and the Indenture are expressly set forth in
Article 12 of the Indenture and reference is hereby made to the Indenture for the precise terms of the Guarantee. Each Holder of a Security, by accepting the same, (a) agrees to and shall be bound by such provisions (b) authorizes and directs the Trustee, on behalf of such Holder, to take such action as may be necessary or appropriate to effectuate the subordination as provided in the Indenture and (c) appoints the Trustee attorney-in-fact of such Holder for such purpose. This Guarantee may be released in accordance with the Indenture without any further act by any Holder.

     Capitalized terms used but not defined herein have the meanings given to them in the Indenture.

                                        [NAME OF GUARANTOR(S)]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                                                       EXHIBIT G

                         FORM OF SUPPLEMENTAL INDENTURE
                    TO BE DELIVERED BY SUBSEQUENT GUARANTORS

     SUPPLEMENTAL INDENTURE (this "Supplemental Indenture"), dated as of ____________________________________, 20_____, among ___________________ (the
"Guaranteeing Subsidiary"), a subsidiary of Invacare Corporation (or its permitted successor), an Ohio corporation (the "Company"), the Company, the other Guarantors (as defined in the Indenture referred to herein) and Wells Fargo Bank, N.A., as trustee under the Indenture referred to below (the "Trustee").

                                   WITNESSETH

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (the "Indenture"), dated as of February 12, 2007 providing for the issuance of 4.125% Convertible Senior Subordinated Debentures due February 1, 2027 (the "Securities");

     WHEREAS, the Indenture provides that under certain circumstances the Guaranteeing Subsidiary shall execute and deliver to the Trustee a supplemental indenture pursuant to which the Guaranteeing Subsidiary shall unconditionally guarantee all of the Company's Obligations under the Securities and the Indenture on the terms and conditions set forth herein (the "Guarantee"); and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the Company, the other Guarantors, the Guaranteeing Subsidiary and the Trustee mutually covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. The Guaranteeing Subsidiary hereby agrees to provide an unconditional Guarantee on the terms and subject to the conditions set forth in the Guarantee and in the Indenture, including but not limited to Article 12 thereof.

3. NO RECOURSE AGAINST OTHERS. A director, officer, employee or shareholders, as such, of the Guaranteeing Subsidiary shall not have any liability for any obligations of the Company or the Guarantors under the Securities, this Indenture or the Guarantees or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Securities.

4. NEW YORK LAW TO GOVERN. THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF.

5. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

6. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

7. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the recitals contained herein, all of which recitals are made solely by the Guaranteeing Subsidiary, the Company and the other Guarantors.

     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed and attested, all as of the date first above written.

Dated: _______________, 20___

                                        [GUARANTEEING SUBSIDIARY]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        INVACARE CORPORATION


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------

                                        [EXISTING GUARANTORS]


                                        By:
                                            ------------------------------------
                                        Name:
                                              ----------------------------------
                                        Title:
                                               ---------------------------------


                                        WELLS FARGO BANK, N.A., as Trustee


                                        By:
                                            ------------------------------------
                                            Authorized Signatory

                                                                      SCHEDULE I

The following table sets forth the Stock Prices and the number of Additional Shares per $1,000 principal amount of Securities.

                                  STOCK PRICE

Effective
   Date....  $20.24  $22.00  $24.00  $26.00  $28.00  $30.00  $35.00  $40.00  $50.00  $60.00  $70.00  $80.00  $90.00  $100.00
12-Feb-07..    9.07    7.91    6.86    6.03    5.36    4.80    3.78    3.09    2.22    1.69    1.33    1.06    0.86     0.71
1-Feb-08...    8.65    7.44    6.36    5.52    4.85    4.30    3.33    2.69    1.91    1.45    1.14    0.92    0.75     0.62
1-Feb-09...    8.22    6.94    5.81    4.94    4.26    3.72    2.78    2.20    1.54    1.17    0.93    0.75    0.61     0.51
1-Feb-10...    7.82    6.43    5.21    4.28    3.58    3.03    2.13    1.62    1.10    0.83    0.66    0.54    0.45     0.37
1-Feb-11...    7.58    6.01    4.62    3.57    2.78    2.19    1.31    0.90    0.58    0.44    0.36    0.29    0.24     0.20
1-Feb-12...    7.68    5.94    4.36    3.07    2.02    1.18    0.00    0.00    0.00    0.00    0.00    0.00    0.00     0.00
1-Feb-13...    7.87    6.05    4.39    3.07    1.99    1.14    0.00    0.00    0.00    0.00    0.00    0.00    0.00     0.00
1-Feb-14...    8.02    6.08    4.35    2.98    1.90    1.05    0.00    0.00    0.00    0.00    0.00    0.00    0.00     0.00
1-Feb-15...    8.14    6.04    4.23    2.86    1.80    0.98    0.00    0.00    0.00    0.00    0.00    0.00    0.00     0.00
1-Feb-16...    8.13    5.67    3.71    2.34    1.39    0.71    0.00    0.00    0.00    0.00    0.00    0.00    0.00     0.00
1-Feb-17...    9.07    5.12    1.33    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00    0.00     0.00

This Cross-Reference Table is not part of the Indenture.